UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Abercrombie & Fitch Co.
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Abercrombie & Fitch Co.

6301 Fitch Path

New Albany, Ohio 43054

(614) 283-6500

April 30, 2018

Dear Fellow Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Abercrombie & Fitch Co. (the “Company”) to be held at 10:00 a.m., Eastern Daylight Time, on Thursday, June 14, 2018, at our offices located at 6301 Fitch Path, New Albany, Ohio 43054. We hope that you will be able to attend and participate in the Annual Meeting, at which time we will have the opportunity to review the business and operations of our Company.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain stockholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record at the close of business on April 16, 2018. At the same time, we provided those stockholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our stockholders on the Internet allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Accordingly, after reading the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy by telephone, Internet or mail as described in the Proxy Statement. If you submit your proxy over the Internet, you will have the opportunity to agree to receive future stockholder documents electronically via e-mail, and we encourage you to do so.

If you have any questions or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

Fran Horowitz	Terry L. Burman
Chief Executive Officer	Non-Executive Chairman of the Board

PAGE
2018 PROXY STATEMENT SUMMARY	3
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	12
PROXY STATEMENT	14
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	15
PROPOSAL 1 — ELECTION OF DIRECTORS	21
Majority Vote Standard in Uncontested Director Election	21
Nominees	22
Certain Relationships and Related Person Transactions	30
Director Independence	32
Meetings of and Communications with the Board	34
Board Leadership Structure	34
Committees of the Board	38
Director Qualifications and Consideration of Director Candidates	42
Director Nominations	43
Nominations of Individuals for Election as Directors at the 2019 Annual Meeting Using Proxy Access	44
Directors Who Substantially Change Their Job Responsibility	44
Board Role in Risk Oversight	44
Compensation of Directors	46
Corporate Governance Guidelines	51
Code of Business Conduct and Ethics	51
Compensation and Organization Committee Interlocks and Insider Participation	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	52
Section 16(a) Beneficial Ownership Reporting Compliance	54
PROPOSAL 2 — ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	55
Required Vote	55
COMPENSATION DISCUSSION AND ANALYSIS	55
Executive Summary	56
Compensation Process and Objectives	61
Fiscal 2017 Compensation Actions	62
Role of the Compensation and Organization Committee	69
Compensation and Benefits Structure	70
REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE ON EXECUTIVE COMPENSATION	75
EXECUTIVE OFFICER COMPENSATION	77
Summary Compensation Table	77
CEO Pay Ratio	78
Grants of Plan-Based Awards	79
Outstanding Equity Awards	81
Stock Options and Stock Appreciation Rights Exercised and Restricted Stock Units Vested and Performance Share Awards Earned	82
Nonqualified Deferred Compensation	83
Potential Payments Upon Termination or Change of Control	84
EQUITY COMPENSATION PLANS	92
PROPOSAL 3 — APPROVAL OF AMENDMENT TO THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES TO AUTHORIZE 2,200,000 ADDITIONAL SHARES	94
Purpose	95
Corporate Governance Practices	96
Summary of the 2016 Associates LTIP, as Proposed to be Amended	96
New Benefits Under the 2016 Associates LTIP	103
Aggregate Past Grants Under the 2016 Associates LTIP	103
U.S. Federal Income Tax Consequences	104
Required Vote	107

2018 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	10:00 a.m., Eastern Daylight Time, June 14, 2018

• Place	6301 Fitch Path New Albany, Ohio 43054

• Record Date	April 16, 2018

• Voting	Stockholders as of the record date are entitled to one vote per share. Each share of Class A Common Stock, $0.01 par value per share (the “Common Stock”), is entitled to one vote for each director nominee and one vote with respect to each of the other proposals to be voted on.

• How to Cast Your Vote	Even if you plan to attend the Annual Meeting in person, please vote as soon as possible and, in any event, prior to 11:59 p.m., Eastern Daylight Time, on June 13, 2018. You can vote in one of the following ways prior to the date of the Annual Meeting:

Internet	Telephone	Mail
Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions.	Call 1-800-690-6903: You can use any touch-tone telephone. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.	If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Meeting Agenda and Voting Matters

Board Vote Recommendation
Election of Nine Directors	FOR EACH OF THE BOARD’S NOMINEES
Other Management Proposals:

• Advisory Resolution to Approve Executive Compensation	FOR

• Approval of Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 2,200,000 Additional Shares	FOR

• Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending February 2, 2019	FOR

Stockholder Proposal:

• Adoption of a Policy Regarding Accelerated Vesting of Equity Awards of Senior Executive Officers Upon a Change in Control	AGAINST

Evolution of Abercrombie & Fitch Leadership

The Company’s multi-year leadership transition, which began at the end of Fiscal 2013 and included the retirement of our former Chief Executive Officer, culminated in the elevation of Fran Horowitz to Chief Executive Officer of the Company, effective February 1, 2017. In addition to the promotion of Ms. Horowitz, Joanne C. Crevoiserat was promoted to the Chief Operating Officer role on February 1, 2017 and Scott Lipesky was hired as our Chief Financial Officer effective October 2, 2017. Among other factors, these changes were designed to align with our move towards a brand-based organization model, which was envisioned in Fiscal 2016 with the hiring of our Brand Presidents, Kristin Scott and Stacia Andersen.

Our Board experienced significant changes in its leadership structure concurrent with the change to our Leadership Team. Arthur C. Martinez remained in his role as our Executive Chairman of the Board following the appointment of Ms. Horowitz as Chief Executive Officer, although the Office of the Chairman was dissolved at that time. Further, in an effort to support Mr. Martinez in the stewardship of the Company, the Board appointed Terry L. Burman as Lead Independent Director in March 2017 and, on January 22, 2018, Mr. Burman was named as our Non-Executive Chairman of the Board, effective February 3, 2017. Additionally, Mr. Martinez notified the Company of his intention to retire from the Board, effective upon the expiration of his current term as a director. As such, Mr. Martinez ceased to serve in the capacity as our Executive Chairman of the Board on February 3, 2018.

Fiscal 2017 Financial Results

We were pleased by our performance in Fiscal 2017, which reflected progress throughout the year and culminated in positive comparable sales for the fourth quarter across brands, channels and geographies. By staying close to our customers, executing to our brand playbooks and maintaining our disciplined approach to expense management, we delivered both top and bottom line growth for the year.

Overall, Fiscal 2017 was a year of significant progress across all brands. We achieved several important milestones, including Hollister growing to $2 billion in sales, Abercrombie returning to positive comparable sales for the fourth quarter and record digital sales across all brands. We continued to improve the customer experience with ongoing investments in loyalty programs, stores, direct-to-consumer and omnichannel capabilities.

We have a strong balance sheet, proven cost management discipline and a clear plan for building on the foundations we laid in Fiscal 2017. For Fiscal 2018, we will continue to focus our attention and our investments on engaging our customers with compelling assortments and new experiences, in clearly defined brand voices, positioning our business for sustainable long-term growth.

Election of Directors to One-Year Term

Director Election: Nine directors are to be elected at the Annual Meeting. Each director nominee is to be elected to our Board for a one-year term and will be eligible for re-election to our Board in 2019.

Majority Voting Standard Applies: The Annual Meeting is expected to be uncontested with respect to the election of directors. As a result, each director nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes and abstentions will not be treated as votes cast.

Upon the unanimous recommendation of the Nominating and Board Governance Committee, the Board has unanimously nominated and unanimously recommends a vote “FOR” each of the following nominees for election as directors at the Annual Meeting:

Name	Age	Director Since

Kerrii B. Anderson Independent Director	60	2018

James B. Bachmann Chair of the Audit and Finance Committee Independent Director	75	2003

Bonnie R. Brooks Independent Director	64	2014

Terry L. Burman Non-Executive Chairman of the Board Chair of the Executive Committee Independent Director	72	2014

Sarah M. Gallagher Independent Director	66	2014

Michael E. Greenlees Chair of the Compensation and Organization Committee Independent Director	71	2011

Archie M. Griffin Chair of the Corporate Social Responsibility Committee Independent Director	63	2000

Fran Horowitz Chief Executive Officer	54	2017

Charles R. Perrin Chair of the Nominating and Board Governance Committee Independent Director	72	2014

Please see the description of the respective backgrounds of the Nominees beginning on page 22 of the Proxy Statement under the caption “Nominees.” We believe that the Nominees bring particular expertise, leadership skills and institutional knowledge that make them invaluable to the Company. In particular:

•	Ms. Anderson serves as a member of our Audit and Finance Committee. She is a practiced board director and audit committee chair with chief executive officer, chief financial officer and consumer products experience, most recently serving as President and Chief Executive Officer of Wendy’s International, Inc. (now The Wendy’s Company) during a transformative time at that company. She has a strong record of leadership in operations and strategy as well as extensive corporate governance experience through her service on other public company boards. Her extensive experience in accounting and financial reporting and analysis and prior experience as a chief executive officer of a public company and chief financial officer of several public companies, in addition to other public company board service, make Ms. Anderson a valuable asset to the Board and our Audit and Finance Committee.

•	Mr. Bachmann serves as the Chair of our Audit and Finance Committee and as a member of our Corporate Social Responsibility Committee. He currently serves as the Lead Independent Director and a member of the Audit Committee of Lancaster Colony Corporation. His significant public company accounting and financial expertise, thorough review of the financial and risk management issues applicable to the Company and diligent engagement with management have helped the Company navigate the increasingly complex financial and risk management issues we face. In addition, his operational experience as the Managing Partner of the Columbus, Ohio office of Ernst & Young LLP provides the Company with valuable operational insights.

•	Ms. Brooks serves as a member of our Compensation and Organization Committee and our Nominating and Board Governance Committee. She most recently served as Vice Chair of Hudson’s Bay Company, an international retailer based in Toronto, Canada. Ms. Brooks brings to the Board substantial experience in the retail industry, having served as chief executive officer and president of three large companies operating branded and upscale department stores in the United States, Canada, Europe and Asia. In addition, as a native and current resident of Canada having tenure with Canada-based, Asia-based and European-based retailers, Ms. Brooks provides the Company with additional expertise with respect to the nuances of conducting retail operations in international markets. In addition to her retail market operational expertise, Ms. Brooks’ public company board experience makes her highly qualified to serve as a director of the Company.

•	Mr. Burman has served as the Non-Executive Chairman of the Board of the Company and Chair of our Executive Committee since February 3, 2018, and prior thereto, he served as the Lead Independent Director of the Company from March 27, 2017 to February 3, 2018. In addition to serving as the Non-Executive Chairman of the Board of the Company, Mr. Burman currently serves as the Chair of our Executive Committee. In addition to his prior service as the Lead Independent Director of the Company, he previously served as the Chair of our Nominating and Board Governance Committee from June 18, 2015 to February 23, 2018 and as a member of our Compensation and Organization Committee from February 19, 2014 to February 3, 2018. Mr. Burman currently serves as Chairman of the Board of Tuesday Morning Corporation, a closeout retailer of upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts in the United States. His experience as a chief executive officer in the retail industry, his significant international management experience, and his general business and financial acumen are very valuable to the Company and provide the Board with important insight into specialty retail industries as well as strategy and business development.

•	Ms. Gallagher serves as a member of our Corporate Social Responsibility Committee and our Nominating and Board Governance Committee. She most recently served as Executive Chairperson of the Rebecca Taylor woman’s fashion brand. Ms. Gallagher’s over 40 years of retail experience, including more than 30 years with Fortune 500 brands, and status as one of the early movers in the e-Commerce space with more than 15 years of service in that aspect of the retail business, bring valuable expertise and insight to the Board as the Company continues to expand our focus on direct-to-consumer business opportunities, both within the United States and internationally.

•	Mr. Greenlees serves as the Chair of our Compensation and Organization Committee and as a member of our Audit and Finance Committee. He is currently Chairman of Scoota, a privately-held programmatic advertising business based in the U.K. Until April 30, 2016, Mr. Greenlees served as a member of the Board of Directors and as an Executive Director of Ebiquity plc, a U.K.-based company that provides data-driven insights to the global media and marketing community, after having served as Chief Executive Officer of Ebiquity plc from 2007 to December 2015. Mr. Greenlees’ experience within the global media and marketing community, and his service with several public companies, are very valuable to the Company. In addition, as a U.K. native and current resident, Mr. Greenlees adds to the Company’s international experience and profile.

•

Mr. Griffin serves as the Chair of our Corporate Social Responsibility Committee and as a member of our Nominating and Board Governance Committee. Mr. Griffin retired from The Ohio State University on June 30, 2017 and most recently served as Senior Advisor within the Office of Advancement at The Ohio State University from July 2015 until his retirement. Mr. Griffin is one of the most well-respected and well-recognized individuals in the State of Ohio. Mr. Griffin’s experience on the Board and institutional knowledge of the Company are also valuable.

•	Ms. Horowitz has served as the Chief Executive Officer of the Company and a member of our Executive Committee since February 1, 2017. Prior thereto, she had served as President & Chief Merchandising Officer for all brands of the Company since December 21, 2015 and was a member of the Office of the Chairman of the Company from December 2014 until the Office of the Chairman of the Company was dissolved, effective February 1, 2017. As the principal executive officer of the Company, Ms. Horowitz brings to the Board not only more than 30 years of retail experience but also critical knowledge of the Company’s operations. In electing Ms. Horowitz as Chief Executive Officer and a director of the Company, the Board recognized the leadership she has shown in the turnaround for the Company’s Hollister brand and in energizing the Company’s associates around important cultural values, a customer-centric mindset and a commitment to ensuring the Company’s success. Her efforts have earned her the respect of both the Board and associates throughout the Company’s global operations which have served the Company and the Board well as she leads the Company forward.

•	Mr. Perrin serves as Chair of our Nominating and Board Governance Committee and as a member of our Audit and Finance Committee and our Compensation and Organization Committee. He served as the non-executive Chairman of The Warnaco Group, Inc., from March 2004 to February 2013. He served as a director of Campbell Soup Company from 1999 until 2017. Mr. Perrin brings to the Board substantial experience in and perspective on consumer marketing, business operations and the packaged goods industry. Mr. Perrin served in leadership positions at not only The Warnaco Group, Inc. but also Avon Products, Inc. and Duracell International, Inc. His extensive background in retail, sales and marketing are very valuable to the Company.

Other Company Proposals

•	Advisory Resolution to Approve Executive Compensation: We are asking stockholders to approve an advisory resolution on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. The Board recommends a vote “FOR” this proposal because we believe the Company’s executive compensation policies and practices are effective in aligning the interests of our executive officers with the achievement of our financial goals and the creation of long-term stockholder value.

•	Approval of Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 2,200,000 Additional Shares: We are asking stockholders to approve an amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (the “2016 Associates LTIP”) to authorize 2,200,000 additional shares of Common Stock. The Board recommends a vote “FOR” this proposal to enable the Company to continue to pay competitively and assist in attracting, retaining and motivating highly talented executives and associates. Additional shares are needed to continue to make grants consistent with historic grant practices. No changes to the 2016 Associates LTIP are proposed for consideration by the stockholders at the Annual Meeting other than the increase in the authorized number of shares of Common Stock.

•	Ratification of Appointment of Independent Registered Public Accounting Firm: As a matter of good governance, we are asking stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019. The Board recommends a vote “FOR” this proposal.

Stockholder Proposal

•	Adoption of Policy Regarding Accelerated Vesting of Equity Awards of Senior Executive Officers upon a Change in Control: We expect that The Teamster Affiliates Pension Plan will present a proposal at the Annual Meeting with respect to the adoption of a policy regarding accelerated vesting of equity awards of senior executive officers upon a change in control. The Board recommends a vote “AGAINST” this proposal.

Ongoing Stockholder Engagement

The Company continued to have extensive dialogue with our stockholders in the fiscal year ended February 3, 2018 (“Fiscal 2017”). Over the past twelve months, the Company estimates that it held discussions with stockholders who, in the aggregate, represented approximately 50% of the shares of Common Stock eligible to be voted at the Annual Meeting. The Company expects to continue such discussions prior to the Annual Meeting and, as a matter of policy and practice, fosters and encourages engagement with our stockholders on compensation and other matters on an ongoing basis.

Executive Compensation Highlights

We believe that our executive compensation policies and practices appropriately align the interests of our executive officers with the achievement of our financial goals and the creation of long-term stockholder value. They reflect a continued focus on performance and support the Company’s transition to a brand-based organization. We offer compensation opportunities that are: (i) competitive with those offered by similar specialty retail organizations and other companies with which the Company competes for high caliber executive talent; and (ii) delivered in a mix of programs and vehicles that emphasize “at risk” components of pay, that are only earned upon the achievement of rigorous performance goals.

In evaluating this year’s “Say on Pay” proposal, we recommend that you review our “COMPENSATION DISCUSSION AND ANALYSIS” section that begins on page 55 of the Proxy Statement, which explains how and why the Compensation and Organization Committee arrived at its executive compensation decisions for Fiscal 2017 and beyond.

Our compensation programs remained unchanged in Fiscal 2017. Our Fiscal 2017 compensation structure allowed the flexibility to differentiate high performance during a year of strategic changes and operational improvements and also served as a meaningful retention tool for our Leadership Team. An overview of our compensation programs for Fiscal 2017 is shown below:

Base Salary

•	Base salaries are reviewed annually in March and upon a significant change in an executive officer’s role.

•	For Fiscal 2017, Fran Horowitz received an increase of 9.1% in her base salary following her promotion to Chief Executive Officer, and Joanne C. Crevoiserat received an increase of 6.3% in her base salary following her appointment as Chief Operating Officer.

•	Robert E. Bostrom received a 4.3% increase in his base salary, and was the only other named executive officer of the Company to receive an increase in base salary for Fiscal 2017.

Annual Cash Incentive Program

•	Company performance is based on a retrospective assessment of adjusted EBIT performance (weighted 30% for Spring season and 70% for Fall season, the same basis as is used for the broad-based population).

•	The resulting Company score may be adjusted up or down, by up to 20%, based on an assessment of forward-looking, strategic drivers that are directly linked to the Company’s strategic priorities, and are considered to be leading indicators of future financial performance.

Retrospective Financial Performance (Adjusted EBIT) MODIFIED BY Forward-Looking, Strategic Drivers (Scorecard) MODIFIED BY Individual Performance

•	After any adjustments are made as described in the immediately preceding bullet, the results can then be modified based upon individual performance, which gives the Compensation and Organization Committee the flexibility to recognize particularly strong individual performances.

•	Annual cash incentive payments were earned for both seasons of Fiscal 2017, resulting in a corporate curve payout of 111.7%.

Long-Term Incentives

•	Long-term incentive awards to the Leadership Team were granted 50% in the form of PSAs and 50% in the form of time-vested RSUs with a Section 162(m) performance hurdle.

•	The final measurement period of the Fiscal 2015 — Fiscal 2017 PSA cycle was completed in Fiscal 2017. It was determined that performance for the ROIC tranche of these awards was achieved below threshold, meaning all underlying shares of Common Stock related to the ROIC tranche were forfeited. Additionally, it was determined that the Relative TSR tranche of these awards was earned between threshold and target, which resulted in the vesting of 16.3% of the target number of the underlying Relative TSR-based shares of Common Stock.

Pay for Performance Alignment

As discussed beginning on page 58 of the Proxy Statement under the caption “COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary — Pay for Performance Culture,” during Fiscal 2017, we continued to evolve our business and respond to challenges in the macroeconomic and consumer environment.

The Company remains committed to aligning the outcomes of the Company’s short-term and long-term compensation programs with the Company’s performance. The Company’s pay for performance culture is evidenced by the following incentive outcomes for Fiscal 2017:

•	Following no annual cash incentive payments in Fiscal 2016, improved performance during the Fiscal 2017 Spring season preliminarily funded the corporate curve cash incentive at 62.0%. Additionally, our strong Fall season preliminarily funded the corporate curve cash incentive at 133.0%, which pushed the weighted full-year preliminary corporate annual cash incentive funding above target to 111.7%.

•	All ROIC-based PSAs for the Fiscal 2015 — Fiscal 2017 cycle were forfeited, as the Compensation and Organization Committee determined that performance for this tranche of the awards was achieved below threshold. A below-target payout was achieved on the Relative TSR tranche of the PSA awards

50% Performance Share Awards (PSAs) Cliff vest at end of 3-year period based on continued service and achievement against pre-established financial goals 50% Restricted Stock Units (RSUs) Vest ratably over 4-year period based on continued service and subject to Section 162(m) performance hurdle ROIC - 50% 3-year average annual result calculated in the manner described on page 67 of this Proxy Statement Relative Total Stockholder Return (TSR) - 50% Measured against S&P Retail Select Industry Index over 3-year period 50% Restricted Stock Units (RSUs) Vest ratably over 4-year period based on continued services and subject to Section 162(m) performance hurdle for the Fiscal 2015 — Fiscal 2017 cycle, as the Compensation and Organization Committee determined that the Company’s performance was at the 35th percentile of the S&P Retail Select Industry Index.

In addition, our outstanding PSA cycles are trending at levels ranging from below threshold to maximum, which reflects the sensitivity of our pay programs and goal-setting to our ongoing business transformation.

Fiscal 2017 Annual Cash Incentive Program	Status of Outstanding PSA Cycles
	Fiscal 2015 — Fiscal 2017	• 3-yr Relative TSR (50%) • 3-yr Average ROIC (50%) ROIC tranche forfeited; Relative TSR tranche earned at 16.3% of target
	Fiscal 2016 — Fiscal 2018	• 3-yr Relative TSR (50%) • 3-yr Average ROIC (50%) Relative TSR tranche trending between threshold and target; ROIC tranche trending below threshold

•  Company Adjusted EBIT results for Spring season (30% weighting) were between threshold and target at 62.0%, and for Fall season (70% weighting) were between target and maximum at 133.0%

•  No adjustments were made for strategic, operational or individual performance

	Fiscal 2017 — Fiscal 2019	• 3-yr Relative TSR (50%) • 3-yr Average ROIC (50%) Relative TSR and ROIC tranches trending at maximum

Our Commitment to Best Practices in Corporate Governance

In addition to the changes in our organization and in our executive compensation programs discussed above, we have made many changes to our policies and practices related to corporate governance and executive compensation and consistently seek to follow best practices in corporate governance. By way of example, we have:

•	Adopted amendments to our Amended and Restated Bylaws to implement “proxy access.”

•	Completed the planned transition of the Chairman of the Board role from Arthur C. Martinez, who had served as the Executive Chairman of the Board, to Terry L. Burman, who serves as the Non-Executive Chairman of the Board and had served as the Lead Independent Director, and appointed new Chairs of our Compensation and Organization Committee and our Nominating and Board Governance Committee.

•	Expanded the scope of persons considered to be “related persons” subject to the Abercrombie & Fitch Co. Related Person Transaction Policy to include, in addition to executive officers, directors and director nominees of the Company (as well as their immediate family members), other associates of the Company or of one of the Company’s subsidiaries determined by the Company’s General Counsel, with input from the Company’s Chief Ethics and Compliance Officer, to significantly influence the management or operating policies of the Company (as well as their immediate family members).

•	Adopted majority voting in uncontested director elections.

•	Adopted the phased declassification of our Board, which was completed at the 2014 Annual Meeting of Stockholders.

•	Adopted stock ownership guidelines for executive officers and directors.

111.7% 8.2% total payout

•	Adopted a director resignation policy.

•	Adopted a director retirement policy.

•	Recommended, and our stockholders adopted, an annual “Say on Pay” vote.

•	Implemented a stringent “clawback” policy that allows the Company to seek repayment of any incentive amounts that were erroneously paid, without any requirement of misconduct on the part of the plan participant.

•	Implemented a comprehensive derivatives and hedging policy as well as an anti-pledging policy that prohibits directors and officers, among others, from hedging and pledging any equity securities of the Company held by them.

•	Adopted a director confidentiality policy.

•	Accelerated the expiration of the Company’s preferred stock purchase rights from the close of business on July 16, 2018 to the close of business on January 28, 2014.

•	Established an Enterprise Risk Management Committee comprised of senior management of the Company.

•	Enhanced the indemnification protection provided for the Company’s executive officers and directors through indemnification agreements that supplement the indemnification provisions in the Company’s organizational documents, as permitted under the Delaware General Corporation Law.

•	Implemented the “Notice & Access” framework for delivery of proxy materials to stockholders in connection with the solicitation of proxies on behalf of our Board for use at each of the 2016 Annual Meeting, the 2017 Annual Meeting and the 2018 Annual Meeting.

Abercrombie & Fitch Co.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 30, 2018

TO OUR STOCKHOLDERS:

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Abercrombie & Fitch Co. (the “Company”) will be held at the offices of the Company located at 6301 Fitch Path, New Albany, Ohio 43054, on Thursday, June 14, 2018, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.  To elect nine directors, each to serve for a term of one year to expire at the 2019 Annual Meeting of Stockholders.

2.  To vote on an advisory resolution to approve executive compensation.

3.  To approve an amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 2,200,000 additional shares.

4.  To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019.

5.  To consider one stockholder proposal, if the stockholder proposal is properly presented for consideration at the Annual Meeting.

6.  To transact any other business which properly may be brought before the Annual Meeting.

The Proxy Statement accompanying this Notice of Annual Meeting of Stockholders describes each of these items in detail. The Company has not received notice of any other matters that properly may be presented at the Annual Meeting.

Only stockholders of record at the close of business on April 16, 2018, the date established by the Company’s Board of Directors as the record date, are entitled to receive notice of, and vote at, the Annual Meeting. All stockholders are invited to attend the Annual Meeting, although only stockholders of record will be entitled to vote at the Annual Meeting.

We began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 30, 2018 to stockholders of record at the close of business on April 16, 2018. The Notice contains information on how to access our Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended February 3, 2018, and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials.

Robert E. Bostrom

Senior Vice President, General Counsel

and Corporate Secretary

YOUR VOTE IS IMPORTANT

Before you vote, access the proxy materials in one of the following ways prior to the Annual Meeting:

To view Online: Have available the information that is printed in the box marked by the arrow provided in your Notice and visit: www.proxyvote.com. You may visit www.proxyvote.com 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Daylight Time, on June 13, 2018.

To request and receive a PAPER or E-MAIL copy:

You MUST request a paper or e-mail copy of the proxy materials. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

(1) By Internet:	www.proxyvote.com
(2) By Telephone:	1-800-579-1639
(3) By E-Mail*:	sendmaterial@proxyvote.com

*	If you request proxy materials by e-mail, please send a blank e-mail including in the subject line the information that is printed in the box marked by the arrow provided in your Notice. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 31, 2018 to facilitate timely delivery of the proxy materials.

Abercrombie & Fitch Co.

6301 Fitch Path

New Albany, Ohio 43054

(614) 283-6500

PROXY STATEMENT

Dated April 30, 2018

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 14, 2018

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Abercrombie & Fitch Co. (the “Company”) for use at the 2018 Annual Meeting of Stockholders to be held at the offices of the Company located at 6301 Fitch Path, New Albany, Ohio 43054, on Thursday, June 14, 2018, at 10:00 a.m., Eastern Daylight Time (the “Annual Meeting” or the “2018 Annual Meeting”). On or about April 30, 2018, we began mailing to holders of record of shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Company at the close of business on April 16, 2018, a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting of Stockholders, this Proxy Statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended February 3, 2018 (“Fiscal 2017”) over the Internet.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor using the contact information listed below:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call Toll-Free: (888) 750-5834 (from the United States and Canada)

Stockholders May Call: (412) 232-3651 (from other locations)

Banks and Brokers May Call Collect: (212) 750-5833

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, June 14, 2018, at 10:00 a.m., Eastern Daylight Time, at our offices located at 6301 Fitch Path, New Albany, Ohio 43054. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. All references in this Proxy Statement to the “Company,” “we,” “us,” “our” or “Abercrombie & Fitch” refer to Abercrombie & Fitch Co.

Why am I being provided this Proxy Statement?

We are required by the Securities and Exchange Commission (the “SEC”) to give you, or provide you access to, this Proxy Statement because our Board is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting. The Proxy Statement summarizes the information you need in order to vote at the Annual Meeting.

What is a proxy?

A proxy is your designation of another person to vote shares of Common Stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy, a form of proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Joanne C. Crevoiserat and Robert E. Bostrom have been designated on behalf of the Board as the proxies to cast the vote of the Company’s stockholders at the Annual Meeting.

What are the voting requirements for the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. Specifically, stockholders will be asked to: (1) elect nine directors to the Board; (2) approve the advisory resolution to approve executive compensation; (3) approve an amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 2,200,000 additional shares; (4) ratify the appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company for the fiscal year ending February 2, 2019 (“Fiscal 2018”); and (5) consider and vote upon one stockholder proposal, if the stockholder proposal is properly presented for consideration at the Annual Meeting.

Proposal 1 — Election of Directors

The Company and our stockholders have implemented majority voting for uncontested director elections, which the Board expects to be the case at the Annual Meeting. In an uncontested election of directors, each nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes and abstentions will not be treated as votes cast.

Proposal 2 — Vote on Advisory Resolution to Approve Executive Compensation

This advisory vote is non-binding but the Board and our Compensation and Organization Committee will give careful consideration to the results of voting on this proposal. The approval of the advisory resolution to approve executive compensation requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 3 — Approval of an Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 2,200,000 Additional Shares

The approval of the proposed amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (also referred to as the “2016 Associates LTIP”) to authorize 2,200,000 additional shares of Common Stock requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2018 requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 5 — Stockholder Proposal on a Policy Regarding Accelerated Vesting of Equity Awards of Senior Executive Officers Upon a Change in Control

The approval of the stockholder proposal described under the caption “PROPOSAL 5 —STOCKHOLDER PROPOSAL ON A POLICY REGARDING ACCELERATED VESTING OF EQUITY AWARDS OF SENIOR EXECUTIVE OFFICERS UPON A CHANGE IN CONTROL” requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting on the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” the stockholder proposal.

What are the Board’s recommendations for the proposals to be acted upon at the Annual Meeting and how will my shares be voted?

Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions you give. If no instructions are given (except in the case of broker non-votes), the persons named as proxies will vote the shares of Common Stock in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•	“FOR” the election of each of the nine director nominees listed under the caption “PROPOSAL 1 —ELECTION OF DIRECTORS,” beginning on page 21 of this Proxy Statement;

•	“FOR” the approval of the advisory resolution to approve executive compensation, as described under the caption “PROPOSAL 2 — ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION,” beginning on page 55 of this Proxy Statement;

•	“FOR” the approval of the proposed amendment of the 2016 Associates LTIP, as described under the caption “PROPOSAL 3 — APPROVAL OF AMENDMENT TO THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES TO AUTHORIZE 2,200,000 ADDITIONAL SHARES,” beginning on page 94 of this Proxy Statement;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2018, as described under the caption “PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,” beginning on page 110 of this Proxy Statement; and

•	“AGAINST” the stockholder proposal described under the caption “PROPOSAL 5 —STOCKHOLDER PROPOSAL ON A POLICY REGARDING ACCELERATED VESTING OF EQUITY AWARDS OF SENIOR EXECUTIVE OFFICERS UPON A CHANGE IN CONTROL,” beginning on page 111 of this Proxy Statement.

Who can vote at the Annual Meeting?

Only holders of shares of the Company’s Common Stock of record at the close of business on April 16, 2018 (the “Record Date”) or such stockholders’ proxies are entitled to receive notice of, and vote at, the Annual Meeting. At the close of business on the Record Date, there were 67,872,060 shares of Common Stock outstanding and entitled to vote. There are no other voting securities of the Company outstanding. Each stockholder is entitled to one vote on each matter voted upon at the Annual Meeting for each share of Common Stock held. To be able to vote your shares at the Annual Meeting, the records of the Company must show that you held your shares at the close of business on the Record Date.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Thursday, June 14, 2018 at 10:00 a.m., Eastern Daylight Time, at our offices located at 6301 Fitch Path, New Albany, Ohio 43054. When you arrive, signs will direct you to the appropriate room. Please note that the doors to the meeting room will not be open until 9:00 a.m., Eastern Daylight Time. You should be prepared to present valid government-issued photo identification, such as a driver’s license or passport, for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are a beneficial owner, you must provide proof of beneficial ownership on the record date, such as your account statement showing that you owned our Common Stock as of April 16, 2018, a copy of the voting instruction form provided by your brokerage firm, bank or other nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed in this Proxy Statement.

What is a Notice of Internet Availability of Proxy Materials?

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement and our Annual Report on Form 10-K for Fiscal 2017 (our “Fiscal 2017 Form 10-K”), by providing access to such documents on the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.

A Notice of Internet Availability of Proxy Materials that provides instructions for accessing our proxy materials on the Internet was mailed directly to registered stockholders. The Notice of Internet Availability of Proxy Materials also provides instructions regarding how registered stockholders may vote their shares on the Internet. Registered stockholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.

The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.

A notice that directs beneficial owners of our shares to the website where they can access our proxy materials should be forwarded to each beneficial stockholder by the brokerage firm, bank or other holder of record who is considered the registered owner with respect to the shares of the beneficial stockholder. Such brokerage firm, bank or other holder of record should also provide each beneficial owner of our shares with instructions on how the beneficial stockholder may request a paper or e-mail copy of our proxy materials.

To enroll in the electronic delivery service for future stockholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

What is the difference between holding shares as a holder of record and as a beneficial owner?

If, at the close of business on April 16, 2018, your shares were held in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and a notice directing you to the website where you can access our proxy materials is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting other than the ratification of the appointment of the Company’s independent registered public accounting firm. Please direct your broker how to vote your shares following the instructions provided by your broker.

How do I vote my shares?

If you are a registered stockholder (i.e., you hold your shares of record), you may vote your shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold shares beneficially through a brokerage firm, bank or other nominee instead of as the registered holder — beneficial holders should follow the voting instructions provided by their respective nominees):

•	Over the Internet. Go to www.proxyvote.com.

You can use the Internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on June 13, 2018. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

•	By telephone. Call 1-800-690-6903.

You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on June 13, 2018. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

•	By mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and mailing your proxy card and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 13, 2018 to be voted at the Annual Meeting.

•	In person at the Annual Meeting. Registered stockholders are invited to attend the Annual Meeting and vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from the brokerage firm, bank or other holder of record of your shares to be entitled to vote those shares in person at the meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card. If you vote via the Internet or by telephone, do not return a proxy card.

If I am a stockholder holding shares in “street name,” how do I vote?

If you hold your shares in “street name” with a brokerage firm, bank or other nominee, the holder of record will send you instructions on how to instruct the holder of record to vote your shares. Your broker is permitted to vote your shares with respect the “routine” proposal to ratify the appointment of the Company’s independent registered public accounting firm without your instruction as to how to vote but will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote.

If you hold your shares in “street name,” you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the brokerage firm, bank or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or other nominee.

What is a “broker non-vote”?

A “broker non-vote” occurs when a stockholder holds our shares of Common Stock in “street name” through a broker or similar organization, and the stockholder does not provide the broker or other organization with instructions within the required timeframe before the Annual Meeting as to how to vote the shares on “non-routine” matters. The only proposal this year which is considered “routine” is the ratification of the appointment of the Company’s independent registered public accounting firm. Under the rules of the New York Stock Exchange (“NYSE”) set forth in the NYSE Listed Company Manual (the “NYSE Rules”), your broker cannot vote your shares on non-routine matters unless your broker receives instructions from you as to how to vote.

How can I revoke my proxy or change my vote?

If you are a registered stockholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

•	signing and returning a new proxy card with a later date — only your latest proxy card received by June 13, 2018, will be counted;

•	submitting a late-dated vote by telephone or via the Internet — only your latest telephone or Internet proxy received by 11:59 p.m., Eastern Daylight Time, on June 13, 2018, will be counted;

•	attending the Annual Meeting and voting by ballot in person; or

•	delivering a written revocation to our Corporate Secretary at 6301 Fitch Path, New Albany, Ohio 43054, to be received no later than June 13, 2018.

If you hold your shares in “street name,” you must contact the broker or other nominee holding your shares and follow the instructions of the broker or other nominee for revoking or changing your vote.

Who is paying for the cost of this proxy solicitation?

This solicitation of proxies is made by and on behalf of our Board. In addition to mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and our Fiscal 2017 Form 10-K) to registered stockholders as of the close of business on the Record Date, the brokers, banks and other nominees holding our shares for beneficial owners must provide a notice as to where the beneficial owners can access our proxy materials to the beneficial owners for whom they hold our shares in order that such shares may be voted. Solicitation may also be made by our directors, officers and select other Company employees or, as referred to by the Company, “associates” of the Company telephonically, electronically or by other means of communications. Directors, officers and associates who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. In addition, the Company has retained Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies for a fee of $15,000, plus out-of-pocket expenses.

The Company will reimburse Innisfree, as well as brokerage firms, banks and other custodians, fiduciaries and nominees, who are record holders of shares of our Common Stock not beneficially owned by them for their reasonable costs in sending proxy materials to stockholders who beneficially own our shares. The Company will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access or telephone usage fees which may be charged to stockholders.

Are there any cumulative voting rights in the election of directors?

No.

What constitutes a quorum to hold and transact business at the Annual Meeting?

A quorum for the Annual Meeting is one-third of the outstanding shares of Common Stock. If you are a registered stockholder and submit a proxy, your shares of Common Stock will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this Proxy Statement and listed on the form of proxy. If your shares of Common Stock are held in the name of your broker or other nominee, and you do not instruct your broker or other nominee how to vote your shares of Common Stock, these shares will still be counted for purposes of determining the presence or absence of a quorum for the transaction of business if your broker or other nominee submits a proxy.

How are votes tabulated?

The results of stockholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

PROPOSAL 1 — ELECTION OF DIRECTORS

There are currently ten directors serving on the Board, all of whose terms expire at the Annual Meeting. On February 23, 2018, the Board, upon the unanimous recommendation of our Nominating and Board Governance Committee, unanimously approved the increase in the size of the Board from nine to ten directors and unanimously elected Kerrii B. Anderson to fill the vacancy created by the increase. Ms. Anderson had been recommended to the Nominating and Board Governance Committee as a result of a director search conducted by Russell Reynolds Associates.

On January 19, 2018, Arthur C. Martinez informed the Company that he has decided not to stand for re-election to the Board at the Annual Meeting but will serve out his remaining term. At its meeting on April 9, 2018, the Board took action to reduce the number of directors from ten to nine, effective upon the expiration of the current terms of the directors of the Company immediately prior to the Annual Meeting. As a result, nine directors will be elected at the Annual Meeting.

On August 15, 2017, Stephanie M. Shern informed the Company that she had decided to resign from the Board for personal reasons. At its meeting on August 17, 2017, the Board took action to reduce the number of directors from ten to nine, in order to reflect the number of directors serving on the Board following the August 15, 2017 effective date of Ms. Shern’s resignation.

Upon the unanimous recommendation of our Nominating and Board Governance Committee, the Board has unanimously nominated Kerrii B. Anderson, James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Fran Horowitz and Charles R. Perrin (altogether, the “Nominees”) for election as directors at the Annual Meeting. Directors elected at the Annual Meeting will hold office for a one-year term expiring at the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) or until their respective successors are elected and qualified, subject to prior death, resignation or removal.

The individuals named as proxies in the form of proxy solicited by the Board intend to vote the shares of Common Stock represented by the proxies received under this solicitation for the Nominees, unless otherwise instructed on the form of proxy. It is expected that all of the Nominees will be able to serve. However, if before the election, one or more of the Nominees are unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining Nominees and for any substitute nominees chosen by the Board, unless the Board reduces the number of directors to be elected. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC. The individuals named as proxies cannot vote for more than nine nominees for election of directors at the Annual Meeting.

The Board recommends that you vote “FOR” each of the Nominees to be elected for a one-year term expiring at the 2019 Annual Meeting or until his or her successor is elected and qualified.

Majority Vote Standard in Uncontested Director Election

In an uncontested election of directors, which we expect to be the case at the Annual Meeting, each nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes and abstentions will not be treated as votes cast. Proxies may not cast votes for more than nine nominees.

The Board has adopted a resignation policy, included in the Company’s Corporate Governance Guidelines, which requires that an incumbent director who receives less than a majority of the votes cast in an uncontested election tender his or her resignation, and outlines the procedures by which the Board will consider whether to accept such resignation. The resignation policy provides:

•	an incumbent director who fails to receive the required number of votes for re-election must offer to resign;

•

the Nominating and Board Governance Committee and the Board will evaluate any such resignation in light of the best interests of the Company and our stockholders in determining whether to accept or reject the resignation, or whether other action should be taken, and may consider any factors they deem relevant in making such determination;

•	if the Board does not accept the resignation, the director who offered to resign will continue to serve on the Board until the next annual meeting of stockholders and until the director’s successor is elected and qualified, subject to the director’s prior death, resignation or removal;

•	if the Board accepts the resignation, the Nominating and Board Governance Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board; and

•	the Board will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified.

Nominees

The information set forth in the table below concerning the principal occupation, other affiliations and business experience, as of April 16, 2018, of each Nominee has been furnished to the Company by such Nominee.

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since
Kerrii B. Anderson (60)

Ms. Anderson has been a private investor and board advisor since 2008. Prior to that time, she served as President and Chief Executive Officer of Wendy’s International, Inc. (now The Wendy’s Company), a restaurant operating and franchising company, from November 2006 until September 2008 when that company merged with a subsidiary of Triarc Companies, Inc. to form Wendy’s/Arby’s Group, Inc. She served as a director of Wendy’s International, Inc. from 2001 until September 2008, and as Wendy’s Interim Chief Executive Officer and President from April to November 2006 and as its Executive Vice President and Chief Financial Officer from 2000 to April 2006. Previously, Ms. Anderson served as Senior Vice President and Chief Financial Officer of M/I Schottenstein Homes, Inc. (now known as M/I Homes, Inc.), a builder of single-family homes, from 1987 to 2000. Ms. Anderson has served as a member of the Board of Directors of Laboratory Corporation of America® Holdings, a global life sciences company, since May 2006, where she is Chair of its Audit Committee and a member of its Nominating and Governance Committee; and as a member of the Board of Directors of Worthington Industries, Inc., a diversified metals manufacturing company, since September 2010, where she is a member of its Audit Committee and of its Compensation Committee. Previously, she served as a member of the Board of Directors of Chiquita Brands International, Inc. from 2009 to January 2015, including service as Chairwoman of the Board from October 2012 to January 2015, as Chair of its Nominating and Governance Committee and as member of its Audit Committee until January 2015 when Chiquita was acquired by Cavendish Global Limited and became a private company. Ms. Anderson serves on the Finance Committee of The Columbus Foundation and as a member of the Board of Trustees of OhioHealth Corporation, where she is Chair of its Finance and Audit Committee. She also serves as Chair of the Board of Trustees and a member of the Audit Committee for Elon University.

2018

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since
	Ms. Anderson serves as a member of our Audit and Finance Committee. She is a practiced board director and audit committee chair with chief executive officer, chief financial officer and consumer products experience, most recently at Wendy’s International, Inc. (now The Wendy’s Company) during a transformative time at that company. She has a strong record of leadership in operations and strategy as well as extensive corporate governance experience through her service on other public company boards. Her extensive experience in accounting and financial reporting and analysis and prior experience as a chief executive officer of a public company and chief financial officer of several public companies, in addition to other public company board service, make Ms. Anderson a valuable asset to the Board and our Audit and Finance Committee.

James B. Bachmann (75)

Mr. Bachmann is a former Managing Partner of the Columbus, Ohio office of Ernst & Young LLP (“EY”), having served in various management and audit engagement partner roles with the firm. Mr. Bachmann currently serves as the Lead Independent Director and a member of the Audit Committee of Lancaster Colony Corporation, a company which manufactures and markets food products and for which he has served as a director since 2003. He has also served as a director of Nationwide Insurance, a mutual insurance company.

Mr. Bachmann currently serves as Chair of our Audit and Finance Committee and as a member of our Corporate Social Responsibility Committee. He previously served as a member of our Executive Committee until June 15, 2017. His significant public company accounting and financial expertise, thorough review of the financial and risk management issues applicable to the Company and diligent engagement with management have helped the Company navigate the increasingly complex financial and risk management issues we face. In addition, his operational experience as the Managing Partner of EY’s Columbus, Ohio office provides us with valuable operational insights.

		2003

Bonnie R. Brooks (64)	From February 2014 to December 2016, Ms. Brooks served as Vice Chair of Hudson’s Bay Company, an international retailer based in Toronto, Ontario that offers a wide selection of branded merchandise in Canada, the United States, and Europe through seven banners. In Canada, the operations include Hudson’s Bay, Canada’s largest national department store chain, and Home Outfitters, a kitchen, bed and bath superstore chain; in the United States, the operations include the Lord & Taylor chain of upscale, specialty retail department stores, the Saks Fifth Avenue chain of department stores and Saks Off Fifth, a discount store operation; and in Europe, the operations include the Galaries Kaufhof chain of department stores and the Galeria Inno chain of department stores. From February 2012 to January 2014, Ms. Brooks served as President of Hudson’s Bay Company for North America and from September 2008 to February 2012, she served as President and Chief Executive Officer	2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

of Hudson’s Bay Department Stores. Prior to her tenure with Hudson’s Bay Company, Ms. Brooks was based in Asia for 11 years, and from 2003 to 2008, served as President of The Lane Crawford Joyce Group, the Hong Kong-based premier department store and franchise partner of luxury brand operations in 500 locations across Asia. From 2000 to 2002, Ms. Brooks served as the Global Merchandise Director (handling the Harvey Nichols, U.K. and ST Dupont, France brands) for Dickson Concepts (International) Limited. From 1997 to 2000, she was Senior Vice President of Lane Crawford department stores. Ms. Brooks was at Holt Renfrew & Company, a Canada-based fashion department store, as Senior Vice President from 1996 to 1997 and from 1980 to 1991, where her roles included Executive Vice President and General Merchandise Manager. Ms. Brooks served as Editor-in-Chief from 1994 to 1996 of Flare, a Canadian fashion magazine. Ms. Brooks has served as a member of the board of trustees of RioCan Real Estate Investment Trust, a North American real estate owner and operator, since 2013; as a director and a member of the Compensation Committee of Rogers Communications Inc., a Canadian diversified communications and media company, since April 2015; and as a director and a member of the Corporate Governance and Nominating Committee of Chico’s FAS, Inc., an international specialty store group with brands targeting women 30 years and older, since July 2016. Ms. Brooks formerly served as a director of Empire Company Ltd., a Canadian company whose key businesses include food retailing and related real estate development, from 2012 to 2016; and as Chair of the Board of Trustees of Royal Ontario Museum from 2013 to 2016. Ms. Brooks holds an MBA and three honorary doctorate degrees, and was awarded the Order of Canada in 2016, that country’s highest civilian honor.

Ms. Brooks currently serves as a member of our Compensation and Organization Committee and our Nominating and Board Governance Committee. Ms. Brooks brings to the Board substantial experience in the retail industry, having served as chief executive officer and president of three large companies operating branded and upscale department stores in the United States, Canada, Europe and Asia. In addition, as a native and current resident of Canada having tenure with Canada-based, Asia-based and European-based retailers, Ms. Brooks provides the Company with additional expertise with respect to the nuances of conducting retail operations in international markets. In addition to her retail market operational expertise, Ms. Brooks’ public company board experience makes her highly qualified to serve as a director of the Company.

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since
Terry L. Burman (72)

Mr. Burman has served as a director of Tuesday Morning Corporation, a closeout retailer of upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts in the United States since 2013 and as its Chairman of the Board since December 2015. He has been a director of Learning Care Group, a privately-held company operating over 900 learning and daycare centers in the United States, since July 2014. He has been a board member of the St. Jude Children’s Research Hospital Board of Governors since July 2004 and served as Chairman of the Board from July 2013 to June 2015. Mr. Burman has served as a board member of ALSAC, the fundraising organization of St. Jude, since July 2004. He has served on the Board of Trustees of the Norman Rockwell Museum since September 2016.

Mr. Burman served as a director and Chairman of the Board of Zale Corporation, a specialty retailer of fine jewelry in North America, from May 2013 to May 2014. He served on the Board of Directors of YCC Holdings LLC, a retailer of candles, fragrances and other products, from October 2007 to October 2013, and on the Board of Directors of ACCESS, an organization providing housing, food and counseling to homeless women and their children in Akron, Ohio, from 1996 to 2012.

Mr. Burman was the Chief Executive Officer of Signet Jewelers Limited (“Signet”), a specialty jewelry retailer, from 2000 to 2011. Mr. Burman joined Signet in 1995 as Chairman and Chief Executive Officer of Sterling Jewelers, Inc., a U.S. division of Signet. He served as a director of Signet from 1996 to 2011. Prior to joining Signet, Mr. Burman held various senior executive positions of increasing responsibility with Barry’s Jewelers, Inc., which now does business as Samuels Jewelers, from 1980 to 1995, including President and Chief Executive Officer from 1993 to 1995. Prior to that, Mr. Burman was a partner with Roberts Department Stores, a regional department store chain specializing in apparel.

Mr. Burman joined the Board of the Company in 2014 and has served as the Non-Executive Chairman of the Board of the Company since February 3, 2018. Prior thereto, he served as the Lead Independent Director of the Company from March 27, 2017 to February 3, 2018. In addition to serving as the Non-Executive Chairman of the Board of the Company, Mr. Burman currently serves as the Chair of our Executive Committee. In addition to his prior service as the Lead Independent Director of the Company, he previously served as the Chair of our Nominating and Board Governance Committee from June 18, 2015 to February 23, 2018 and as a member of our Compensation and Organization Committee from February 19, 2014 to February 3, 2018. Mr. Burman’s experience as a chief executive officer in the retail industry, his significant international management experience, and his general business and financial acumen are very valuable to the Company and provide the Board with important insight into specialty retail industries as well as strategy and business development.

2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since
Sarah M. Gallagher (66)

From August 2014 to August 2015, Ms. Gallagher served as Executive Chairperson of the Rebecca Taylor woman’s fashion brand. In this role, she was acting as interim chief executive officer with responsibility for the wholesale, stores and e-Commerce businesses. Ms. Gallagher served as President of Ralph Lauren North America e-Commerce from April 2007 to April 2013 and as President of Ralph Lauren Media LLC, Polo.com from November 2001 to March 2007, where she led the strategic vision of Polo.com. Ms. Gallagher joined Ralph Lauren Media in 2001, when Ralph Lauren e-Commerce was a joint venture with NBC and Ralph Lauren Corporation, a global designer, manufacturer, distributor and retailer of lifestyle products. Under Ms. Gallagher’s leadership, the Ralph Lauren e-Commerce business became an industry leader and consistently outpaced the industry growth rate. After establishing Ralph Lauren’s web presence, including RalphLauren.com and Rugby.com in the United States, Ms. Gallagher and the U.S. digital team collaborated with the European digital team to oversee Ralph Lauren’s expansion into the European markets, including successful launches of e-Commerce sites in the United Kingdom, Germany and France. Prior to her tenure with the Ralph Lauren organization, Ms. Gallagher served from 1997 to 2001, as Senior Vice President, Banana Republic Direct and Senior Vice President, Gap Direct, divisions of Gap, Inc., an international retailer offering clothing, accessories and personal care products under the Gap, Banana Republic and Old Navy brand names, where she was directly responsible for the launch of the Banana Republic catalog, website and all aspects of its e-Commerce business. Prior to joining Gap, Inc., Ms. Gallagher served as Vice President, Apparel, Jewelry and Accessories, from 1996 to 1997 for Avon Products, Inc., a direct seller of beauty and related products; Vice President and General Merchandise Manager, Intimate Apparel from 1985 to 1995 and then Executive Vice President, Merchandising from 1995 to 1996, of Victoria’s Secret Catalogue, a direct sales channel for Victoria’s Secret Stores; and in various roles from 1971 to 1985 with Lord & Taylor, an upscale, specialty retail department store chain in the United States, including serving as Divisional Merchandise Manager, Intimate Apparel, from 1983 to 1985. Since August 2016, Ms. Gallagher has served as a director and a member of the Compensation Committee and the Nominating and Governance Committee of La-Z-Boy Incorporated, a leading residential furniture producer. In addition, since August 2016, she has served as an Executive Advisor at FitForCommerce, a boutique consultancy focused on helping retailers and brands navigate the provider landscape.

Ms. Gallagher currently serves as a member of our Corporate Social Responsibility Committee and our Nominating and Board Governance Committee. Ms. Gallagher’s over 40 years of retail experience, including more than 30 years with Fortune 500 brands, and status as one of the early movers in the e-Commerce space with

2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since
	more than 15 years of service in that aspect of the retail business, bring valuable expertise and insight to the Board as the Company continues to expand our focus on direct-to-customer business opportunities, both within the United States and internationally.

Michael E. Greenlees (71)

Mr. Greenlees is currently the Chairman of Scoota, a privately-held programmatic advertising business based in the U.K. Until April 30, 2016, Mr. Greenlees served as a member of the Board of Directors and as an Executive Director of Ebiquity plc, a U.K.-based company that provides data-driven insights to the global media and marketing community and is listed on the London Stock Exchange’s AIM market. He previously served as Chief Executive Officer of Ebiquity plc from 2007 to December 2015. Mr. Greenlees was one of the original founding partners of Gold Greenlees Trott plc., or The GGT Group plc, an international advertising and marketing group. The GGT Group plc was listed on the London Stock Exchange in 1986 at which time Mr. Greenlees became Chairman and Chief Executive Officer, a role he occupied for over 10 years until the company’s sale to Omnicom Group Inc., a holding company for a number of advertising and marketing services businesses, in 1998. At that time, Mr. Greenlees joined the Board of Directors of Omnicom Group Inc. and served as President and Chief Executive Officer of TBWA Worldwide Inc., a subsidiary with offices in nearly 70 countries. In 2001, Mr. Greenlees became Executive Vice President of Omnicom Group Inc. and served in that role until 2003. From 2004 to 2006, he served as Chief Executive Officer of FastChannel Network, Inc., a software solutions business targeting the advertising and media community. Mr. Greenlees has served on the boards of several public companies, including Gold Greenlees Trott plc., Omnicom Group Inc., Hewitt Associates Inc. and Ebiquity plc.

Mr. Greenlees currently serves as Chair of our Compensation and Organization Committee and as a member of our Audit and Finance Committee. Mr. Greenlees’ experience within the global media and marketing community, and his service with several public companies, are very valuable to the Company. In addition, as a U.K. native and current resident, Mr. Greenlees adds to the Company’s international experience and profile.

		2011

Archie M. Griffin (63)	Mr. Griffin retired from The Ohio State University on June 30, 2017. Prior to his retirement, Mr. Griffin had served as Senior Advisor within the Office of Advancement at The Ohio State University since July 2015. From July 2010 until June 2015, Mr. Griffin served as the Senior Vice President of Alumni Relations at The Ohio State University. Mr. Griffin also served as President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. from January 2004 until June 2015 and as an ex-officio member of the Board of Directors of The Ohio State University Foundation from January 2004 until June 2015. Mr. Griffin served as the Associate Director of Athletics at The Ohio State University from 1994 to 2003, after serving more than nine years in various positions within the Athletic and Employment Services Departments at The Ohio	2000

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

State University. Mr. Griffin has served as a director of Motorists Mutual Insurance Company since 1991 and the Ohio Auto Club since 1992. Mr. Griffin has also served as a member of the Board of the Columbus Youth Foundation (Vice Chair) since 1991 and as a member of the Board of the National Football Foundation since 2006.

Mr. Griffin currently serves as Chair of our Corporate Social Responsibility Committee and as a member of our Nominating and Board Governance Committee. Mr. Griffin is one of the most well-respected and well-recognized individuals in the State of Ohio. Mr. Griffin’s experience on the Board and institutional knowledge of the Company are also valuable.

Fran Horowitz (54)

Ms. Horowitz has served as the Chief Executive Officer of the Company since February 1, 2017. Prior thereto, she had served as President & Chief Merchandising Officer for all brands of the Company since December 21, 2015 and was a member of the Office of the Chairman of the Company from December 2014 until the Office of the Chairman of the Company was dissolved, effective February 1, 2017. Ms. Horowitz held the position of Brand President of Hollister from October 2014 to December 20, 2015. Before joining Hollister, from October 2013 to October 2014, Ms. Horowitz served as the President of Ann Taylor Loft, a division of Ann Inc., the parent company of three specialty retail fashion brands in North America. Prior to her time with Ann Taylor Loft, from February 2005 to October 2012, she held various roles at Express, Inc., a specialty apparel and accessories retailer of women’s and men’s merchandise, including Executive Vice President of Women’s Merchandising and Design from May 2010 to November 2012. Before her time with Express, Inc., Ms. Horowitz spent 13 years at Bloomingdale’s in various women’s merchandising roles, including Vice President Divisional Merchandise Manager. Since March 2017, Ms. Horowitz has served on the Board of Directors of SeriousFun Children’s Network, Inc., a Connecticut non-profit corporation.

Ms. Horowitz currently serves as a member of our Executive Committee. As the principal executive officer of the Company, Ms. Horowitz brings to the Board not only more than 30 years of retail experience but also critical knowledge of the Company’s operations. In electing Ms. Horowitz as Chief Executive Officer and a director of the Company, the Board recognized the leadership she has shown in the turnaround of the Company’s Hollister brand and in energizing the Company’s associates around important cultural values, a customer-centric mindset and a commitment to ensuring the Company’s success. Her efforts have earned her the respect of both the Board and associates throughout the Company’s global operations which have served the Company and the Board well as she leads the Company forward.

2017

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since
Charles R. Perrin (72)

Mr. Perrin served as the non-executive Chairman of The Warnaco Group, Inc., a company which designs, sources, markets, licenses and distributes a broad line of intimate apparel, sportswear and swimwear products worldwide, from March 2004 to February 2013. He served as a director of Campbell Soup Company, which manufactures and markets soup, sauces, beverages, biscuits, confectionary and prepared branded consumer food products, from 1999 until 2017. He previously served as a Trustee of Save the Children U.S. and is currently serving as a Trustee of The New School and The Perrin Family Foundation.

Mr. Perrin currently serves as Chair of our Nominating and Board Governance Committee and as a member of our Audit and Finance Committee and our Compensation and Organization Committee. Mr. Perrin brings to the Board substantial experience in and perspective on consumer marketing, business operations and the packaged goods industry. In January 1998, he joined Avon Products, Inc., a global manufacturer and marketer of beauty and related products, as Vice Chairman and Chief Operating Officer, and served as Chief Executive Officer of that company from June 1998 to November 1999. From 1994 to 1996, he was Chairman and Chief Executive Officer of Duracell International, Inc., a manufacturer and marketer of various battery types primarily under the DURACELL® brand. He joined Duracell as President of Duracell USA, and later held a number of other executive positions, including President and Chief Operating Officer of Duracell International, Inc. from 1992 to 1994. He previously worked at Chesebrough Pond’s, Inc., where he held a series of sales, marketing and general management positions and served as President of the Packaged Food Division. Mr. Perrin began his business career at General Foods Corporation. His extensive background in retail, sales and marketing are very valuable to the Company.

2014

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

Certain Relationships and Related Person Transactions

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted the Abercrombie & Fitch Co. Related Person Transaction Policy (the “Policy”), which is administered by the Nominating and Board Governance Committee and the Company’s General Counsel. A copy of the Policy is posted on the “Corporate Governance” page within the “Our Company” section of the Company’s website at corporate.abercrombie.com, accessible through the “Investors” page. The Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company or one of our subsidiaries participates or will participate, the amount involved exceeds or is expected to exceed $120,000, and a “related person” had, has or will have a direct or indirect interest. Pursuant to the Policy, a “related person” is any person:

•	who is or was an executive officer, a director or a director nominee of the Company, or another associate of the Company or one of our subsidiaries determined by the Company’s General Counsel to significantly influence the management or operating policies of the Company (a “key influencer”) or an immediate family member of any of such individuals, at any time since the beginning of the Company’s last fiscal year; or

•	who, at the time of the occurrence or at any time during the existence of the transaction, is the beneficial owner of more than 5% of the Company’s outstanding shares of Common Stock, or an immediate family member of a beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Each director, director nominee or executive officer of the Company as well as each key influencer is to provide the Company’s General Counsel with a written list (updated when necessary) of such individual’s immediate family members, associated entities (as defined in the Policy) and, to the extent actually known by such individual, each associated entity of any immediate family member. Each director, director nominee or executive officer of the Company as well as each key influencer must notify the Company’s General Counsel in writing of any interest that such individual or, to the extent actually known by such individual, an immediate family member or associated entity of such individual had, has or may have, in a related person transaction. Each director, director nominee and executive officer of the Company and each key influencer also completes a questionnaire on at least an annual basis designed to elicit information about potential related person transactions. In addition, any related person transaction proposed to be entered into by the Company or one of our subsidiaries must be reported by the Company’s management to the Company’s General Counsel. Any potential related person transaction that is raised will be analyzed by the Company’s General Counsel, in consultation with the Company’s management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, constitute a related person transaction requiring compliance with the Policy.

Pursuant to the Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the Policy) will be referred to the Nominating and Board Governance Committee for approval (or disapproval), ratification, revision or termination. Whenever practicable, a related person transaction is to be reviewed and approved or disapproved by the Nominating and Board Governance Committee prior to the effective date or consummation of the transaction. If the Company’s General Counsel determines that advance consideration of a related person transaction is not practicable under the circumstances, the Nominating and Board Governance Committee will review and, in its discretion, may ratify the transaction at that Committee’s next meeting. If the Company becomes aware of a related person transaction not previously approved under the Policy, the Nominating and Board Governance Committee will promptly review the transaction, including the relevant facts and circumstances, and evaluate all options available to the Company, including ratification, revision, termination or rescission of the transaction, and take the course of action that the Nominating and Board Governance Committee deems appropriate under the circumstances.

No director may participate in any approval or ratification of a related person transaction in which the director or an immediate family member of the director is involved. The Nominating and Board Governance Committee may only approve or ratify those transactions that the Committee determines to be in the Company’s best interests. In making this determination, the Nominating and Board Governance Committee will review and consider all relevant information available to it, including:

•	the interest of the related person (or, if applicable, an associated entity of the related person) in the transaction;

•	the approximate dollar value of the transaction;

•	the approximate dollar value of the interest of the related person (or, if applicable, an associated entity of the related person) in the transaction without considering the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of the business of the Company or the applicable subsidiary of the Company;

•	whether the terms of the transaction are no less favorable to the Company or the applicable subsidiary of the Company than terms that could be reached with an unrelated third party;

•	the methodology used in the valuation of the transaction;

•	the purpose of the transaction and its potential benefits to the Company or the applicable subsidiary of the Company;

•	the impact of the transaction on the related person’s independence; and

•	any other information regarding the transaction or the related person (or, if applicable, an associated entity of the related person) that would be material to investors in light of the circumstances.

Any related person transaction previously approved or ratified by the Nominating and Board Governance Committee or otherwise already existing that is ongoing in nature is to be reviewed by the Nominating and Board Governance Committee annually.

Pursuant to the terms of the Policy, the following related person transactions are deemed to be pre-approved or ratified (as appropriate) by the Nominating and Board Governance Committee even if the aggregate amount involved would exceed $120,000:

•	interests arising solely from ownership of the Company’s Common Stock if all stockholders receive the same benefit on a pro rata basis;

•	compensation to an executive officer of the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company or a key influencer and the compensation has been approved, or recommended to the Board for approval, by the Compensation and Organization Committee;

•	compensation to a director of the Company for services as a director if the compensation is required to be reported in the Company’s proxy statement;

•	interests deriving solely from a related person’s position as a director of another corporation or organization that is a party to the transaction;

•	interests deriving solely from the related person’s direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person that is a party to the transaction; and

•	transactions involving competitive bids.

The Code of Business Conduct and Ethics adopted by the Board also addresses the potential conflicts of interest which may arise when a director, an officer or an associate has an interest in a transaction to which the Company or one of our subsidiaries is a party. If a potential conflict of interest arises concerning an officer or a director of the Company, all information regarding the issue is to be reported to the Company’s Chief Ethics and Compliance Officer and the Company’s General Counsel for review and, if appropriate or required under the Company’s policies (including the Company’s Related Person Transaction Policy), submitted to the Nominating and Board Governance Committee for review and disposition.

Transactions with Related Persons in Fiscal 2017

In Schedule 13G/A filings made with the SEC, FMR LLC has reported beneficial ownership of more than 5% of the Company’s outstanding Common Stock. Fidelity Investments Institutional Operation, Inc., an affiliate of FMR LLC, provides record-keeping and administration services for the Abercrombie & Fitch Co. Associate Stock Purchase Plan, the Abercrombie & Fitch Co. Directors’ Deferred Compensation Plan, the Company’s long-term incentive plans and the Abercrombie & Fitch Nonqualified Savings and Supplemental Retirement Plan. The agreements with Fidelity Investments Institutional Operation, Inc. were negotiated in arm’s-length transactions and the beneficial ownership by FMR LLC of shares of the Company’s Common Stock plays no role in the business relationship between the Company and Fidelity Investments Institutional Operation, Inc. In addition, the Company believes the respective agreements represent standard terms and conditions for record-keeping and administration services. For providing these services, Fidelity Investments Institutional Operation, Inc. received fees in Fiscal 2017 totaling $154,533 and fees in Fiscal 2018 through February 28, 2018 totaling approximately $10,000. These services were reviewed and approved in accordance with the Policy.

Based on information provided by the directors, the executive officers and the legal department of the Company, the Nominating and Board Governance Committee determined that there are no material related person transactions required to be disclosed in this Proxy Statement under applicable SEC rules and regulations (“SEC Rules”) with respect to the directors or the executive officers of the Company or their respective immediate family members or associated entities.

The Company indemnifies the directors and the officers of the Company to the fullest extent permitted by the laws of Delaware against personal liability in connection with their service to the Company. This indemnification is required under the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, and we have entered into agreements with these individuals contractually obligating us to provide this indemnification to them. In addition, the Company was party to an agreement, dated December 8, 2016, with Stacia Andersen obligating the Company to indemnify Ms. Andersen from any loss if her prior employer instituted legal proceedings regarding the non-solicitation provisions of her separation agreement with her prior employer (which, by their terms, were effective through December 31, 2017), given the measures taken by the Company and Ms. Andersen to ensure compliance with those provisions.

The Company currently has a five-year arrangement with SeriousFun Children’s Network, Inc. (“SFCN”) in which the Company committed a total pledge of no less than $7,500,000 over a five-year period from January 2016 to December 2020, in-kind products donations and a donation of service hours. In Fiscal 2017, the Company donated $2,757,225 to SFCN representing proceeds from the A&F Challenge and in-store campaigns and $1,221,147 in goods and services. Of this donation to SFCN, $759,199 in cash and $57,390 of in-kind products were distributed to Flying Horse Farms, Inc. (“FHF”), a member camp of SFCN. Ms. Horowitz joined the Board of Directors of SFCN in March 2017 and her husband joined the Board of Directors of FHF in April 2017. Under the Company’s Related Person Transaction Policy, any transaction where the related person’s interest derives solely from her or his position as a director of another corporation or organization that is a party to the transaction is considered pre-approved. To address any potential conflict of interest concerns, Ms. Horowitz has been advised not to participate, directly or indirectly, in any future discussions, negotiations or decisions by the Company’s Board, the Philanthropy Committee or any other persons associated with the Company with respect to contributions or donations proposed to be made to SFCN or FHF by or on behalf of the Company.

Director Independence

The Board has reviewed, considered and discussed each current director’s relationships, both direct and indirect, with the Company in order to determine whether such director meets the independence requirements of the applicable NYSE Rules. The Board has determined that nine of the ten current directors of the Company qualify as independent under the applicable NYSE Rules. Specifically, the Board has determined that each of Kerrii B. Anderson, James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Arthur C. Martinez and Charles R. Perrin has no commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable NYSE Rules. In the course of reaching these determinations, the Board considered among other things:

•	Mr. Bachmann is a former partner with EY, retiring in 2003. The Company and our subsidiaries from time to time engage EY for non-audit services, primarily in the nature of tax compliance services, information technology consulting, and consulting in respect of discrete nominal tax and accounting projects. In Fiscal 2017, the fiscal year ended January 28, 2017 (“Fiscal 2016”) and the fiscal year ended January 30, 2016 (“Fiscal 2015”), the Company and our subsidiaries paid EY approximately $329,140, $580,400 and $202,000, respectively, in fees. As a retired partner with respect to EY, Mr. Bachmann has no direct or indirect interest in the business relationship or transactions between EY and the Company and our subsidiaries.

•	Mr. Griffin retired as Senior Advisor within the Office of Advancement at The Ohio State University on June 30, 2017, and previously served as the Senior Vice President of Alumni Relations at The Ohio State University, President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. and an ex-officio member of the Board of Directors of The Ohio State University Foundation until June 30, 2015. The Company facilitated gifts totaling $10,000,000 over a ten-year period (2007 to 2016, with approximately $341,547 paid in Fiscal 2016 and fulfilling the $10,000,000 commitment) to The Ohio State University Foundation, which gifts were allocated to The Ohio State University Wexner Medical Center. Mr. Griffin was not involved, directly or indirectly, in the solicitation of these gifts to The Ohio State University Foundation. Since the beginning of Fiscal 2015, the Company has paid The Ohio State University fees associated with several on-campus associate recruitment activities and consulting services, the aggregate amount of which has not exceeded $105,000 over a three-year period. Mr. Griffin was not personally involved, directly or indirectly, in the determination as to whether to participate in these activities.

•	Mr. Martinez served as a director of American International Group, Inc. (“AIG”) from 2009 until his retirement from that board of directors on May 13, 2015. The Company and our subsidiaries have, from time to time, purchased insurance through subsidiaries of AIG, the premiums for which have not exceeded $1,200,000 in any year since the beginning of Fiscal 2012. Mr. Martinez’s only interest in the underlying business relationship arose from his service as a director of AIG while he served in that capacity.

•	Since the beginning of Fiscal 2015, the Company has made other charitable contributions to certain charitable organizations with which one or more of the independent directors of the Company or their immediate family members are affiliated. None of these charitable contributions has exceeded $50,000 in any year within this period.

Ms. Horowitz does not qualify as independent because she is an executive officer of the Company.

There are no family relationships among any of the current directors and executive officers of the Company. Please see the text under the caption “EXECUTIVE OFFICERS OF THE REGISTRANT” at the end of “ITEM 1. BUSINESS” in Part I of the Company’s Fiscal 2017 Form 10-K for information about the Company’s executive officers.

The Board previously reviewed, considered and discussed the relationships, both direct and indirect, between the Company and each of Stephanie M. Shern and Craig R. Stapleton, who served as directors of the Company during Fiscal 2017 from January 29, 2017 to August 15, 2017 and from January 29, 2017 to June 15, 2017, respectively, in order to determine whether they met the independence requirements of the NYSE Rules during their respective periods of service as a director in Fiscal 2017. The Board determined that each of Ms. Shern and Mr. Stapleton had no commercial, industrial, banking, consulting, legal, accounting, charitable, financial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable NYSE Rules.

Meetings of and Communications with the Board

The Board held six regularly-scheduled meetings of the full Board and six meetings of the non-management directors (in the form of executive sessions scheduled as agenda items at regularly-scheduled in-person meetings of the Board) during Fiscal 2017. In addition, the Board held ten special meetings during Fiscal 2017. All of the incumbent directors attended at least 75% of the Board and Board committee meetings they were eligible to attend during Fiscal 2017.

Although the Company does not have a formal policy requiring members of the Board to attend annual meetings of the stockholders, the Company encourages all incumbent directors and director nominees to attend each annual meeting of stockholders. All of the ten then incumbent directors attended the Company’s last annual meeting of stockholders held on June 15, 2017.

In accordance with the Company’s Corporate Governance Guidelines and applicable NYSE Rules, the non-management directors of the Company meet (without management present) at regularly-scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. Executive sessions of the non-management directors are scheduled as an agenda item at each regularly-scheduled in-person meeting of the Board. All meetings of non-management or independent directors are presided over by the Company Chairman. If the non-management directors include directors who are not independent, then at least once a year, the independent directors of the Company will meet in executive session and the Company Chairman will preside at each executive session.

The Board believes it is important for stockholders and other interested parties to have a process to send communications to the Board and its individual members. Accordingly, stockholders and other interested parties who wish to communicate with the Board, the non-management directors as a group, the independent directors as a group, the Non-Executive Chairman of the Board or a particular director may do so by sending a letter to such individual or individuals, in care of the Company’s Corporate Secretary, to the Company’s offices at 6301 Fitch Path, New Albany, Ohio 43054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder/Interested Party — Non-Management Director Communication,” “Stockholder/Interested Party — Board Communication,” “Stockholder/Interested Party — Independent Director Communication,” “Stockholder/Interested Party — Non-Executive Chairman of the Board Communication,” or “Stockholder/Interested Party — Director Communication,” as appropriate. All such letters must identify the author as a stockholder or other interested party and clearly state whether the intended recipients are all members of the Board, all non-management directors, all independent directors or certain specified individual directors. Copies of all such letters will be circulated to the appropriate director or directors. Correspondence marked “personal and confidential” will be delivered to the intended recipient without opening. There is no screening process in respect of communications from stockholders or other interested parties.

Board Leadership Structure

The Company’s Board is currently comprised of nine non-associate directors, all of whom are independent, and Fran Horowitz, the Company’s Chief Executive Officer. The Chairman of the Board of the Company (also known as the Company Chairman) is selected from the independent members of the Board and elected annually by a majority of the independent directors of the Company.

Arthur C. Martinez served as the Company Chairman from January 27, 2014 until the end of Fiscal 2017. From December 2014 to January 2017, the Company did not have a Chief Executive Officer or an Interim Chief Executive Officer. During this time, the Company was under the leadership of the Office of the Chairman, which was formed in December 2014 to allow for effective management of the Company during a transition in leadership. The Office of the Chairman consisted of senior leadership at the Company and was led by Mr. Martinez, who was then serving as the Executive Chairman of the Board, in his capacity as a representative of the Board. The Office of the Chairman was responsible for overseeing and providing strategic direction to management.

The Board has adopted a written description of the duties and responsibilities of the Company Chairman which include the areas of Board leadership, management liaison and stockholder outreach. In particular, in his role as the Company Chairman, Mr. Martinez had the following duties and responsibilities:

•	calling and presiding over all meetings of the Board, having set in advance the agenda which should take into account issues and concerns of all Board members;

•	presiding over executive sessions of the independent directors, without management present, and facilitating productive and focused discussions;

•	organizing Board discussion items and workflow;

•	establishing procedures to govern the Board’s work, including the annual schedule of the Board;

•	establishing agendas for all Board meetings, in collaboration with the Chief Executive Officer;

•	consulting with all directors concerning Board agendas and information provided to the Board;

•	overseeing the distribution of information to directors to enable the Board’s monitoring of the Company’s performance and the performance of management of the Company;

•	promoting effective communications between the Board and management of the Company on developments occurring between Board meetings;

•	working with the Chair of the Nominating and Board Governance Committee with respect to the recruitment, selection and orientation of new Board members and Board committee composition;

•	leading the Board’s review of the succession plan for the Chief Executive Officer and other key senior executives;

•	discussing the Company’s executive compensation program with the Company’s large institutional stockholders, including input and advice from the Chair of the Compensation and Organization Committee and the Compensation and Organization Committee’s independent consultant, and reporting any feedback to the Compensation and Organization Committee;

•	coordinating the Board’s self-assessment and evaluation process and ensuring that Board members continually update their skills and knowledge required to fulfill their roles on the Board and on Board committees;

•	coordinating periodic Board input and review of management’s strategic plan for the Company;

•	facilitating the communication between and among the independent directors and management of the Company;

•	briefing the Chief Executive Officer on issues and concerns arising in the executive sessions of the independent directors;

•	coordinating and chairing the annual Board performance review of the Chief Executive Officer and communicating the results to the Chief Executive Officer;

•	providing strategic advice to the Chief Executive Officer on operational and financial matters, as necessary;

•	presiding over annual and special meetings of the Company’s stockholders;

•	facilitating communications with investors on Wall Street, in collaboration with the Chief Executive Officer;

•	ensuring that views of major investors in the Company’s Common Stock are communicated to the Board, in collaboration with the Chief Executive Officer;

•	being available for consultation and direct communication with the Company’s stockholders; and

•	performing such other duties as the Board delegated to him.

On January 30, 2017, the Board approved the following leadership changes, effective February 1, 2017:

•	appointed Fran Horowitz to serve as the Chief Executive Officer of the Company and to serve on the Board and as a member of the Executive Committee of the Board;

•	appointed Joanne C. Crevoiserat to serve as the Chief Operating Officer of the Company, in addition to her then role as Executive Vice President and Chief Financial Officer of the Company;

•	dissolved the Office of the Chairman; and

•	provided that all officers of the Company who had reported to Mr. Martinez while he was leading the Office of the Chairman in his capacity as the representative of the Board, would now report directly to Ms. Horowitz.

The Board also determined that it would be in the best interest of the Company for Mr. Martinez to continue to serve as Executive Chairman of the Board, in conjunction with the appointment of Ms. Horowitz as the Chief Executive Officer of the Company, until such date as was later determined by the Nominating and Board Governance Committee and the Board. In connection with his continued service as Executive Chairman of the Board, on February 15, 2017, the Board, based on a recommendation from the Nominating and Board Governance Committee, delegated additional duties and responsibilities to Mr. Martinez as permitted under the Company’s Corporate Governance Guidelines. In addition to the specific duties and responsibilities of the Company Chairman as enumerated in the Corporate Governance Guidelines, Mr. Martinez had the following additional duties and responsibilities as Executive Chairman of the Board:

•	advising and mentoring the new Chief Executive Officer and assisting with the Chief Executive Officer’s transition to a new and unfamiliar role;

•	assisting the Chief Executive Officer in building relationships with the directors of the Company;

•	reviewing periodically the Company’s overall vision, business plan, financial performance and other activities with the Chief Executive Officer;

•	providing counsel to the Chief Executive Officer on budget planning and long-term strategy, succession planning, day-to-day operational decision-making, clarity in the roles and responsibilities of key senior executives, critical levers, decision points, progress on key initiatives, critical talent decisions, investment decisions and issues that could impact the Company’s reputation;

•	providing counsel, advice and support to the management team;

•	serving as the liaison between the Board and the Chief Executive Officer on sensitive issues, as appropriate;

•	ensuring effective implementation of the Board’s decisions;

•	being available to speak on behalf of the Company and the Board, when appropriate, to investment analysts, participating in earnings calls and providing guidance to the Chief Executive Officer in participation on earnings calls; and

•	assisting the Chief Executive Officer with developing and enhancing key relationships externally, including with stockholders, investment analysts and the community.

On March 27, 2017, the Board appointed Terry L. Burman to serve as the Lead Independent Director. The Board has adopted a written description of the duties and responsibilities of a Lead Independent Director. In his capacity as Lead Independent Director from March 27, 2017 until the end of Fiscal 2017, Mr. Burman had specific duties and responsibilities that were intended to provide independent Board leadership complementing those of Mr. Martinez as the Executive Chairman of the Board. In his capacity as the Lead Independent Director, Mr. Burman was responsible for:

•	consulting with the Company Chairman with respect to appropriate agenda items for meetings of the Board and the standing committees of the Board, as necessary;

•	discussing with the chairs of the standing committees of the Board, their activities and endeavoring, consistent with the charters of the various standing committees, to coordinate activities among the standing committees, as necessary;

•	in consultation with the non-associate directors, advising the Company Chairman as to the appropriate schedule of Board meetings, as necessary;

•	calling executive sessions or meetings of the independent directors or the non-associate directors, when necessary or appropriate;

•	presiding at all meetings at which the Company Chairman was not present including executive sessions of the independent directors or the non-associate directors and, if appropriate, apprising the Company Chairman of the issues considered;

•	serving as a liaison between the Company Chairman and the independent directors (or the non-associate directors, if appropriate), as necessary;

•	in the absence of full Board approval, approving the retention of outside advisors and consultants who report directly to the Board on critical issues;

•	being available for consultation and direct communication with the Company’s stockholders; and

•	performing such other duties as the Board delegated to him.

On January 19, 2018, based on recommendations from the Nominating and Board Governance Committee, the Board took the following actions in furtherance of the planned transition of the Chairman of the Board role from Arthur C. Martinez to Terry L. Burman:

•	In contemplation of planned retirement of Mr. Martinez as a director of the Company at the expiration of his current term immediately prior to the 2018 Annual Meeting, the Board accepted Mr. Martinez’s resignation from his positions as Executive Chairman of the Board and Chair of the Executive Committee, in each case effective February 3, 2018 (the end of Fiscal 2017). Mr. Martinez will continue to serve as a member of the Executive Committee until the expiration of his current term as a director of the Company.

•	The Board elected Mr. Burman to serve as Non-Executive Chairman of the Board and appointed him as Chair of the Executive Committee, in each case effective February 3, 2018. In contemplation of his transition to Non-Executive Chairman of the Board and in light of the additional responsibilities he assumed in such role, the Board accepted Mr. Burman’s resignation from his position as the Lead Independent Director also effective February 3, 2018.

In his role as Non-Executive Chairman of the Board, Mr. Burman has the duties and responsibilities of the Company Chairman which Mr. Martinez had previously discharged, as described above on page 35 of this Proxy Statement.

The Company believes that the service of Mr. Martinez as the Executive Chairman of the Board, Mr. Burman as the Lead Independent Director, Ms. Horowitz as the Chief Executive Officer and Ms. Crevoiserat as the Chief Operating Officer during Fiscal 2017 allowed for effective management of the Company’s business. The Board also believes that the service of Mr. Burman as the Non-Executive Chairman of the Board, Ms. Horowitz as the Chief Executive Officer and Ms. Crevoiserat as the Chief Operating Officer will allow for continued effective management of the Company’s business moving forward. In addition, the Company believes that the independent Company Chairman, together with a Board whose members (other than Ms. Horowitz) all qualify as independent, including the chairs for each of our Board committees, represents the most appropriate Board leadership structure for the Company. Regularly scheduled executive sessions of the independent directors, as well as written duties and responsibilities for the Company Chairman and for each of our standing committees, support this Board leadership structure.

This structure demonstrates to all of our stakeholders, including our associates, customers and stockholders, that our Board is committed to engaged, independent leadership and the performance of the Board’s responsibilities. Experienced and independent Board members oversee the Company’s operations, risks, performance and business strategy. The Board believes that its strong corporate governance practices provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

Committees of the Board

The Board has five standing committees — the Audit and Finance Committee, the Compensation and Organization Committee, the Corporate Social Responsibility Committee, the Executive Committee and the Nominating and Board Governance Committee. The current members of these committees are identified in the following table.

Committees of the Board

Director	Audit and Finance	Compensation and Organization	Corporate Social Responsibility	Executive	Nominating and Board Governance
Kerrii B. Anderson	X
James B. Bachmann	Chair		X
Bonnie R. Brooks		X			X
Terry L. Burman				Chair
Sarah M. Gallagher			X		X
Michael E. Greenlees	X	Chair
Archie M. Griffin			Chair		X
Fran Horowitz				X
Arthur C. Martinez				X
Charles R. Perrin	X	X			Chair
Fiscal 2017 Meetings	14	9	3	0	9

Audit and Finance Committee

The Audit and Finance Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). James B. Bachmann, Michael E. Greenlees and Charles R. Perrin served as members of the Audit and Finance Committee throughout Fiscal 2017, with Mr. Bachmann serving as the Chair of the Audit and Finance Committee for all of Fiscal 2017. Kerrii B. Anderson was appointed to the Audit and Finance Committee upon her election to the Board on February 23, 2017. Stephanie M. Shern served as a member of the Audit and Finance Committee during Fiscal 2017 from January 29, 2017 to August 15, 2017. Craig R. Stapleton served as a member of the Audit and Finance Committee during Fiscal 2017 from January 29, 2017 to June 15, 2017. The Board has determined that each member of the Audit and Finance Committee qualifies, and that during their respective periods of service in Fiscal 2017, each of Stephanie M. Shern and Craig R. Stapleton qualified, as an independent director under the applicable NYSE Rules and under SEC Rule 10A-3. The Board has also determined that all members of the Audit and Finance Committee are “financially literate” under the applicable NYSE Rules and qualify as “audit committee financial experts” under applicable SEC Rules by virtue of their respective experience which is described in the section captioned “Nominees” beginning on page 22 of this Proxy Statement. The Board believes that each member of the Audit and Finance Committee is highly qualified to discharge his or her duties on behalf of the Company and our subsidiaries.

The Audit and Finance Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on December 15, 2015, a copy of which is posted on the “Corporate Governance” page within the “Our Company” section of the Company’s website at corporate.abercrombie.com, accessible through the “Investors” page. At least annually, the Audit and Finance Committee, in consultation with the Nominating and Board Governance Committee, reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The duties and responsibilities of the Audit and Finance Committee are set forth in its charter. The primary functions of the Audit and Finance Committee are to assist the Board in the oversight of:

•	the integrity of the Company’s financial statements;

•	the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting;

•	the compliance by the Company and our subsidiaries with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm;

•	compliance with the Company’s Code of Business Conduct and Ethics;

•	enterprise risk issues and enterprise risk management policies, guidelines and programs;

•	the annual independent audit of the Company’s financial statements; and

•	the review of the financial plans and policies of the Company.

At least annually, the Audit and Finance Committee authorizes the appointment, compensation and retention of the Company’s independent registered public accounting firm and then oversees that firm’s work, including the resolution of disagreements between management of the Company and the Company’s independent registered public accounting firm regarding financial reporting. The Audit and Finance Committee also reviews and discusses with management of the Company and the Company’s independent registered public accounting firm the Company’s financial statements and the related disclosures to be made in the Company’s periodic reports filed with the SEC, and discusses any other matters required to be communicated to the Audit and Finance Committee by the Company’s independent registered public accounting firm under applicable Public Company Accounting Oversight Board (“PCAOB”) standards. At least annually, the Audit and Finance Committee also reviews and discusses with management of the Company, the Company’s General Counsel, the Company’s Chief Ethics and Compliance Officer, the Company’s Chief Audit Executive and the Company’s independent registered public accounting firm, the Company’s processes regarding compliance with legal and regulatory requirements and communication of and compliance with the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics.

The Audit and Finance Committee’s annual report relating to Fiscal 2017 begins on page 107 of this Proxy Statement.

Compensation and Organization Committee

The Compensation and Organization Committee provides overall guidance for the Company’s executive compensation policies and approves the amounts and elements of compensation for the Company’s executive officers. Terry L. Burman, Michael E. Greenlees and Charles R. Perrin served as members of the Compensation and Organization Committee throughout Fiscal 2017, with Mr. Perrin serving as the Chair of the Compensation and Organization Committee from June 15, 2017 to February 3, 2018 and Mr. Greenlees serving as the Chair of the Compensation and Organization Committee from April 11, 2011 to June 14, 2017. Bonnie R. Brooks was appointed to the Compensation and Organization Committee on June 15, 2017. Terry L. Burman resigned as a member of the Compensation and Organization Committee effective February 3, 2018, in connection with his election as Non-Executive Chairman of the Board of the Company. Craig R. Stapleton served as a member of the Compensation and Organization Committee during Fiscal 2017 from January 29, 2017 to June 15, 2017. The Board has determined that each member of the Compensation and Organization Committee qualifies, and that during their respective periods of service in Fiscal 2017, each of Terry L. Burman and Craig R. Stapleton qualified, as an independent director under the applicable NYSE Rules, including those specifically applicable to members of the Compensation and Organization Committee.

The Compensation and Organization Committee is organized and conducts its business pursuant to a written charter which was most recently revised by the Board on August 20, 2014, a copy of which is posted on the “Corporate Governance” page within the “Our Company” section of the Company’s website at corporate.abercrombie.com, accessible through the “Investors” page. At least annually, the Compensation and Organization Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Compensation and Organization Committee’s charter sets forth the duties and responsibilities of the Compensation and Organization Committee. The primary functions of the Compensation and Organization Committee are to assist the Board in:

•	overseeing the Company’s overall compensation structure, policies and programs, discharging the Board’s responsibilities relating to the Chief Executive Officer and other officers of the Company identified in Rule 16a-1(f) under the Exchange Act (the “Section 16 Officers”), including the Company’s executive officers, as well as other officers as determined by the Compensation and Organization Committee;

•	assessing the results of the most recent advisory vote(s) on executive compensation by the Company’s stockholders;

•	making recommendations to the Nominating and Board Governance Committee regarding compensation of the non-associate directors of the Company;

•	reviewing and monitoring the Company’s organizational development strategies and practices;

•	reviewing succession plans for the Chief Executive Officer and other Section 16 Officers, including the executive officers of the Company; and

•	overseeing any and all welfare and retirement benefit plans for associates of the Company.

At least annually, the Compensation and Organization Committee assesses the independence of consultants, outside counsel and other advisors (whether retained by the Compensation and Organization Committee or by management of the Company) that provide advice to the Compensation and Organization Committee and whether the work performed by compensation consultants or other advisors who are involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s annual proxy statement.

The Compensation and Organization Committee’s processes and procedures to determine executive compensation, including the use of compensation consultants and the role of executive officers in making recommendations relating to executive compensation, are described in the section captioned “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 55 of this Proxy Statement.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee provides oversight of the Company’s attention to issues of social responsibility, including diversity and inclusion, health and safety, human rights, environmental and philanthropy and the Company’s policies, practices and progress with respect to such issues. James B. Bachmann, Sarah M. Gallagher and Archie M. Griffin served as members of the Corporate Social Responsibility Committee throughout Fiscal 2017, with Mr. Griffin serving as the Chair of the Corporate Social Responsibility Committee for all of Fiscal 2017.

The Corporate Social Responsibility Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on August 20, 2014, a copy of which is posted on the “Corporate Governance” page within the “Our Company” section of the Company’s website at corporate.abercrombie.com, accessible through the “Investors” page. At least annually, the Corporate Social

Responsibility Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

Executive Committee

Arthur C. Martinez served as a member and the Chair of the Executive Committee throughout Fiscal 2017 and resigned as the Chair effective February 3, 2018 in contemplation of his planned retirement as a director of the Company at the expiration of his current term immediately prior to the 2018 Annual Meeting. Mr. Martinez will continue to serve as a member of the Executive Committee until the expiration of his current term as a director of the Company. Terri L. Burman became a member and the Chair of the Executive Committee effective February 3, 2018, upon his appointment as Non-Executive Chairman of the Board of the Company. Fran Horowitz became a member of the Executive Committee on February 1, 2017, upon her appointment as Chief Executive Officer and a director of the Company. James B. Bachmann served as a member of the Executive Committee during Fiscal 2017 from January 29, 2017 to June 15, 2017. Craig R. Stapleton served as a member of the Executive Committee during Fiscal 2017 from January 29, 2017 to June 15, 2017.

The Executive Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on April 20, 2015, a copy of which is posted on the “Corporate Governance” page within the “Our Company” section of the Company’s website at corporate.abercrombie.com, accessible through the “Investors” page. Periodically, the Executive Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Executive Committee is to act on behalf of the Board in between Board meetings with respect to matters that, in the opinion of the Company Chairman, should not be postponed until the next scheduled meeting of the Board, subject to such limitations as the Board and/or applicable law may impose. In addition, the Executive Committee has been appointed by the Board to take any action deemed necessary under exigent circumstances when a quorum of the Board cannot be satisfied, subject to any limitation imposed under applicable law.

Nominating and Board Governance Committee

Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher and Archie M. Griffin served as members of the Nominating and Board Governance Committee throughout Fiscal 2017, with Mr. Burman serving as the Chair of the Nominating and Board Governance Committee for all of Fiscal 2017. Charles R. Perrin was appointed as a member and the Chair of the Nominating and Board Governance Committee on February 23, 2018. Terry L. Burman resigned as a member and the Chair of the Nominating and Board Governance Committee effective February 23, 2018, in connection with his election as Non-Executive Chairman of the Board of the Company. Craig R. Stapleton served as a member of the Nominating and Board Governance Committee during Fiscal 2017 from January 29, 2017 to June 15, 2017. The Board has determined that each member of the Nominating and Board Governance Committee qualifies, and during their respective periods of service during Fiscal 2017, each of Terry L. Burman and Craig R. Stapleton qualified, as an independent director under the applicable NYSE Rules.

The Nominating and Board Governance Committee is organized and conducts its business pursuant to a written charter which was most recently revised by the Board on February 18, 2015, a copy of which is posted on the “Corporate Governance” page within the “Our Company” section of the Company’s website at corporate.abercrombie.com, accessible through the “Investors” page. At least annually, the Nominating and Board Governance Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The purpose of the Nominating and Board Governance Committee is to provide oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of stockholders and developing and recommending to the Board a set of corporate governance principles applicable to the Company. The Nominating and Board Governance Committee also has responsibility for making recommendations to the Board and the Chairman of the Board in the area of committee membership selection, including Board committee chairs, and overseeing the evaluation of the Board. The Nominating and Board Governance Committee is also to annually review, receive recommendations from the Compensation and Organization Committee and make recommendations to the Board regarding the compensation for the Company’s non-associate directors. The Nominating and Board Governance Committee also has responsibility for the implementation of the Company’s related person transaction policy.

Director Qualifications and Consideration of Director Candidates

Under the Company’s Corporate Governance Guidelines, no director is to be nominated by the Board to stand for election or re-election after reaching age 75. However, the Board may nominate such a director for election or re-election if the Board believes that such director’s service on the Board is in the best interests of the Company and our stockholders. On April 9, 2018, based on a recommendation from the Nominating and Board Governance Committee, the Board unanimously approved the nomination of James B. Bachmann for re-election to the Board and believes his continued service is in the best interests of the Company and our stockholders.

As described above, the Company has a standing Nominating and Board Governance Committee that has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Board Governance Committee evaluates the entirety of each candidate’s credentials and, other than the age guidelines mentioned above, does not have specific eligibility requirements or minimum qualifications that must be met by a candidate. However, the Company’s Corporate Governance Guidelines provide that no member of the Board may simultaneously serve on the boards of directors of more than three public companies other than the Company unless the Board has determined, upon recommendation by the Nominating and Board Governance Committee, that the aggregate number of directorships held would not interfere with the individual’s ability to carry out his or her responsibilities as a director of the Company.

In considering director candidates, the Nominating and Board Governance Committee considers those factors it deems appropriate, including (i) the nominee’s independence, judgment, strength of character, ethics and integrity; (ii) the nominee’s business or other relevant experience and skills and knowledge useful to the oversight of the Company’s business; (iii) the Company’s strong commitment to diversity and inclusion at all levels of the Company; and (iv) such other factors as the members of the Nominating and Board Governance Committee conclude are appropriate in light of the needs of the Board. The Company believes that the Board as a whole should have competency in the following areas: (a) audit, accounting and finance; (b) business judgment; (c) management; (d) industry knowledge; (e) leadership; and (f) strategy/vision. Depending on the current needs of the Board, the Nominating and Board Governance Committee may weigh certain factors more or less heavily. The Nominating and Board Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.

While the Board and the Nominating and Board Governance Committee do not have specific eligibility requirements, other than the age guidelines mentioned above, and do not, as a matter of course, weigh any of the factors they deem appropriate more heavily than others, both the Board and the Nominating and Board Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. The Company believes that the members of the Board, as a group, have such backgrounds and qualifications, although this is an area of constant focus for the Board and the Nominating and Board Governance Committee.

The Nominating and Board Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. Accordingly, the Board believes that this ongoing pursuit of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, the Nominating and Board Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. In Fiscal 2017, the Nominating and Board Governance Committee used Russell Reynolds Associates, a global executive search firm, to help identify and evaluate director candidates. Kerrii B. Anderson was recommended to the Nominating and Board Governance Committee by Russell Reynolds Associates.

Information regarding each of our directors is set forth above under the caption “Nominees.” In addition to the specific information presented with respect to such individual, the Company believes that each of our directors has a reputation for the highest character and integrity and that our directors have worked cohesively and constructively with each other and with management of the Company. They have each demonstrated business acumen and an ability to exercise sound judgment.

Director Nominations

The Board, taking into account the recommendations of the Nominating and Board Governance Committee, selects nominees for election as directors at each annual meeting of stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Board Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Board Governance Committee, in care of the Company, at the Company’s principal executive offices at 6301 Fitch Path, New Albany, Ohio 43054. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, must accompany any such recommendation.

In addition, stockholders wishing to formally nominate a candidate for election as a director may do so provided they comply with the notice procedures set forth in Section 2.04 of the Company’s Amended and Restated Bylaws. A nominating stockholder must be a stockholder of record on both the date of the giving of the required notice of proposed nomination and the record date for determining the stockholders entitled to notice of and to vote at the relevant meeting of the stockholders.

The notice of a nominating stockholder in respect of an annual meeting of stockholders must be in writing and delivered in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the principal executive offices of the Company, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, which, for purposes of the Company’s 2019 Annual Meeting, means no earlier than the close of business on January 15, 2019 and no later than the close of business on February 14, 2019. The Corporate Secretary of the Company will deliver any stockholder nominations received in a timely manner for review by the Nominating and Board Governance Committee.

The informational requirements for stockholder notices with respect to the nomination of director candidates are detailed and include the disclosure of all derivative and synthetic instruments and short interests held by the nominating stockholder and such stockholder’s affiliates or associates as well as by any proposed nominee.

A stockholder providing notice of any nomination proposed to be made at an annual meeting of stockholders must update and supplement such notice, if necessary, so that the information provided is true and correct as of the record date for determining the stockholders entitled to receive notice for the annual meeting. Such update and supplement must be delivered either in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the principal executive offices of the Company, not later than five business days after the record date for the annual meeting at issue.

No person may be elected as a director unless he or she has been nominated by a stockholder in the manner just described or by the Board or a committee of the Board.

Nominations of Individuals for Election as Directors at the 2019 Annual Meeting Using Proxy Access

A stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years shares of the Company’s Common Stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in the Company’s proxy materials director nominees constituting up to 25% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in Section 2.04 of the Company’s Amended and Restated Bylaws. For purposes of the Company’s 2019 Annual Meeting, notice of proxy access nominees must be received no earlier than the close of business on January 15, 2019 and no later than the close of business on February 14, 2019.

Directors Who Substantially Change Their Job Responsibility

A director must inform the Company Chairman or the Lead Independent Director, as applicable, and the Chair of the Nominating and Board Governance Committee as promptly as feasible, in advance, if the director is contemplating a change in employment, membership on another public company board of directors, or any other board membership or other change in status or circumstances that might cause the Board to conclude that the director is no longer independent, is no longer qualified to serve on the Board or might not be able to continue to serve effectively or that such service otherwise is no longer appropriate. Such prior notice is intended to permit management of the Company to conduct a preliminary analysis of the potential impact of the proposed change on the director’s independence and/or service, and for the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee to consider that analysis and, as appropriate, to consult with the director before the director commits to the proposed change. If the determination is made that the potential change constitutes a conflict of interest or interferes with the director’s ability to carry out his or her responsibilities as a director of the Company, the director must immediately submit a letter of resignation or not proceed with the potential change.

If sufficient prior notice cannot be given, the director must immediately submit a letter of resignation to the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee. Upon receipt of such a letter of resignation, the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee will duly consider the matter and make a timely recommendation to the full Board of the appropriate action, if any, to be taken with respect to the resignation.

It is not the sense of the Board that in every instance a director who is contemplating a change in the director’s job responsibility or other status should leave the Board. There should, however, be an opportunity for the Board, through the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee, to review the effect, if any, of the proposed change on the interests of the Company.

Board Role in Risk Oversight

The Board oversees the management of risks related to the operation of our Company. As part of its oversight, the Board receives periodic reports from members of our Enterprise Risk Management Committee, which is comprised of senior management of the Company, on various aspects of risk, including our enterprise risk management program. The committees of the Board also oversee the management of risks that fall within their respective areas of responsibility. In performing this function, each Board committee has full access to management, as well as the ability to engage advisors. The Chair of each Board committee reports on the applicable committee’s activities at each Board meeting and has the opportunity to discuss risk management with the full Board at that time.

The Audit and Finance Committee oversees our policies with respect to risk assessment and risk management, as required under its charter and by applicable NYSE Rules. As an extension of this role, the Audit and Finance Committee oversees the Company’s enterprise risk management framework, the risk tolerance of the Company, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit and Finance Committee also receives quarterly reports from the Enterprise Risk Management Committee and the Company’s General Counsel on various issues of risk and risk management programs. In addition, the Audit and Finance Committee meets privately on a regular basis with representatives of the Company’s independent registered public accounting firm to discuss the Company’s auditing and accounting processes and management.

The Compensation and Organization Committee assesses the incentives and risks arising from or related to the Company’s compensation programs and plans. The Compensation and Organization Committee receives a risk assessment from its independent compensation consultant that analyses the risks represented by each component of our executive compensation program, as well as mitigating factors, as discussed in further detail below.

The Nominating and Board Governance Committee reviews issues related to the Company’s governance structure, corporate governance matters and processes and risks arising from related person transactions.

The Corporate Social Responsibility Committee reviews issues related to diversity and inclusion, human rights and environmental and philanthropic matters.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, management of the Company and the Compensation and Organization Committee have assessed the Company’s compensation programs. Based upon all of the facts and circumstances available to the Company at the time of the filing of this Proxy Statement, management of the Company and the Compensation and Organization Committee have concluded that there are no risks arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. This assessment was overseen by the Compensation and Organization Committee, in consultation with its independent counsel and independent compensation consultant.

We reviewed the compensation policies and practices in effect for our executive officers, our senior management and our associates and assessed the features we have built into the compensation programs to discourage excessive risk-taking. These features include, among other things, a balance between different elements of compensation and use of different time periods and performance metrics for different elements of compensation. The annual cash incentive program under the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan (the “Short-Term Cash Incentive Plan”) for the Leadership Team reflects performance on Adjusted EBIT goals and a scorecard of strategic and operational performance measures, as well as individual performance. The annual cash incentive program under the Short-Term Cash Incentive Plan for associates below the Leadership Team reflected corporate and brand-based performance measures for Fiscal 2017. The Company has also imposed stock ownership guidelines on senior management and included clawback provisions in our cash-based incentive plans and our equity-based incentive plans which are applicable to all participating associates.

Base Salary

•	Each job held by an associate below the Leadership Team level is assessed against the competitive market, and a range of base pay (within an overall salary grade structure) is assigned.

•	Individual merit pay decisions are constrained by a grid which relates the size of a pay increase to a given level of individual performance and/or competitive market position, subject to aggregate caps (i.e., the merit increase budget).

•	At the Leadership Team level and for certain other designated officers, the Company reviews market data for the applicable position, and all pay decisions are reviewed and approved by the Compensation and Organization Committee.

Annual Cash Incentive Compensation

•	In Fiscal 2017, annual cash incentive payments under the Short-Term Cash Incentive Plan to Leadership Team members were determined by overall Company performance on Adjusted EBIT goals and a scorecard of strategic and operational performance measures, as well as individual performance.

•	Adjusted EBIT is also used to determine the annual cash incentive pool below the Leadership Team and is a critical measure of the overall operating results of the business.

•	The Compensation and Organization Committee approves all goals for the annual cash incentive program and reviews and certifies performance achievement at the conclusion of the fiscal year.

•	The ability for a single individual to affect overall corporate EBIT is limited to a handful of the most senior executives.

•	Individual awards are capped for every associate, and are subject to Compensation and Organization Committee approval and, if necessary, the Compensation and Organization Committee’s negative discretion.

Long-Term Equity-Based Incentive Plans

•	In Fiscal 2017, the Company granted a mix of performance share awards (“PSAs”) and restricted stock units (“RSUs”) under the 2016 Associates LTIP. For Leadership Team members, including the NEOs, the mix was 50% in PSAs and 50% in time-vested RSUs with a Section 162(m) performance hurdle. Lower management levels received time-vested RSUs.

•	These awards vest over three or four years subsequent to grant, and provide a significant retention “hold” on associates, who would forfeit considerable value should they leave the Company prior to vesting.

•	In Fiscal 2017, the design of the PSAs granted to the NEOs provided for vesting based upon two performance metrics linked to the Company’s operating and stockholder return goals: Return on Invested Capital (“ROIC”) and Total Stockholder Return (“TSR”) versus the S&P Retail Select Industry Index (“Relative TSR”).

•	For PSAs, the time frame for measuring performance extends over three years, and three-year cliff vesting applies.

•	The Compensation and Organization Committee approves all PSA goals and reviews and certifies performance achievement at the conclusion of the three-year performance cycle.

•	Use of complementary metrics for annual cash incentives and PSAs, as well as a variety of time frames, serves to further mitigate risk.

Compensation of Directors

Any officer of the Company who is also a director receives no additional compensation for services rendered as a director. For Fiscal 2017, directors who are not associates of the Company or our subsidiaries (“non-associate directors”), other than Arthur C. Martinez, were entitled to receive and they continue to be entitled to receive:

•	an annual cash retainer of $65,000 for Board service (paid quarterly in arrears);

•	an additional annual cash retainer for each standing committee Chair and member of $25,000 and $12,500, respectively, other than (i) the Chair and the members of the Audit and Finance Committee who are to receive an additional annual cash retainer of $40,000 and $25,000, respectively; and (ii) the Chair of the Compensation and Organization Committee who is to receive an additional annual cash retainer of $30,000, in each case for serving in the stated capacity. In each case, the retainers are paid quarterly in arrears; and

•	an annual grant of RSUs, to be granted on the date of the annual meeting of stockholders of the Company (if the non-associate directors continue to serve after the annual meeting of stockholders) and which will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of a non-associate director’s death or total disability or upon termination of service in connection with a change of control of the Company. The market value of the shares of Common Stock underlying the annual grant of RSUs on the grant date is to be $150,000. This grant, based on the market value of the shares of Common Stock underlying the RSUs to be granted, aligns with market practice and results in a consistent market value for the RSUs granted each year.

Prior to February 1, 2017, Mr. Martinez had received in addition to the annual cash retainer and annual grant of RSUs received by the other non-associate directors:

•	in his capacity as Non-Executive Chairman of the Board, an additional cash retainer of $200,000 and an additional annual grant of RSUs, with the market value of the underlying shares of Common Stock on the grant date being $100,000; and

•	in his capacity as Executive Chairman of the Board, an additional cash retainer of $625,000 and an additional annual grant of RSUs, with the market value of the underlying shares of Common Stock on the grant date being $1,875,000.

These additional annual cash retainers and additional annual grants of RSUs are referred to as the “Pre-Fiscal 2017 Martinez Additional Compensation.”

On January 30, 2017, the Board appointed Fran Horowitz to serve as the Chief Executive Officer of the Company, effective February 1, 2017. In conjunction with Ms. Horowitz’s appointment as the Chief Executive Officer of the Company, the Board dissolved the Office of the Chairman, effective February 1, 2017. In addition, all officers of the Company who had reported to Mr. Martinez while he was leading the Office of the Chairman in his capacity as the representative of the Board, now report directly to Ms. Horowitz.

In connection with the appointment of Ms. Horowitz as Chief Executive Officer of the Company, the Board determined on April 3, 2017 that the compensation to be received by Mr. Martinez in his role as Executive Chairman of the Board was to be modified to reflect Mr. Martinez’s reduced responsibilities. The annual cash retainers received in his capacity as a non-associate director (whether for Board service or Board committee service) as well as the Pre-2017 Martinez Additional Compensation received in the form of additional annual cash retainers ceased to be paid to Mr. Martinez effective as of February 1, 2017. The additional annual grant of RSUs received by Mr. Martinez as Executive Chairman of the Board on the date of the 2016 Annual Meeting was vested on April 3, 2017, with the number of vested RSUs based on the period which elapsed from June 16, 2016 to February 1, 2017. Mr. Martinez’s other outstanding RSU awards as of April 3, 2017 (i.e., the awards received as a non-associate director and as Non-Executive Chairman of the Board on the date of the 2016 Annual Meeting) vested in full on the date of the 2017 Annual Meeting.

In his capacity as Executive Chairman of the Board, Mr. Martinez received the following compensation for Fiscal 2017:

•	an annual cash retainer of $500,000 (the “Executive Chairman Cash Retainer”), paid quarterly in arrears.

The Executive Chairman Cash Retainer received by Mr. Martinez for the period of time between February 1, 2017 and June 15, 2017 was based on the portion of a full year (i.e., the period from the 2016 Annual Meeting to the 2017 Annual Meeting) that such period of time represented; and

•	an annual grant of RSUs, with the market value of the shares of Common Stock underlying the annual grant equal to $1,000,000 on the grant date (the “Executive Chairman RSU Retainer”).

Effective April 3, 2017, Mr. Martinez was granted a pro-rated Executive Chairman RSU Retainer that:

•	was based on the portion of a full year that the period of time between February 1, 2017 and June 15, 2017 represented (or 32,318 RSUs with a market value of $367,132); and

•	vested on the date of the 2017 Annual Meeting.

Beginning with the date of the 2017 Annual Meeting, unless the Board were to determine otherwise, the full amount of the annual Executive Chairman Cash Retainer was to be paid to Mr. Martinez (quarterly in arrears) and the annual grant of the Executive Chairman RSU Retainer was to be subject to the following provisions:

•	RSUs representing the full amount of the Executive Chairman RSU Retainer were to be granted on the date of the annual meeting of stockholders of the Company (if Mr. Martinez continued to serve after the annual meeting of stockholders); and

•	RSUs were to vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

In connection with Mr. Martinez’s resignation from the role of Executive Chairman of the Board of the Company, effective April 2, 2018 (the execution date by Mr. Martinez), the Company and Mr. Martinez entered into an agreement to set forth the terms of Mr. Martinez’s cash and equity compensation for his service as Executive Chairman of the Board of the Company for the period from June 15, 2017 through February 3, 2018 and of his cash and equity compensation for his service as a non-associate director of the Company for the period from February 4, 2018 through the next regularly scheduled annual meeting of stockholders of the Company (i.e., the 2018 Annual Meeting to be held on June 14, 2018).

With respect to Mr. Martinez’s cash compensation, Mr. Martinez received a pro-rated amount of the Executive Chairman Cash Retainer for the period from June 15, 2017 through February 3, 2018, in the amount of $320,055. The remaining portion of the Executive Chairman Cash Retainer ($179,945), which would have been paid for the period from February 4, 2018 through June 14, 2018, will be forfeited. Mr. Martinez will instead receive (i) a pro-rated amount of the standard $65,000 annual cash retainer for non-associate directors in the amount of $23,393 and (ii) a pro-rated amount of the $12,500 annual cash retainer for members of the Executive Committee in the amount of $4,499, in each case for his service from February 4, 2018 through June 14, 2018.

Mr. Martinez will receive a pro-rated portion of the Executive Chairman RSU Retainer to cover the period from June 15, 2017 through February 3, 2018 and a pro-rated portion of the standard RSU grant for non-associate directors for the period from February 4, 2018 through June 14, 2018. The pro-rated portions of the RSU grants cover a total of 55,396 shares consisting of (i) 51,087 shares underlying the portion of the Executive Chairman RSU Retainer for the period from June 15, 2017 through February 3, 2018 and (ii) a pro-rated portion covering 4,309 shares underlying the standard non-associate director RSU grant for the period from February 4, 2018 through June 15, 2018. RSUs will continue to vest on the earlier of the 2018 Annual Meeting or the one-year anniversary of the grant date, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company. A pro-rated portion of the Executive Chairman RSU Retainer, covering 24,413 shares, for the period between February 4, 2018 and June 14, 2018, was forfeited.

In connection with Mr. Burman’s assumption of the role of Non-Executive Chairman of the Board of the Company on February 3, 2018 and his corresponding resignations as the Lead Independent Director, the Chair of the Nominating and Board Governance Committee and a member of the Compensation and Organization Committee, Mr. Burman’s compensation was adjusted as follows:

•	Mr. Burman’s compensation as the Lead Independent Director was pro-rated for the period from June 15, 2017 through February 3, 2018;

•	Mr. Burman’s compensation as a member of the Compensation and Organization Committee was pro-rated for the period from June 15, 2017 through February 3, 2018; and

•	Mr. Burman’s compensation as Chair of the Nominating and Board Governance Committee was pro-rated for the period from June 15, 2017 through February 23, 2018.

In his capacity as the Non-Executive Chairman of the Board of the Company, Mr. Burman will receive the following compensation for Fiscal 2018:

•	an additional annual cash retainer of $100,000 (the “Non-Executive Chairman Cash Retainer”), paid quarterly in arrears, as long as Mr. Burman continues to serve as the Non-Executive Chairman of the Board, pro-rated for the period from February 3, 2018 through the date of the 2018 Annual Meeting;

•	an additional annual grant of RSUs, with the market value of the shares of Common Stock underlying this annual grant being equal to $100,000 on the grant date (the “Non-Executive Chairman RSU Retainer”), pro-rated for the period from February 3, 2018 through the date of the 2018 Annual Meeting. These RSUs, with an approximate market value of $35,989, will vest on the earlier of the date of the 2018 Annual Meeting or the first anniversary of the grant date, subject to earlier vesting in the event of Mr. Burman’s death or total disability or upon a change of control of the Company; and

•	if Mr. Burman’s service as Non-Executive Chairman of the Board ends for any reason other than his death or total disability, a pro-rata portion of unvested RSUs subject to the Non-Executive Chairman RSU Retainer will vest to reflect the portion of the period that has elapsed between the grant date and the date on which his service as Non-Executive Chairman of the Board ends.

Beginning with the date of the 2018 Annual Meeting, unless the Board were to determine otherwise, and subject to Mr. Burman continuing in the role of Non-Executive Chairman of the Board, the full amount of the annual Non-Executive Chairman Cash Retainer will be paid to Mr. Burman (quarterly in arrears as long as Mr. Burman continues to serve as the Non-Executive Chairman of the Board) and the annual grant of the Non-Executive Chairman RSU Retainer will be subject to the following provisions:

•	RSUs representing the full amount of the Non-Executive Chairman RSU Retainer will be granted on the date of the annual meeting of stockholders of the Company (if Mr. Burman continues to serve after the annual meeting of stockholders);

•	RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of Mr. Burman’s death or total disability or upon a change of control of the Company; and

•	if Mr. Burman’s service as Non-Executive Chairman of the Board ends for any reason other than his death or total disability, a pro-rata portion of unvested RSUs subject to the Non-Executive Chairman RSU Retainer will vest to reflect the portion of the year that has elapsed between the grant date and the date on which his service as Non-Executive Chairman of the Board ends.

All non-associate directors are reimbursed for their expenses for attending meetings of the Board of Directors and Board committees and receive the discount on purchases of the Company’s merchandise extended to all Company associates.

The Company has maintained the Directors’ Deferred Compensation Plan since October 1, 1998. The Directors’ Deferred Compensation Plan was split into two plans (Plan I and Plan II) as of January 1, 2005 to comply with Internal Revenue Code Section 409A. The terms of Plan I govern “amounts deferred” (within the meaning of Section 409A) in taxable years beginning before January 1, 2005 and any earnings thereon. The terms of Plan II govern “amounts deferred” in taxable years beginning on or after January 1, 2005 and any earnings thereon. Voluntary participation in the Directors’ Deferred Compensation Plan enables a non-associate director of the Company to defer all or a part of his or her retainers, meeting fees (which are no longer paid) and stock-based incentives (including options, restricted shares of Common Stock and RSUs). The deferred compensation is credited to a bookkeeping account where it is converted into a share equivalent. Stock-based incentives deferred pursuant to the Directors’ Deferred Compensation Plan are credited as shares of Common Stock. Amounts otherwise payable in cash are converted into a share equivalent based on the fair market value of the Company’s Common Stock on the date the amount is credited to a non-associate director’s bookkeeping account. Dividend equivalents will be credited on the shares of Common Stock credited to a non-associate director’s bookkeeping account (at the same rate as cash dividends are paid in respect of outstanding shares of Common Stock) and converted into a share equivalent. Each non-associate director’s only right with respect to his or her bookkeeping account (and the amounts allocated thereto) will be to receive distribution of the amount in the account in accordance with the terms of the Directors’ Deferred Compensation Plan. Distribution of the deferred amount is made in the form of a single lump-sum transfer of the whole shares of Common Stock represented by the share equivalents in the non-associate director’s bookkeeping account (plus cash representing the value of fractional shares) or annual installments in accordance with the election made by the non-associate director. Shares of Common Stock will be distributed under the Company’s 2016 Directors LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on or after June 16, 2016, under the Company’s 2005 Long-Term Incentive Plan (the “2005 LTIP”) in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between August 1, 2005 and June 15, 2016, under the Company’s 2003 Stock Plan for Non-Associate Directors in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005 and under the 1998 Restatement of the Company’s 1996 Stock Plan for Non-Associate Directors in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts prior to May 22, 2003.

The following table summarizes the compensation paid to, awarded to or earned by, each individual who served as a non-associate director of the Company at any time during Fiscal 2017 for service on the Board. Kerrii B. Anderson is not included in this table since she did not serve as a non-associate director of the Company during Fiscal 2017, having been elected as a director of the Company on February 23, 2018. The Company’s Chief Executive Officer Fran Horowitz is not included in this table because, as an officer of the Company, she receives no compensation for her services as a director. The compensation received by Ms. Horowitz as an officer of the Company is shown in the “Fiscal 2017 Summary Compensation Table” beginning on page 77 of this Proxy Statement and discussed in the text and tables included under the section captioned “EXECUTIVE OFFICER COMPENSATION” beginning on page 77 of this Proxy Statement.

Director Compensation for Fiscal 2017

Name	Fees Earned or Paid in Cash	Stock Awards		Option Awards(1)	All Other Compensation(2)	Total
James B. Bachmann	$119,650	$140,551	(3)	$—	$N/A	$260,201
Bonnie R. Brooks	$85,330	$140,551	(3)	$—	$N/A	$225,881
Terry L. Burman	$131,380	$140,551	(3)	$—	$N/A	$271,931
Sarah M. Gallagher	$90,000	$140,551	(3)	$—	$N/A	$230,551
Michael E. Greenlees	$109,087	$140,551	(3)	$—	$N/A	$249,638
Archie M. Griffin	$102,500	$140,551	(3)	$—	$N/A	$243,051
Arthur C. Martinez	$503,420	$1,304,090	(4)	$—	$N/A	$1,807,510
Charles R. Perrin	$113,413	$140,551	(3)	$—	$N/A	$253,964
Stephanie M. Shern(5)	$53,887	$140,551	(3)	$—	$N/A	$194,438
Craig R. Stapleton(6)	$47,988	$—		$—	$N/A	$47,988

(1)	None of the individuals named in this table held outstanding options at February 3, 2018.

(2)	The aggregate value of the perquisites and other personal benefits received by each of the individuals named in this table for Fiscal 2017 was less than $10,000.

(3)

Each of the current non-associate directors, other than Mr. Martinez, was granted an award of RSUs covering 11,972 shares of Common Stock on June 15, 2017, the date of the 2017 Annual Meeting. In addition, Stephanie M. Shern, who was then serving as a non-associate director of the Company was also granted an award of RSUs covering 11,972 shares of Common Stock on June 15, 2017. The amount of $140,551 shown in this column for the current non-associate directors and Ms. Shern is reported using the grant date fair value of the award, as computed in accordance with U.S. generally accepted accounting principles (“GAAP”), of $11.74 per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($12.53) and adjusted for anticipated dividend payments during the one-year vesting period. See “Note 13. SHARE-BASED COMPENSATION” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2017 Form 10-K, for the assumptions used in the calculation of the amounts shown and information regarding the Company’s share-based compensation. Each award of RSUs granted on the date of the 2017 Annual Meeting remained outstanding at February 3, 2018, except the award of RSUs granted to Ms. Shern, which was forfeited upon her resignation from the Board.

(4)	During Fiscal 2017, Mr. Martinez was granted two awards of RSUs: (i) one covering 32,318 shares of Common Stock on April 3, 2017 and (ii) one covering 79,809 shares of Common Stock on the date of the 2017 Annual Meeting. The amount of $1,304,090 shown in this column for Mr. Martinez is reported using the grant date fair value of the two awards, as computed in accordance with GAAP, of: (a) $11.36 per RSU granted on April 3, 2017 (based upon the $11.36 closing price of the Company’s Common Stock on the grant date) and (b) $11.74 per RSU granted on June 15, 2017, the date of the 2017 Annual Meeting (based upon the $12.53 closing price of the Company’s Common Stock on the grant date), in each case adjusted for anticipated dividend payments during the vesting period. See “Note 13. SHARE-BASED COMPENSATION” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2017 Form 10-K, for the assumptions used in the calculation of the amounts shown and information regarding the Company’s share-based compensation. The award of RSUs granted to Mr. Martinez on the date of the 2017 Annual Meeting remained outstanding at February 3, 2018. The award of RSUs granted to Mr. Martinez on April 3, 2017 vested in accordance with its terms on the date of the 2017 Annual Meeting.

(5)	Ms. Shern served as a director during Fiscal 2017 from January 29, 2017 to August 15, 2017.

(6)	Mr. Stapleton served as a director during Fiscal 2017 from January 29, 2017 to June 15, 2017.

Corporate Governance Guidelines

In accordance with applicable NYSE Rules, the Board has adopted the Abercrombie & Fitch Co. Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to the highest standards of corporate governance. The Board, with the assistance of the Nominating and Board Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they reflect changes in legal or regulatory requirements, evolving corporate governance practices and the Board’s policies and procedures. The Corporate Governance Guidelines, which were most recently amended by the Board on February 15, 2017, are available on the “Corporate Governance” page within the “Our Company” section of the Company’s website at corporate.abercrombie.com, accessible through the “Investors” page.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules, the Board has adopted the Abercrombie & Fitch Co. Code of Business Conduct and Ethics, which was most recently amended by the Board on December 15, 2015 and is available on the “Corporate Governance” page within the “Our Company” section of the Company’s website at corporate.abercrombie.com, accessible through the “Investors” page. The Code of Business Conduct and Ethics, which is applicable to all associates, managers, officers and directors worldwide (including members of the Board), incorporates an additional Code of Ethics applicable to the Chief Executive Officer, the Chief Financial Officer, Controllers, the Treasurer, all Vice Presidents in the Finance Department and other designated financial associates. The Company intends to satisfy any disclosure requirements regarding any amendment of, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on the “Corporate Governance” page within the “Our Company” section of the Company’s website at corporate.abercrombie.com, accessible through the “Investors” page.

Compensation and Organization Committee Interlocks and Insider Participation

With respect to Fiscal 2017 and from February 4, 2018 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers serves or served on the Company’s Compensation and Organization Committee or the Board, or any other relationship required to be disclosed in this section under the applicable SEC Rules.

The Compensation and Organization Committee is currently comprised of Michael E. Greenlees (Chair), Bonnie R. Brooks and Charles R. Perrin. Each of Messrs. Greenlees and Perrin and Terry L. Burman served as a member of the Compensation and Organization Committee throughout Fiscal 2017. Bonnie R. Brooks was appointed to the Compensation and Organization Committee on June 15, 2017. Mr. Burman resigned as a member of the Compensation and Organization Committee effective February 3, 2018, in connection with his election as Non-Executive Chairman of the Board of the Company. Craig R. Stapleton served as a member of the Compensation and Organization Committee during Fiscal 2017 from January 29, 2017 to June 15, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such beneficial owner, the number of shares of Common Stock reported as beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by such beneficial owner in the most recent Schedule 13G/A filed with the SEC and the percentage such shares comprised of the outstanding shares of Common Stock of the Company as of April 16, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
BlackRock, Inc.	8,868,479	(2)	13.1%
55 East 52nd Street New York, NY 10055
The Vanguard Group, Inc.	7,423,726	(3)	10.9%
100 Vanguard Blvd. Malvern, PA 19355
FMR LLC	5,940,978	(4)	8.8%
Abigail P. Johnson Fidelity Low-Priced Stock Fund 245 Summer Street Boston, MA 02210
Dimensional Fund Advisors LP	5,749,416	(5)	8.5%
Building One 6300 Bee Cave Road Austin, TX 78746

(1)	The percent of class is based upon 67,872,060 shares of Common Stock outstanding on April 16, 2018.

(2)	Based on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 19, 2018 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2017. BlackRock, Inc. reported that, through its subsidiaries (BlackRock Life Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors (which was reported to beneficially own 5% or more of the outstanding shares of Common Stock); BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; and BlackRock Investment Management (Australia) Limited), it is deemed to be the beneficial owner of 8,868,479 shares of Common Stock. BlackRock, Inc. reported sole voting power as to 8,682,066 shares of Common Stock and sole dispositive power as to 8,868,479 shares of Common Stock.

(3)	Based on information contained in a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on April 10, 2018 to report beneficial ownership of shares of the Company’s Common Stock due to an event on March 29, 2018. The Vanguard Group, Inc. reported that it is deemed to be the beneficial owner of 7,423,726 shares of Common Stock. The Vanguard Group, Inc. reported sole voting power as to 73,001 shares of Common Stock, shared voting power as to 10,685 shares of Common Stock, sole dispositive power as to 7,347,068 shares of Common Stock and shared dispositive power as to 76,658 shares of Common Stock.

Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 65,973 shares of Common Stock (0.1% of the shares outstanding on April 16, 2018) as a result of VFTC serving as investment manager of collective trust accounts.

Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 17,713 shares of Common Stock (0.03% of the shares outstanding on April 16, 2018) as a result of VIA serving as investment manager of Australian investment offerings.

(4)	Based on information contained in a Schedule 13G/A filed by FMR LLC, Abigail P. Johnson and Fidelity Low-Priced Stock Fund with the SEC on February 13, 2018 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2017. Fidelity Low-Priced Stock Fund, a registered investment fund, 245 Summer Street, Boston, Massachusetts 02210, was reported to beneficially own 5,099,046 shares of Common Stock (7.5% of the shares outstanding on April 16, 2018) and to have sole voting power with respect to those shares of Common Stock.

Abigail P. Johnson, who is a Director, the Chairman and the Chief Executive Officer of FMR LLC, and FMR LLC, through its control of Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and a registered investment advisor (“FMR Co”), and the various registered investment companies for which FMR Co serves as investment adviser (the “Fidelity Funds”), each of Abigail P. Johnson and FMR LLC was reported to have sole power to dispose of the 5,940,978 shares of Common Stock owned by the Fidelity Funds. Neither FMR LLC nor Abigail P. Johnson was reported to have the sole power to vote or direct the voting of the shares of Common Stock owned directly by the Fidelity Funds, which power was reported to reside with the Fidelity Funds’ Boards of Trustees. FMR Co was reported to carry out the voting of the shares of Common Stock under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR LLC was reported to have sole voting power as to 656,491 shares of Common Stock. FMR Co., Inc., a registered investment advisor and subsidiary of FMR LLC, was reported to beneficially own 5% or greater of the outstanding shares of Common Stock reported on the Schedule 13G/A.

Members of the Johnson family, including Abigail P. Johnson, were reported to be the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders were reported to have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority of the Series B voting common shares. Through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(5)	Based on information contained in a Schedule 13G/A filed by Dimensional Fund Advisors LP, a registered investment adviser, with the SEC on February 9, 2018 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2017. The Schedule 13G/A reported that Dimensional Fund Advisors LP had sole voting power as to 5,477,984 shares of Common Stock and sole dispositive power as to 5,749,416 shares of Common Stock, all of which shares of Common Stock were held in portfolios of four registered investment companies to which Dimensional Fund Advisors LP furnishes investment advice and of certain other commingled funds, group trusts and separate accounts for which Dimensional Fund Advisors LP or one of its subsidiaries serves as investment manager or sub-adviser. The shares of Common Stock reported were owned by the investment companies, commingled funds, group trusts and separate accounts and Dimensional Fund Advisors LP disclaimed beneficial ownership of the reported shares of Common Stock.

The following table furnishes the number of shares of Common Stock of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by each of the current directors, by each of the Nominees, by each of the named executive officers, and by all of the current directors and executive officers as a group, as of April 16, 2018.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Stacia Andersen	17,610	*
Kerrii B. Anderson	2,686	*
James B. Bachmann	50,251	*
Robert E. Bostrom	31,410	*
Bonnie R. Brooks	30,606	*
Terry L. Burman	41,659	*
Joanne C. Crevoiserat	155,311	*
Sarah M. Gallagher(4)	20,163	*
Michael E. Greenlees(4)	1,500	*
Archie M. Griffin(4)	15,473	*
Fran Horowitz	210,149	*
Scott Lipesky	2,100	*
Arthur C. Martinez(4)	0	*
Charles R. Perrin(4)	45,430	*
Kristin Scott	17,324	*
Current directors and executive officers as a group (15 persons)	641,672	*

*	Less than 1%.

(1)	Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of Common Stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse.

Includes the following number of shares of Common Stock issuable by June 15, 2018 upon vesting of RSUs or the exercise of outstanding in-the-money stock appreciation rights (“SARs”) which are currently exercisable or will become exercisable by June 15, 2018: Ms. Anderson — 2,186 shares; Mr. Bachmann — 11,972 shares; Mr. Bostrom — 13,513 shares; Ms. Brooks — 11,972 shares; Mr. Burman — 13,725 shares; Ms. Crevoiserat — 60,540 shares; Ms. Gallagher — 11,972 shares; Ms. Horowitz — 50,676 shares; Mr. Perrin — 11,972 shares; and all current directors and executive officers as a group — 188,528 shares. The Company has included for this purpose the gross number of shares of Common Stock deliverable upon vesting of RSUs or the exercise of outstanding in-the-money SARs, but the actual number of shares received will be less as a result of the payment of applicable withholding taxes. The numbers reported do not include any unvested RSUs or any unvested in-the-money SARs held by directors or executive officers (other than those specified in this footnote).

(2)	The actual number of shares of Common Stock that would be acquired upon exercise of the SARs will vary depending on the fair market value of the Company’s Common Stock at the time of exercise and the payment of applicable withholding taxes.

Not included in the table are shares underlying SARs which are currently exercisable or will become exercisable by June 15, 2018 but as to which the base price is greater than the $28.04 fair market value of a share of Common Stock at April 16, 2018:

(a)	for Mr. Bostrom, 15,000 gross shares subject to SARs with a base price of $32.59, which is greater than the $28.04 fair market value of a share of Common Stock at April 16, 2018.

(b)	for Ms. Crevoiserat, 90,000 gross shares subject to SARs with a base price of $37.14, which is greater than the $28.04 fair market value of a share of Common Stock at April 16, 2018.

(c)	for Ms. Horowitz, 18,362 gross shares subject to SARs with a base price of $28.81, which is greater than the $28.04 fair market value of a share of Common Stock at April 16, 2018.

The numbers reported do not include any unvested SARs held by executive officers (other than those specified in this footnote).

(3)	The percent of class is based upon the sum of 67,872,060 shares of Common Stock outstanding on April 16, 2018 and the number of shares of Common Stock, if any, as to which the named individual or group has the right to acquire beneficial ownership by June 15, 2018, either (i) through the vesting of RSUs or (ii) upon the exercise of SARs which are currently exercisable or will become exercisable by June 15, 2018, assuming the $28.04 fair market value of a share of Common Stock at April 16, 2018 and base prices of the SARs in excess of such fair market value (computed as net common shares to be received upon exercise of SARs in the same manner as in footnote (2) to this table).

(4)	The “Amount and Nature of Beneficial Ownership” does not include the following number of shares of Common Stock credited to the bookkeeping accounts of the following directors under the Directors’ Deferred Compensation Plan or that will be credited to such bookkeeping accounts by June 15, 2018 as a result of the deferral of RSUs which are to vest by June 15, 2018: Ms. Gallagher — 11,725 shares; Mr. Greenlees — 41,444 shares; Mr. Griffin — 64,849 shares; Mr. Martinez — 333,826 shares; Mr. Perrin — 5,102 shares; and all current directors as a group — 456,946 shares. While the directors have an economic interest in these shares, each director’s only right with respect to his or her bookkeeping account (and the amounts allocated thereto) is to receive a distribution of the whole shares of Common Stock represented by the share equivalent credited to his or her bookkeeping account (plus cash representing the value of fractional shares) in accordance with the terms of the Directors’ Deferred Compensation Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge, based solely on a review of the forms furnished to the Company and written representations that no other forms were required, during Fiscal 2017, all directors, officers and beneficial owners of greater than 10% of the outstanding shares of Common Stock timely filed the reports required by Section 16(a) of the Exchange Act.

PROPOSAL 2 — ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution to approve the Company’s executive compensation as reported in this Proxy Statement. As described below in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this Proxy Statement beginning on page 55, the Company implemented significant changes to its compensation programs for its NEOs for Fiscal 2015. Because of the high level of stockholder support that we obtained at each of the 2016 Annual Meeting and the 2017 Annual Meeting, changes for Fiscal 2016 and Fiscal 2017 were limited.

Stockholders are urged to read the “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 55 of this Proxy Statement, which describes in more detail how the Company’s executive compensation policies and procedures achieve the Company’s compensation objectives, as well as the “Fiscal 2017 Summary Compensation Table” beginning on page 77 of this Proxy Statement and related compensation tables, notes and narrative, which provide detailed information on the compensation of the NEOs.

In accordance with Exchange Act Rule 14a-21(a), and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Abercrombie & Fitch Co. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Fiscal 2017 Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “Say on Pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation and Organization Committee will carefully review and consider the voting results when evaluating our executive compensation programs for Fiscal 2019 and future years. Taking into account the advisory vote of stockholders regarding the frequency of future advisory votes to approve executive compensation at our 2017 Annual Meeting, the Board’s current policy is to include an advisory resolution regarding approval of the compensation of our named executive officers annually.

THE COMPENSATION AND ORGANIZATION COMMITTEE AND THE FULL BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

Required Vote

The approval of the advisory resolution to approve executive compensation requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides important information on our executive compensation programs and on the amounts shown in the executive compensation tables that follow. In this Proxy Statement, the term “named executive officers” (sometimes referred to as “NEOs”) means the individual executive officers named in the executive compensation tables that follow (and who are listed below). The compensation programs are governed by our Compensation and Organization Committee, which is comprised solely of independent directors of the Company.

The Company’s NEOs include the following individuals:

NEO	Position During Fiscal 2017
Fran Horowitz(1)	Chief Executive Officer
Joanne C. Crevoiserat(2)	Executive Vice President and Chief Operating Officer
Scott Lipesky(3)	Senior Vice President and Chief Financial Officer
Kristin Scott	Brand President — Hollister
Stacia Andersen	Brand President — Abercrombie & Fitch/abercrombie kids
Robert E. Bostrom	Senior Vice President, General Counsel and Corporate Secretary

(1)	Ms. Horowitz was elected as Chief Executive Officer of the Company on February 1, 2017. Prior thereto, she served as President & Chief Merchandising Officer of the Company.

(2)	Ms. Crevoiserat was elected as Chief Operating Officer of the Company on February 1, 2017 and continued to hold her position as Executive Vice President of the Company. During Fiscal 2017, Ms. Crevoiserat also served as Chief Financial Officer of the Company until October 1, 2017.

(3)	Mr. Lipesky began employment with the Company on October 2, 2017.

Executive Summary

Evolution of Abercrombie & Fitch Leadership

The Company’s multi-year leadership transition, which began at the end of Fiscal 2013 and included the retirement of our former Chief Executive Officer, culminated in the elevation of Fran Horowitz to Chief Executive Officer, effective February 1, 2017. In addition to the promotion of Ms. Horowitz, Joanne C. Crevoiserat was promoted to the Chief Operating Officer role on February 1, 2017 and Scott Lipesky was hired as our Chief Financial Officer effective October 2, 2017. Among other factors, these changes were designed to align with our move towards a brand-based organization model, which was envisioned in Fiscal 2016 with the hiring of our Brand Presidents, Kristin Scott and Stacia Andersen.

Our Board experienced significant changes to its leadership structure concurrent with the change to our Leadership Team. Arthur C. Martinez remained in his role as our Executive Chairman of the Board following the appointment of Ms. Horowitz as Chief Executive Officer, although the Office of the Chairman was dissolved at that time. Further, in an effort to support Mr. Martinez in the stewardship of the Company, the Board appointed Terry L. Burman as Lead Independent Director in March 2017 and, on January 22, 2018, Mr. Burman was named as our Non-Executive Chairman of the Board, effective February 3, 2018. Additionally, Mr. Martinez notified the Company of his intention to retire from the Board, effective upon the expiration of his current term as a director. As such, Mr. Martinez ceased to serve in the capacity as our Executive Chair on February 3, 2018. Below we provide a timeline of our Board leadership and management transitions:

Fiscal 2017 Financial Results

We were pleased by our performance in Fiscal 2017, which reflected progress throughout the year and culminated in positive comparable sales for the fourth quarter across brands, channels and geographies. By staying close to our customers, executing to our brand playbooks and maintaining our disciplined approach to expense management, we delivered both top and bottom line growth for the year.

Overall, Fiscal 2017 was a year of significant progress across all brands. We achieved several important milestones, including Hollister growing to $2 billion in sales, Abercrombie returning to positive comparable sales for the fourth quarter and record digital sales across all brands. We continued to improve the customer experience with ongoing investments in loyalty programs, stores, direct-to-consumer and omnichannel capabilities.

We have a strong balance sheet, proven cost management discipline and a clear plan for building on the foundations we laid in Fiscal 2017. For Fiscal 2018, we will continue to focus our attention and our investments

March 2017: Terry L. Burman appointed as Lead Independent Director September 2017: Scott Lipesky hired as Chief Financial Officer, and assumes role October 2, 2017 2016 2017 2018 May 2016: Stacia Andersen appointed as Brand President of Abercrombie & Fitch/ abercrombie kids Kristin Scott appointed as Brand President of Hollister January 2017: Fran Horowitz appointed Chief Executive Officer, effective February 1, 2017; Office of the Chairman is dissolved although Arthur C. Martinez remained as Executive Chairman of the Board Joanne C. Crevoiserat appointed Chief Operating Officer, effective February 1, 2017 January 2018: Arthur C. Martinez announced his intention to retire following the 2018 Annual Meeting of Stockholders; ceased to serve as Executive Chairman of the Board, effective February 3, 2018 Terry L. Burman appointed as Non-Executive Chairman of the Board, effective February 3, 2018 on engaging our customers with compelling assortments and new experiences, in clearly defined brand voices, positioning our business for sustainable long-term growth.

Fiscal 2017 Strategic and Operational Driver Results

Strategic and Operational Drivers	Results
Increase Company Net Promoter Score	• Net Promoter Score gains were achieved for both the Stores and the Direct-to-Consumer (DTC) segments, due in part to an increased focus on leveraging customer feedback tools

Increase Consideration	• Consideration at the Hollister brand was above the Company’s expectations; the Abercrombie & Fitch brand (including abercrombie kids) was within the Company’s expectations

Increase Traffic Likes	• Increased traffic likes were achieved across both the Stores and the DTC channels • Positive DTC traffic and Stores traffic is ahead of market

Increase Conversion Likes

•   Store conversion trended positively, driven by store-specific promotions and strong Fall season performance

•   DTC delivered another year of conversion improvement, with low double-digit increases in both Fiscal 2016 and Fiscal 2017

Increase Associate Retention	• Improved retention during Fall season after market uncertainty in Spring season caused Fiscal 2016 improvements to level off

Reduce Total Company Expenses	• Total expense reduction by the Company exceeded the annualized savings goal

Pay for Performance Culture

During Fiscal 2017, we continued to evolve our business and respond to challenges in the macroeconomic and consumer environment. Under the stewardship of our Leadership Team, our Hollister brand posted positive same store comparable sales in each quarter, and the Abercrombie & Fitch brand saw its marketing message begin to resonate with our customers, which translated into positive fourth-quarter same store comparable sales of 5%. Additionally, we continued to expand our direct-to-consumer and omnichannel capabilities and we posted a total stockholder return of 91.9% in Fiscal 2017. We acknowledge that there is still much work to be done following the strong financial performance of Fiscal 2017, and the Company remains committed to: (i) creating sustainable, long-term value for stockholders by increasing accountability for the performance of the Company’s brands; and (ii) aligning the outcomes of the Company’s short-term and long-term compensation programs with the Company’s performance.

The Company’s pay for performance culture is evidenced by the following incentive outcomes for Fiscal 2017:

•	Following no annual cash incentive payments in Fiscal 2016, improved performance during the Fiscal 2017 Spring season preliminarily funded the corporate curve cash incentive at 62.0%. Additionally, our strong Fall season performance preliminarily funded the corporate curve cash incentive at 133.0%, which pushed the weighted full-year preliminary corporate annual cash incentive funding above target to 111.7%.

•

All ROIC-based PSAs for the Fiscal 2015 — Fiscal 2017 cycle were forfeited, as the Compensation and Organization Committee determined that performance for this tranche of the awards was achieved below threshold. A below-target payout was achieved on the Relative TSR tranche of the PSA awards for the

Fiscal 2015 — Fiscal 2017 cycle, as the Compensation and Organization Committee determined that the Company’s performance was at the 35th percentile of the S&P Retail Select Industry Index.

In addition, our outstanding PSA cycles are trending at levels ranging from below threshold to maximum, which reflects the sensitivity of our pay programs and goal-setting to our ongoing business transformation.

Fiscal 2017 Annual Cash Incentive Program	Status of Outstanding PSA Cycles
	Fiscal 2015 — Fiscal 2017	• 3-yr Relative TSR (50%) • 3-yr Average ROIC (50%) ROIC tranche forfeited; Relative TSR tranche earned at 16.3% of target
	Fiscal 2016 — Fiscal 2018	• 3-yr Relative TSR (50%) • 3-yr Average ROIC (50%) Relative TSR tranche trending between threshold and target; ROIC tranche trending below threshold

•  Company Adjusted EBIT results for Spring season (30% weighting) were between threshold and target at 62.0%, and for Fall season (70% weighting) were between target and maximum at 133.0%

•  No adjustments were made for strategic, operational or individual performance

	Fiscal 2017 — Fiscal 2019	• 3-yr Relative TSR (50%) • 3-yr Average ROIC (50%) Relative TSR and ROIC tranches trending at maximum

Stockholder Outreach on “Say on Pay” Vote

As a result of the Company’s extensive stockholder outreach efforts and responsiveness to stockholder concerns, stockholders representing over 92% of the votes cast (excluding abstentions) voted in favor of the Company’s executive compensation program at the 2017 Annual Meeting. As a result, no changes were made to the Company’s executive compensation program. The Company continued to have extensive dialogue with our stockholders in Fiscal 2017. Over the past twelve months, we held discussions with stockholders who, in the aggregate represented approximately 50% of the shares of Common Stock eligible to be voted at the Annual Meeting. The Company expects to continue such discussions and, as a matter of policy and practice, fosters and encourages ongoing engagement with our stockholders on compensation and other matters.

Compensation Structure in Fiscal 2017

Our compensation programs remained unchanged in Fiscal 2017. Our Fiscal 2017 compensation structure allowed the flexibility to differentiate high performance during a year of strategic changes and operational improvements and also served as a meaningful retention tool for our Leadership Team. An overview of our compensation programs for Fiscal 2017 is shown below:

Base Salary

•	Base salaries are reviewed annually in March and upon a significant change in an executive officer’s role.

•	For Fiscal 2017, Fran Horowitz received an increase of 9.1% in her base salary following her promotion to Chief Executive Officer, and Joanne C. Crevoiserat received an increase of 6.3% in her base salary following her appointment as Chief Operating Officer.

111.7% 8.2% total payout

•	Robert E. Bostrom received a 4.3% increase in his base salary, and was the only other NEO to receive an increase in base salary for Fiscal 2017.

Annual Cash Incentive Program

•	Company performance is based on a retrospective assessment of adjusted EBIT performance (weighted 30% for Spring season and 70% for Fall season, the same basis as is used for the broad-based population).

•	The resulting Company score may be adjusted up or down, by up to 20%, based on an assessment of forward-looking, strategic drivers that are directly linked to the Company’s strategic priorities, and are considered to be leading indicators of future financial performance.

•	After any adjustments are made as described in the immediately preceding bullet, the results can then be modified based upon individual performance, which gives the Compensation and Organization Committee the flexibility to recognize particularly strong individual performances.

•	Annual cash incentive payments were earned for both seasons of Fiscal 2017, resulting in a corporate curve payout of 111.7%. See the discussion under “Fiscal 2017 Compensation Actions — Annual Cash Incentive Program” below beginning on page 63 for additional details on payouts for Fiscal 2017.

Long-Term Incentives

•	Long-term incentive awards to the NEOs were granted 50% in the form of PSAs and 50% in the form of time-vested RSUs with a Section 162(m) performance hurdle.

•	The final measurement period of the Fiscal 2015 — Fiscal 2017 PSA cycle was completed in Fiscal 2017. It was determined that performance for the ROIC tranche of these awards was achieved below threshold, meaning all underlying shares of Common Stock related to the ROIC tranche were forfeited. Additionally, it was determined that the Relative TSR tranche of these awards was earned between threshold and target, which resulted in the vesting of 16.3% of the target number of underlying Relative TSR-based shares of Common Stock.

Retrospective Financial Performance (Adjusted EBIT) MODIFIED BY Forward-Looking, Strategic Drivers (Scorecard) MODIFIED BY Individual Performance 50% Performance Share Awards (PSAs) Cliff vest at end of 3-year period based on continued service and achievement against pre-established financial goals 50% Restricted Stock Units (RSUs) Vest ratably over 4-year period based on continued service and subject to Section 162(m) performance hurdle ROIC - 50% 3-year average annual result calculated in the manner described on page 67 of this Proxy Statement Relative Total Stockholder Return (TSR) - 50% Measured against S&P Retail Select Industry Index over 3-year period

Best Practices

The following compensation decisions and practices demonstrate how the Company’s executive compensation program reflects best practices and reinforces the Company’s culture and values:

•	Emphasis on At-Risk Pay — For NEOs, the majority of their total compensation opportunity is contingent upon the Company’s financial performance and appreciation in the market price of the Company’s Common Stock.

•	Rigorous Performance Metrics — Both the annual cash incentive payments and the PSA awards are earned based on corporate financial results. Starting in Fiscal 2015, annual cash incentive payments are earned for meeting challenging financial and strategic and operational performance measures, as well as recognizing and rewarding individual performance. The earning of PSAs depends on two critical metrics, measured over a three-year period: Relative TSR and ROIC. The performance targets underlying the cash-based incentive plans and the equity-based incentive plans are intended to be challenging.

•	No Excise Tax Gross-Up Payments — None of the NEOs are entitled to gross-up payments in the event that any payments or benefits provided to her or him by the Company are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code.

•	Stock Ownership Guidelines — Executive officers and directors are subject to stock ownership guidelines that align their long-term financial interests with those of the Company’s stockholders.

•	Clawback Policy — Each of the plans pursuant to which annual and long-term incentive compensation may be paid to the Company’s executive officers includes a stringent “clawback” provision, which allows the Company to seek repayment of any incentive amounts that were erroneously paid, without any requirement of misconduct on the part of the plan participant.

•	Derivatives and Hedging Policy — The Company prohibits associates (including the NEOs) and directors from engaging in hedging transactions with respect to any equity securities of the Company held by them.

•	Policy Against Pledging — The Company prohibits associates (including the NEOs) and directors from pledging any equity securities of the Company held by them.

•	Policy Against Re-Pricing — The Company prohibits “re-pricing” of stock options or SARs without stockholder approval.

Compensation Process and Objectives

The Compensation and Organization Committee, in consultation with management of the Company and the Compensation and Organization Committee’s independent advisors, oversees the executive compensation and benefits program for the Company’s NEOs. The compensation program is comprised of a combination of base salary, annual incentive compensation, long-term incentives and associate benefits.

The Company operates in the fast-paced and highly-competitive arena of specialty retail. To be successful, the Company must attract and retain key creative and management talents who thrive in this environment. The Company sets high goals and expects superior performance from these individuals. The Company’s executive compensation structure is designed to support this culture, encourage a high degree of teamwork, and reward individuals for achieving challenging financial and operational objectives that we believe lead to the creation of sustained, long-term stockholder value. As such, the Company’s executive compensation and benefit programs are designed to:

•	Drive high performance to achieve financial goals and create long-term stockholder value;

•	Reflect the strong team-based culture of the Company;

•	Support the transition to a brand-based organizational model; and

•	Provide compensation opportunities that are competitive with those offered by similar specialty retail organizations and other companies with which the Company competes for high caliber executive talent.

Fiscal 2017 Compensation Actions

Compensation of Fran Horowitz and Joanne C. Crevoiserat Following Promotions

As described above, the Board approved the following leadership changes, effective February 1, 2017:

•	Appointed Fran Horowitz to serve as the Chief Executive Officer of the Company and to serve on the Board and as a member of the Executive Committee of the Board;

•	Appointed Joanne C. Crevoiserat to serve as the Chief Operating Officer of the Company, in addition to her role as Executive Vice President and Chief Financial Officer of the Company;

•	Dissolved the Office of the Chairman; and

•	Provided that all officers of the Company who had reported to Arthur C. Martinez while he was leading the Office of the Chairman in his capacity as the representative of the Board, would report directly to Ms. Horowitz.

In recognition of the expansion of their responsibilities following the dissolution of the Office of the Chairman, on February 14, 2017, the Compensation and Organization Committee approved changes to the base salaries of Ms. Horowitz and Ms. Crevoiserat as well as to their target and maximum annual cash incentive opportunities under the Short-Term Cash Incentive Plan. The changes in base salary were effective February 1, 2017 and the new target and maximum annual cash incentive opportunities were effective for Fiscal 2017. In addition, the aggregate grant date fair market value (based on the market price of the underlying shares of Common Stock on the grant date) of the long-term incentive (in the form of an equity award) granted to Ms. Horowitz and Ms. Crevoiserat as part of the annual grant in Fiscal 2017 (the “Fiscal 2017 Annual Equity Grants”) was $4,250,000 and $1,900,000, respectively, and was 50% in the form of PSAs and 50% in the form of RSUs.

The following table summarizes the target compensation for Ms. Horowitz and Ms. Crevoiserat for Fiscal 2017:

NEO	Base Salary	Annual Cash Incentive Target Opportunity(1)	Target Total Cash	Annual Equity Grant(2)	Target Total Compensation
Fran Horowitz	$1,200,000	150%	$3,000,000	$4,250,000	$7,250,000
Joanne C. Crevoiserat	$850,000	100%	$1,700,000	$1,900,000	$3,600,000

(1)	The maximum annual cash incentive opportunities are two times the target annual cash incentive opportunities.

(2)	Represents the grant date fair market value (based on the market price of the underlying shares of Common Stock on the grant date) of the Fiscal 2017 Annual Equity Grant.

Additionally, the Compensation and Organization Committee and the Board believed that it was important to recognize Ms. Horowitz and Ms. Crevoiserat for their individual strong performances, their ongoing contributions to the operations of the Company, their criticality to the Company’s turnaround efforts in both the near-term and the long-term, and their role in influencing leadership continuity over the coming years. Accordingly, at its February 14, 2017 meeting, the Compensation and Organization Committee also determined it to be appropriate and in the best interests of the Company to grant each of Ms. Horowitz and Ms. Crevoiserat a promotional award of RSUs (the “Promotional RSUs”) in addition to the Fiscal 2017 Annual Equity Grant that each received. The Promotional RSUs were granted at the same time as the Fiscal 2017 Annual Equity Grants, at the Compensation and Organization Committee’s meeting held on March 21, 2017. The aggregate grant date fair market value (based on the market price of the underlying shares of Common Stock in the grant date) of the Promotional RSUs granted to Ms. Horowitz and Ms. Crevoiserat was $4,000,000 and $3,000,000, respectively, with half of each award subject to performance conditions.

Award Tranche	Description
Service-Based (50%)	25% of the underlying shares vest on the first and second anniversaries of grant date; 50% of the underlying shares vest on the third anniversary of grant date
Performance-Based (50%)

Payout is based upon cumulative comparable store sales for the Fiscal 2017 —Fiscal 2019 performance period

A target payout will be achieved for comparable store sales of + 6%; while threshold is achieved for comparable store sales of + 5%

For any payout (threshold or target), cumulative EBITDA must grow at least 35% for each dollar value of cumulative comparable store sales described above

Additional details can be found below in the “Long-Term Equity Incentives” section beginning on page 66 of this Proxy Statement.

Base Salary

The base salaries of the NEOs reflect the Company’s operating philosophy, culture and business direction, with each base salary determined based upon an annual assessment of a number of factors, including the individual’s current base salary, job responsibilities, internal equity considerations, impact on development and achievement of business strategy, labor market compensation data, individual performance relative to job requirements, the Company’s ability to attract and retain critical executive officers, and base salaries paid for comparable positions within an identified compensation peer group. No specific goals or weightings are applied to the factors considered in setting the level of base salary and, thus, the process relies on the subjective exercise of the Compensation and Organization Committee’s judgment. Base salaries as in effect at the end of Fiscal 2017 are shown in the table below.

NEO	Fiscal 2016 Base Salary	Fiscal 2017 Base Salary	Percent Change
Fran Horowitz	$1,100,000	$1,200,000	9.1%
Joanne C. Crevoiserat	$800,000	$850,000	6.3%
Scott Lipesky	N/A	$550,000	N/A
Kristin Scott	$750,000	$750,000	0%
Stacia Andersen	$750,000	$750,000	0%
Robert E. Bostrom	$575,000	$600,000	4.3%

The base salaries of the NEOs are reviewed annually by the Compensation and Organization Committee in March, with additional reviews upon significant changes in an executive’s role. Fiscal 2017 base salaries were established with reference to market data published by numerous sources including the peer group described below and surveys published by Hay Group and Equilar.

Annual Cash Incentive Program

The Fiscal 2017 annual cash incentive program for the Company’s Leadership Team, including the NEOs, mirrored the design implemented in Fiscal 2016. The approach for Fiscal 2017 was designed to provide the Compensation and Organization Committee with flexibility during the ongoing business transformation to reward (or decline to reward) NEOs and selected other senior executives as appropriate based on performance, in alignment with stockholder interests.

Adjusted EBIT, measured over the Company’s two seasons (Spring, 30% weight and Fall, 70% weight), serves as the primary measure of financial performance. The Compensation and Organization Committee may adjust the resulting financial performance score, up or down by up to 20%, for achievement across a scorecard of strategic and operational performance measures. The final Company score may then be modified by individual performance, at the discretion of the Compensation and Organization Committee.

Fiscal 2017 was a year of strong performance, as the Company gained traction in its transformation, particularly in the back half of the year. Actual Company Adjusted EBIT results for the Spring season exceeded the threshold of the pre-established performance range, while Adjusted EBIT results for the Fall season exceeded the target of the pre-established performance range. Further, Adjusted EBIT results for both the Abercrombie & Fitch brand (including abercrombie kids) and the Hollister brand met or exceeded targets under the Short-Term Cash Incentive Plan during the Fall season of Fiscal 2017. As such, the Compensation and Organization Committee certified an overall corporate annual cash incentive funding pool of 111.7%, which was equal to the earned weighted full-year payout across the two seasons. Initial annual cash incentive funding for Mmes. Scott and Andersen, our Brand Presidents, was based upon a blend of 50% on the corporate funding factor and 50% on their respective brand funding factor. The Hollister and Abercrombie/abercrombie kids annual cash incentive funding pools were 118.8% and 94.3%, respectively.

	Total Company Financial Performance: Adjusted EBIT ($000)
Performance Period	Threshold(1)	Target	Maximum	Actual Result(2)	Payout Percentage
Spring Season (30% weighting)	$(110,700) to $(99,000)	$(71,700)	$(43,000)	$(85,600)	62.0%
Fall Season (70% weighting)	$103,930	$172,075	$211,015	$185,020	133.0%
Preliminary Payout Percentage for Weighted-Average Company Financial Performance					111.7%
Preliminary Payout Percentage for Weighted-Average Hollister Financial Performance					118.8%
Preliminary Payout Percentage for Weighted-Average Abercrombie & Fitch/abercrombie kids Financial Performance					94.3%

(1)	Payout of 25% of target would be achieved for performance at the threshold Adjusted EBIT goal of $(110,700,000) to $(99,000,000) for the Spring season and at the threshold Adjusted EBIT goal of $103,930,000 for the Fall season, with zero payment for performance below these levels.
(2)	Adjustments to reported GAAP EBIT may include items related to foreign currency exchange rate fluctuations, restructurings, legal settlements or impairment charges.

Retrospective Financial Performance MODIFIED BY Forward-Looking Strategic Drivers MODIFIED BY Individual Performance = Final Annual Cash Incentive Compensation Payout Factor Weighted Average Company Annual Cash Incentive Compensation 0 – 200% X Strategic Drivers Rating 80 – 120% X Individual Performance Factor 0 – 200% = Payout (% of Annual Cash Incentive Compensation Target)

Company performance was also evaluated across the pre-established scorecard of strategic and operational performance measures, which are summarized in the table below:

Strategic and Operational Drivers	Results
Increase Company Net Promoter Score	• Net Promoter Score gains were achieved for both the Stores and the DTC segments, due in part to an increased focus on leveraging customer feedback tools

Increase Consideration	• Consideration at the Hollister brand was above the Company’s expectations; the Abercrombie & Fitch brand (including abercrombie kids) was within the Company’s expectations

Increase Traffic Likes	• Increased traffic likes were achieved across both the Stores and the DTC channels • Positive DTC traffic and Stores traffic is ahead of market

Increase Conversion Likes

•   Store conversion trended positively, driven by store-specific promotions and strong Fall season performance

•   DTC delivered another year of conversion improvement, with low double-digit increases in both Fiscal 2016 and Fiscal 2017

Increase Associate Retention	• Improved retention during Fall season after market uncertainty in Spring season caused Fiscal 2016 improvements to level off

Reduce Total Company Expenses	• Total expense reduction by the Company exceeded the annualized savings goal

Achievement against the pre-determined scorecard metrics reflects the Company’s positive trajectory in Fiscal 2017. And, while no single metric takes priority, we were particularly encouraged by our increased traffic likes and continuous profit improvement measures, both of which reflect the efforts of our multi-year strategic transformation. Upon its assessment of the scorecard results, the Compensation and Organization Committee determined that the results aligned with the initial annual cash incentive funding pool and elected to make no adjustments.

Lastly, Ms. Horowitz, in her capacity as Chief Executive Officer, may recommend to the Compensation and Organization Committee, other than for herself, individual performance factors that reflect an assessment of each executive officer’s contributions to Company results. During Fiscal 2017, Ms. Horowitz recommended to the Compensation and Organization Committee that each NEO receive an individual performance factor of 100.0%. As such, Fiscal 2017 annual cash incentive payments remained unchanged from the initial funding pools, meaning each executive received an annual cash incentive payment equal to 111.7% of target, with the exception of Mmes. Andersen and Scott, each of whom received annual cash incentive payments based upon the blended performance of the full organization and their respective brands of 94.3% and 118.8% of target, respectively. The Compensation and Organization Committee believes that the design of the Fiscal 2017 annual incentive compensation program effectively reinforced the Company’s pay for performance philosophy and balanced the Company’s “one-team” orientation with each brand’s unique performance context.

Potential award opportunities, and actual payouts, for Fiscal 2017 are detailed below. Ms. Horowitz and Ms. Crevoiserat saw modest increases in their target incentive compensation values upon their promotions in Fiscal 2017 and maximum award opportunities continued to be capped at twice target levels. The annual incentive compensation awards made to the NEOs who participated in the annual incentive compensation program in Fiscal 2017 are listed in the “Fiscal 2017 Summary Compensation Table” on page 77 of this Proxy Statement in the column captioned “Non-Equity Incentive Plan Compensation.”

	Fiscal 2017 Payment as a % of Base Salary
NEO	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Actual Payout
Fran Horowitz	0%	150%	300%	167.6%
Joanne C. Crevoiserat	0%	100%	200%	111.7%
Scott Lipesky	0%	70%	140%	26.6	%(1)
Kristin Scott	0%	100%	200%	118.8%
Stacia Andersen	0%	100%	200%	94.3%
Robert E. Bostrom	0%	60%	120%	67.0%

(1)	Mr. Lipesky received a pro-rata payout based on the date he began employment with the Company as Senior Vice President and Chief Financial Officer, which employment began on October 2, 2017.

Long-Term Equity Incentives

Long-term equity incentives are used to balance the annual focus of the Short-Term Cash Incentive Plan by tying a significant portion of total compensation to performance achieved over multi-year periods. Under the 2016 Associates LTIP, the Compensation and Organization Committee may grant a variety of long-term incentive vehicles, including stock options, SARs, RSUs and PSAs. As noted above, in Fiscal 2017, the Company granted a combination of PSAs and time-vested RSUs with a Section 162(m) performance hurdle.

The aggregate grant date fair value of the long-term incentives granted to the NEOs as part of the annual grant in Fiscal 2017 and the target mix of such awards is shown below. The aggregate grant date fair values represent each NEO’s annual equity grant, determined based on her or his performance, market pay data, and consideration of the competitiveness of her or his overall compensation package. Long-term incentives for members of the Leadership Team, other than Mr. Lipesky, were granted 50% in the form of PSAs and 50% in the form of time-vested RSUs with a Section 162(m) performance hurdle. Mr. Lipesky’s long-term incentives were granted 100% in the form of RSUs and represented an inducement grant awarded to him when he joined the Company. The Compensation and Organization Committee determined that this mix of awards effectively balances critical performance metrics and objectives for retention and stability as the Company continues its transformation.

NEO	Aggregate Grant Date Fair Value	PSA%	RSU%
Fran Horowitz	$3,707,145	50%	50%
Joanne C. Crevoiserat	$1,657,313	50%	50%
Scott Lipesky	$200,202	0%	100%
Kirstin Scott	$1,308,403	50%	50%
Stacia Andersen	$1,308,403	50%	50%
Robert E. Bostrom	$436,148	50%	50%

Performance Share Awards. PSAs are based 50% on ROIC achievement and 50% on relative TSR achievement against the S&P Retail Select Industry Index. We believe that ROIC is highly correlated with long-term value creation, while relative TSR appropriately aligns pay programs with the shareholder experience. As such, we have set an aggressive average ROIC target of 11.6% for Fiscal 2017 — Fiscal 2019 and require relative TSR performance at a percentile placed above median against the S&P Retail Select Industry Index for a target payout. The number of PSAs earned will vary from 0% to 200% of target, depending on the level of achievement with respect to the rigorous performance criteria associated with the grants, though PSA payouts are capped at target if absolute TSR is negative across the three-year performance period. A summary of the financial targets approved by the Compensation and Organization Committee for PSAs granted in Fiscal 2017 is presented below:

Payout Level Under Performance Metric	Total Stockholder Return vs. the S&P Retail Select Industry Index for Fiscal 2017 through Fiscal 2019*	Average Return on Invested Capital for Fiscal 2017 through Fiscal 2019*
Maximum	At or Above 90th Percentile	12.0% or More
Target	60th Percentile	11.6%
Threshold	Above 30th Percentile	Above 11.2%

*	If the performance level falls between “Threshold” and “Target” or between “Target” and “Maximum,” the level of payout is determined through interpolation. Return On Invested Capital (ROIC) is a non-GAAP measure calculated as adjusted EBITDAR (Earnings Before Interest, Taxes, Depreciation, Amortization, and Rent) divided by Total Average Invested Capital (comprising Gross Property and Equipment, Capitalized Value of Operating Leases, Receivables, Merch Inventory, and Prepaid and Other Current Assets; less Accounts Payable and Accrued Liabilities).

Performance periods associated with the outstanding Fiscal 2016 — Fiscal 2018 and Fiscal 2017 — Fiscal 2019 PSA cycles have not been completed. The final measurement period for the Fiscal 2015 — Fiscal 2017 PSA cycle was completed in Fiscal 2017 and it was determined that performance for the ROIC tranche of the PSAs was achieved below threshold (actual of 11.4% for the Fiscal 2015 — Fiscal 2017 period versus a threshold value of 12.5%), and all underlying ROIC-based PSAs were forfeited. The Compensation and Organization Committee also determined that the Company’s relative TSR performance against the S&P Retail Select Industry Index was at the 35th percentile for the Fiscal 2015 — Fiscal 2017 period; as such, 16.3% of the underlying relative TSR-based PSAs vested. A summary of the actual or trending performance for the last three annual PSA awards is shown below:

Performance Period	Relative TSR Tranche	ROIC Tranche

Fiscal 2015 — Fiscal 2017	Achieved at 35th percentile 16.3% of target earned	Did not achieve threshold Tranche forfeited

Fiscal 2016 — Fiscal 2018	Trending between threshold and target	Trending below threshold

Fiscal 2017 — Fiscal 2019	Trending at maximum	Trending at maximum

Restricted Stock Units. The Company has historically included a performance hurdle with the vesting schedule for RSUs for the NEOs to allow for the deductibility of such compensation under Section 162(m) of the Internal Revenue Code. Subject to continued employment with the Company, time-vested RSUs with a Section 162(m) performance hurdle granted in Fiscal 2017 to the NEOs will vest 25% a year over a four-year period beginning on March 21 of the immediately following calendar year, provided the Company reports positive EBIT for the fiscal year ended immediately preceding the date the installment is to vest. If this performance hurdle is not met, the RSUs will not vest in accordance with the vesting schedule for that year. The NEOs would have the opportunity to earn back this unvested portion of the RSU award if a cumulative performance hurdle is met in a subsequent year, and subject to the recipient’s continued employment with the Company.

Special Promotional Awards to Ms. Horowitz and Ms. Crevoiserat. As stated above, the Company granted each of Ms. Horowitz and Ms. Crevoiserat an award of Promotional RSUs in addition to the Fiscal 2017 Annual Equity Grant that each received. The Compensation and Organization Committee and the Board believed that it was important to recognize Ms. Horowitz and Ms. Crevoiserat for their individual strong performances, their ongoing contributions to the operations of the Company, their criticality to the Company’s turnaround efforts in both the near-term and the long-term, and their role in influencing leadership continuity over the coming years. The target value of each award was $4,000,000 and $3,000,000, respectively.

Fifty percent (50%) of the Promotional RSUs (the “Service-Vested Promotional RSUs”) are subject to a total three-year vesting schedule, under which 25% of the Service-Vested Promotional RSUs will vest on each of the first and second anniversaries of the grant date, and 50% of the Service-Vested Promotional RSUs will vest on the third anniversary of the grant date. The remaining fifty percent (50%) of the Promotional RSUs (the “Performance-Based Promotional RSUs”) will be earned depending on the level of achievement with respect to the performance goal based on cumulative comparable store sales for the three-fiscal-year performance period comprised of Fiscal 2017 and the two succeeding fiscal years of the Company (the “Three-Year Performance Period”).

Award Tranche	Description

Service-Based (50%)	25% of the underlying shares vest on the first and second anniversaries of grant date; 50% of the underlying shares vest on the third anniversary of grant date

Performance-Based (50%)

Payout is based upon cumulative comparable store sales for the Fiscal 2017 — Fiscal 2019 Three-Year Performance Period

A target payout will be achieved for comparable store sales of + 6%; while threshold is achieved for comparable store sales of + 5%

For any payout (threshold or target), cumulative EBITDA must grow at least 35% for each dollar value of cumulative comparable store sales described above

The threshold level of performance results in a 50% payout of the Performance-Based Promotional RSUs and requires achievement of at least +5% cumulative comparable sales over the Three-Year Performance Period. The target level of performance results in a 100% payout and requires achievement of at least +6% cumulative comparable sales over the Three-Year Performance Period. Payout for the achievement of the cumulative comparable sales performance goal is also contingent upon the Company achieving a pre-established minimum EBITDA growth of 35% for the corresponding incremental revenue over the Three-Year Performance Period. No payout above 100% is available under the Performance-Based Promotional RSUs.

If either Ms. Horowitz or Ms. Crevoiserat resigns or her employment is terminated by the Company for cause, the unvested portions of all of her Promotional RSUs will be forfeited. If the employment of either Ms. Horowitz or Ms. Crevoiserat is terminated by the Company without cause, her Performance-Based Promotional RSUs will be forfeited, and her Service-Based Promotional RSUs will vest pro-rata for time served, but with consideration for the back-loaded vesting schedule. By way of explanation, if the employment of either Ms. Horowitz or Ms. Crevoiserat had been terminated without cause six months after the grant date of the Promotional RSUs, 12.5% of the Service-Based Promotional RSUs originally granted to the affected individual would have vested (half of the first tranche). If either Ms. Horowitz or Ms. Crevoiserat were to be terminated eighteen months after the grant date, 37.5% would vest (all of the first tranche and half of the second tranche); or thirty months after the grant date, 75% would vest (all of the first two tranches and half of the third tranche).

If the Company undergoes a change in control (as that term is defined in the 2016 Associates LTIP), a double trigger involving an involuntary termination of her employment is required for accelerated vesting of the Promotional RSUs held by each of Ms. Horowitz and Ms. Crevoiserat. In such event, (i) vesting of the Service- Based Promotional RSUs will be accelerated at the level associated with the next tranche due to vest and (ii) the applicable performance conditions will be waived for the Performance-Based Promotional RSUs and vesting will be accelerated such that the portion of Performance-Based Promotional RSUs vested will be equal to the portion of Service-Based Promotional RSUs vested. By way of explanation, if a change in control were to occur between the first anniversary and the second anniversary of the grant date of the Promotional RSUs and the employment of either Ms. Horowitz or Ms. Crevoiserat were to be involuntarily terminated at that time, (i) the next 25% of the Service-Based Promotional RSUs originally granted to the affected individual would vest and (ii) a total of 50% of the Performance-Based Promotional RSUs originally granted to the affected individual would vest.

Equity Grant Policy

The Compensation and Organization Committee follows an Equity Grant Policy pursuant to which the Compensation and Organization Committee reviews and approves individual grants for the NEOs, as well as the total number of shares covered by PSAs, RSUs and, if applicable, SARs granted to all associates. The annual equity grants typically are reviewed and approved at the Compensation and Organization Committee’s regular March meeting, although sign-on equity awards are generally approved at the time an executive officer commences employment with the Company. The grant date for the annual equity grants is the date of the Compensation and Organization Committee meeting at which they are approved. Administration of PSA, RSU and SAR awards is managed by the Company’s human resources department with specific instructions related to the timing of grants given by the Compensation and Organization Committee. The Company has no intention, plan or practice to select annual grant dates for NEOs in coordination with the release of material, non-public information, or to time the release of such information because of award dates.

Benefits

As associates of the Company, the NEOs are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full-time associates.

In addition to the qualified Abercrombie & Fitch Co. Savings and Retirement Plan (the “401(k) Plan”), the Company has a nonqualified deferred compensation plan, the Abercrombie & Fitch Nonqualified Savings and Supplemental Retirement Plan (the “Nonqualified Savings and Supplemental Retirement Plan”), that allows members of senior management to defer a portion of their compensation over and above the Internal Revenue Service (“IRS”) limits imposed on the Company’s 401(k) Plan. The Company also makes matching contributions to the Nonqualified Savings and Supplemental Retirement Plan and, prior to January 1, 2016, made retirement contributions for certain participants who began participation prior to January 1, 2014. Company contributions have a five-year vesting schedule from the date of employment by the Company. The Nonqualified Savings and Supplemental Retirement Plan allows participants the opportunity to save and invest their own money on a similar basis (as a percentage of their compensation) as other associates under the 401(k) Plan. Furthermore, the Nonqualified Savings and Supplemental Retirement Plan is competitive with members of the Company’s identified compensation peer group and other companies with whom the Company competes for talent, and the Company’s contribution element provides retention value. The Company’s Nonqualified Savings and Supplemental Retirement Plan is further described and Company contributions and the individual account balances for the NEOs are disclosed under the section captioned “EXECUTIVE OFFICER COMPENSATION — Nonqualified Deferred Compensation” beginning on page 83 of this Proxy Statement.

The Company offers a life insurance benefit for all full-time associates equal to two times base salary. For Vice Presidents and above, the death benefit is set at four times base salary, up to a maximum of $2,000,000.

The Company offers a long-term disability benefit to all full-time associates which covers 60% of base salary for the disability period. In addition, the Company offers an Executive Long-Term Disability Plan for all associates earning over $200,000 in base salary which covers an additional 10% of base salary and 70% of target annual cash incentive opportunity for the disability period.

The Company does not offer perquisites to our executive officers that are not widely available to all full-time associates.

Role of the Compensation and Organization Committee

Decisions regarding the compensation of the NEOs are made solely by the Compensation and Organization Committee, although it does receive input from its independent advisors and management of the Company. The Company Chairman also provides input (in his capacity as a director) with respect to the recommended compensation of the NEOs. The Compensation and Organization Committee often requests certain Company executive officers to be present at Compensation and Organization Committee meetings where executive compensation and Company and individual performance are discussed and evaluated so they can provide input into the decision-making process. Executive officers may provide insight, suggestions or recommendations regarding executive compensation during periods of general discussion, but do not have a vote in any decision-making.

In 2017, Semler Brossy Consulting Group, LLC (“SBCG”) served as the Compensation and Organization Committee’s independent compensation consultant. Additionally, in Fiscal 2017, Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) served as the Committee’s independent outside counsel. The only services that SBCG and Gibson Dunn perform for the Company are at the direction of the Compensation and Organization Committee. Neither SBCG nor Gibson Dunn provided any services to the Company in Fiscal 2017 other than executive and director compensation consulting and advisory services. In this regard, the Compensation and Organization Committee has adopted a policy regarding the use of outside compensation consultants that provides as follows:

If the Committee retains a compensation consultant to provide advice, information and other services to the Committee relating to the compensation of the Company’s Chief Executive Officer, its officers identified in Rule 16a-1(f) under the Exchange Act or its non-associate directors or other matters within the responsibility of the Committee, such consultant may only provide services to, or under the direction of, the Committee and is prohibited from providing any other services to the Company.

The Compensation and Organization Committee has the right to terminate the services of the outside counsel and the compensation consultant at any time. While the Compensation and Organization Committee retains Gibson Dunn and SBCG directly, Gibson Dunn and SBCG interact with the Company Chairman, the Company’s Senior Vice President of Human Resources, the Company’s General Counsel and the Company’s Chief Operating Officer and their respective staffs in carrying out assignments in order to obtain compensation and performance data for the executive officers and the Company. In addition, the Compensation and Organization Committee’s advisors may, at their discretion, seek input and feedback from management of the Company regarding their work product prior to presentation to the Compensation and Organization Committee in order to confirm information is accurate or address other similar issues. A representative from SBCG is generally present at all Compensation and Organization Committee meetings, and generally attends executive sessions of the Compensation and Organization Committee. Both Gibson Dunn and SBCG provide independent perspectives on any management proposals. In Fiscal 2017, the Compensation and Organization Committee reviewed the factors specified in the NYSE corporate governance standards and determined that each of SBCG and Gibson Dunn was independent and their respective work did not raise any conflict of interest.

In selecting SBCG, the Compensation and Organization Committee considered the independence standards prescribed by the SEC and NYSE, and concluded that SBCG was independent and that its work would not raise any conflict of interest. The services SBCG provides are at the discretion of the Compensation and Organization Committee. As the Compensation and Organization Committee’s independent compensation consultant, SBCG reviewed the design and operation of the Company’s executive compensation programs and made recommendations regarding the Company’s compensation practices for Fiscal 2017.

Compensation and Benefits Structure

Pay Level — Determination of the appropriate pay opportunity

Pay levels for all associates of the Company, including the NEOs listed in the “Fiscal 2017 Summary Compensation Table” beginning on page 77 of this Proxy Statement, are based on a number of factors, including each individual’s role and responsibilities within the Company, current compensation, experience and expertise, pay levels in the competitive market for similar positions, internal pay equity relationships including those among the executive officers and the performance of the individual, her/his area of responsibility and the Company as a whole. The Compensation and Organization Committee approves the pay levels for all the executive officers. In determining the pay levels, the Compensation and Organization Committee considers all elements of compensation and benefits.

2017 Compensation Peer Group

The Company considers data from a compensation peer group to better understand market pay levels and comparative practices in executive compensation generally. This peer group is reviewed periodically, and, where appropriate, is adjusted to ensure robust market comparisons. The peer retail companies used by the Compensation and Organization Committee in determining the “competitive market” with respect to Fiscal 2017 compensation decisions are included in the table below:

• American Eagle Outfitters, Inc.	• Kate Spade & Company

• Ascena Retail Group, Inc.	• L Brands, Inc.

• Carter’s, Inc.	• Levi Strauss & Co.

• Chico’s FAS, Inc.	• lululemon athletica inc.

• Coach, Inc.	• Ralph Lauren Corporation

• Express, Inc.	• Signet Jewelers Limited

• Fossil Group, Inc.	• The Children’s Place, Inc.

• Guess?, Inc.	• Urban Outfitters, Inc.

• J Crew Group, Inc.

The compensation peer group is constructed from companies in the retail and apparel space of a comparable size, with a preference given to revenue over market capitalization given the ongoing business transformation. Additionally, the Company gives preference to companies that are key talent competitors, have a mall-centric store strategy, have a significant e-commerce business, and have material international operations. At the time the peer group was determined, the Company’s revenues approximated the peer group median.

Executive Severance Agreements and Change-in-Control Benefits

The Compensation and Organization Committee carefully considers the use and conditions of employment agreements. The Compensation and Organization Committee recognizes that, in certain circumstances, formal written employment contracts are necessary in order to successfully recruit and retain senior executive officers. Consistent with this approach, in connection with their commencement of employment with the Company, each of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott and Ms. Andersen entered into an offer letter with the Company that provided for certain benefits upon termination of employment and/or upon a change in control of the Company. The Compensation and Organization Committee believed that it was in the best interest of the Company to enter into these offer letters as a means of securing the employment of each of these executives and to provide the executives with a degree of security given the transition occurring at the Company.

On May 10, 2017, Abercrombie & Fitch Management Co., a subsidiary of the Company (“A&F Management”) executed and entered into executive severance agreements with a number of the Company’s executive officers, including Fran Horowitz, Joanne C. Crevoiserat, Kristin Scott, Stacia Andersen and Robert E. Bostrom (the “May 2017 Agreements”). In anticipation of his joining the Company, effective as of September 7, 2017, A&F Management executed and entered into an executive severance agreement with Scott Lipesky (the “Lipesky Agreement” and collectively with the May 2017 Agreements, the “2017 Agreements”).

The 2017 Agreements have an intial two-year term, followed by automatic renewal on an annual basis, unless otherwise determined by the Company or the NEO by providing notice to the contrary at least 90 days prior to the date on which the additional term would have automatically begun. However, if a change of control (as defined in the 2017 Agreements) occurs during the original term or an additional term, the term of the 2017 Agreements will extend until the later of the expiration of the original term or the additional term, as applicable, or the 18-month anniversary of such change in control.

If the employment of an NEO terminates during the term of the NEO’s 2017 Agreement, the Company will, in all cases, pay to the NEO all accrued but unpaid compensation earned by the NEO through the date of the NEO’s termination.

If the employment of an NEO is terminated by the Company without “cause” (as defined in the 2017 Agreements), other than as a result of the NEO’s death or disability, or by the NEO for “good reason” (as defined in the 2017 Agreements) during the term (other than during the three months prior to, or the 18 months following, a change of control of the Company) and the NEO executes a release of claims acceptable to the Company:

•	the Company will continue to pay the NEO’s base salary in bi-weekly installments for 18 months following the termination date;

•	the Company will pay the NEO, at the time specified in the NEO’s 2017 Agreement, a pro-rated portion of the NEO’s bonus under the short-term cash bonus plan of the Company in which the NEO would have been eligible to participate in the year of the NEO’s termination date, based on actual performance during the applicable bonus period and the number of days in such bonus period that would have elapsed prior to the termination date;

•	the Company will reimburse the NEO during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to the NEO’s election of such coverage and satisfaction of the additional eligibility requirements set forth in the NEO’s 2017 Agreement;

•	in the case of Ms. Crevoiserat and Ms. Horowitz, the Company will pay them the additional cash amounts to which they are entitled under their respective offer letters; and

•	the outstanding equity awards held by the NEO will vest (if at all) in accordance with the terms of the NEO’s award agreements and, in the case of Ms. Crevoiserat and Ms. Horowitz, their respective offer letters.

If the employment of an NEO is terminated by the Company without cause (other than as a result of the NEO’s death or disability) or by the NEO for good reason during the three months prior to, or the 18 months following, a change of control of the Company and the NEO executes a release of claims acceptable to the Company:

•	in the case of Ms. Horowitz and Ms. Crevoiserat, the Company will continue to pay their respective base salaries in bi-weekly installments for 18 months following the termination date;

•	in the case of Mr. Lipesky, Ms. Scott, Ms. Andersen and Mr. Bostrom, the Company will pay them, at the time specified in their respective 2017 Agreements, a lump-sum amount equal to 18 months of their respective base salaries;

•	the Company will pay the NEO, at the time specified in the NEO’s 2017 Agreement, a lump-sum payment in an amount equal to 1.5 times the NEO’s target bonus opportunity under the Company’s short-term cash bonus plan in which the NEO would have been entitled to participate in respect of the Company’s fiscal year in which the termination date occurred;

•	the Company will reimburse the NEO during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to the NEO’s election of such coverage and satisfaction of the additional eligibility requirements set forth in the NEO’s 2017 Agreement; and

•	the outstanding equity awards held by the NEO will vest (if at all) in accordance with the terms of the NEO’s award agreements.

In the case of Ms. Crevoiserat and Ms. Horowitz, these change of control benefits will be provided in lieu of the amounts payable under their respective offer letters with respect to a “Change of Control.”

If the employment of an NEO is terminated by reason of the NEO’s disability, the NEO will be entitled to receive any benefits available under the Company’s long-term disability plan (if any). If the employment of an NEO is terminated by the Company for cause, by the NEO without good reason or by reason of the NEO’s death or disability, the outstanding equity awards held by the NEO would vest (if at all) in accordance with the terms of the NEO’s award agreements.

The 2017 Agreements impose various restrictive covenants on the NEOs, including non-competition, non-solicitation, non-disparagement and confidentiality covenants. The non-competition covenant prohibits the NEOs from engaging in certain activities with identified competitors of the Company during their employment and for a period of 12 months after the termination of their employment. The non-solicitation covenant prohibits the NEOs from engaging in certain solicitation activities during their employment and for a period of 24 months after the termination of their employment.

In addition, all associates who participate in the Company’s stock-based compensation plans, including the NEOs, are entitled to certain benefits in the event of termination of employment due to death or disability or a change in control as set forth in the plan documents for the Company’s stock-based compensation plans. The terms and conditions of these arrangements are discussed in further detail in the section captioned “EXECUTIVE OFFICER COMPENSATION — Potential Payments Upon Termination or Change of Control” beginning on page 83 of this Proxy Statement.

Clawback Policy

Each of the plans pursuant to which annual and long-term incentive compensation is or will be paid to the Company’s executive officers (i.e., the Short-Term Cash Incentive Plan, the Long-Term Cash Incentive Compensation Performance Plan, the 2005 LTIP, the Amended and Restated Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan (the “2007 LTIP”) and the 2016 Associates LTIP) includes a stringent “clawback” provision, which allows the Company to seek repayment of any incentive amounts that were erroneously paid. Each of the plans provides that if (i) a participant (including one or more NEOs) has received payments under the plan pursuant to the achievement of a performance goal and (ii) the Compensation and Organization Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such payment would not have been made given the correct data, then such portion of any such payment made to the participant must be repaid by such participant to the Company, without any requirement of misconduct on the part of the participant.

Stock Ownership Guidelines

As disclosed above under the caption “Executive Summary — Best Practices” on page 61 of this Proxy Statement, the Board believes it is important that the executive officers and directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of the Company’s stockholders. Accordingly, the Board adopted stock ownership guidelines for all directors and executive officers effective as of November 12, 2009, which were further amended effective as of December 15, 2015. The Company’s stock ownership guidelines are posted on the “Corporate Governance” page within the “Our Company” section of the Company’s website at corporate.abercrombie.com, accessible through the “Investors” page. Ownership multiples for NEOs and directors are:

Population	Multiple	Includes
Chief Executive Officer	5x annual base salary

• Shares owned directly by the executive officer or director or his/her immediate family members in the same household

• Shares held in trust for the benefit of the executive officer or director or his/her immediate family members

• Shares of restricted stock or time-vested RSUs, vested or unvested

• Shares of stock-settled SARs which are vested and in-the-money

• Shares credited to bookkeeping accounts pursuant to one of the Company’s deferred compensation plans

Other NEOs	2x annual base salary

Non-employee director	5x annual cash retainer

The guidelines are initially calculated using the executive officer’s base salary as of the later of the date the guidelines were most recently amended (i.e., December 15, 2015) or the date the person was first designated as an executive officer by the Board. The guidelines may be re-calculated, in the discretion of the Nominating and Board Governance Committee, when an individual changes pay grade (e.g., from senior vice president to executive vice president) and otherwise from time to time.

Until the amount contemplated by the guidelines is achieved, the executive officer is required to retain an amount equal to 50% of the net shares received as a result of the exercise of stock options or stock-settled SARs or the vesting of restricted stock or RSUs. “Net shares” for purposes of the guidelines are those shares that remain after shares are sold or netted to pay (i) the exercise price of stock options or SARs (if applicable) and any withholding taxes associated with such exercise or (ii) withholding or other taxes payable upon vesting of restricted stock or RSUs.

Failure to meet or, in unique circumstances, to show sustained progress toward meeting the stock ownership guidelines may be a factor considered by the Compensation and Organization Committee in determining future long-term incentive equity grants and/or appropriate levels of incentive compensation.

Executive officers who are subject to the stock ownership guidelines are to be notified each fiscal year as to the status of their compliance with the guidelines based on information available to the Company’s human resources department. Each executive officer may provide supplemental information regarding shares held in street name, individual brokerage accounts or owned by a spouse or other immediate family member, if such information would be relevant to the calculation of such executive officer’s compliance with the stock ownership guidelines. At the time of the Company’s Fiscal 2017 annual review of stock ownership compliance, all executive officers and directors either: (i) had satisfied their applicable guideline; (ii) were on track to satisfy their applicable guideline; or (iii) were otherwise compliant with the Company’s policies (i.e., were in compliance with the applicable retention requirement until such time that their ownership guideline was met).

Required ownership for non-employee directors is calculated using the annual retainer as of the later of the date the guidelines were most recently amended (i.e., December 15, 2015) and the date the director is elected to the Board. It is anticipated that directors should be able to achieve the guideline within three years of joining the Board.

Compensation Considerations Related to Tax Deductibility under Internal Revenue Code Section 162(m)

Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (the “TCJA”) was signed into law, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallowed a tax deduction to publicly-held companies (such as the Company) for compensation paid to certain “covered employees” in excess of $1,000,000 per covered employee in any year, except to the extent that the compensation in excess of the limit qualified as performance-based. In connection with the compensation decisions for Fiscal 2017, the Compensation and Organization Committee considered the potential tax deductibility of executive compensation under Section 162(m) and sought to tailor the annual cash incentive program under the Short-Term Cash Incentive Plan and the awards under the 2016 Associates LTIP so that such incentives would qualify as performance-based compensation under Section 162(m), while also providing amounts and types of compensation that best fulfilled the objectives of the Company’s compensation program.

Under the TCJA, the performance-based exception has been repealed and the $1,000,000 deduction limit now applies to (i) anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year, (ii) the top three other highest compensated executive officers serving at the end of the taxable year, and (iii) any individual who had been a covered employee for any taxable year of the Company that started after December 31, 2016. However, the new rules do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any respect after that date. Because of the ambiguities and uncertainties as to the application and interpretation of this transition relief, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will avoid the deduction limit. The Company believes that the amount of compensation paid to the Company’s executive officers that can be deducted will decrease compared to prior years.

Neither the Compensation and Organization Committee nor the full Board has adopted a formal policy regarding tax deductibility of compensation paid to the Company’s executive officers. While the Compensation and Organization Committee carefully considers the net cost and value to the Company of maintaining the deductibility of all compensation, it also desires the flexibility to reward the Company’s executive officers in a manner that enhances the Company’s ability to attract and retain individuals as well as to create longer term value for stockholders. Thus, income tax deductibility is only one of several factors the Compensation and Organization Committee considers in making decisions regarding the Company’s compensation program. The Compensation and Organization Committee may authorize compensation that might not be deductible, and may modify compensation that was initially intended to be exempt from the limitations of Section 162(m), if the Compensation and Organization Committee determines that such compensation decisions are in the best interests of the Company.

Compensation Considerations Related to Accounting

When determining amounts of long-term incentive grants to executive officers and other associates, the Compensation and Organization Committee examines the accounting cost associated with the grants. Under GAAP, grants of options, SARs, RSUs, PSAs and other share-based payments result in an accounting charge taken by the Company. The Compensation and Organization Committee considers the accounting implications of the executive compensation program, including the estimated cost for financial reporting purposes of equity compensation as well as the aggregate grant date fair value of equity compensation computed in accordance with FASB ASC Topic 718.

REPORT OF THE COMPENSATION AND ORGANIZATION

COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation and Organization Committee reviewed the “COMPENSATION DISCUSSION AND ANALYSIS” and discussed it with management of the Company. Based on such review and discussion, the

Compensation and Organization Committee recommended to the Board that the “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement.

Submitted by the Compensation and Organization Committee:

Michael E. Greenlees (Chair)	Bonnie R. Brooks (became member on June 15, 2017)	Terry L. Burman (ceased to be member as of February 3, 2018)	Charles R. Perrin

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned by the NEOs for Fiscal 2017, Fiscal 2016 and Fiscal 2015 in accordance with the rules promulgated by the SEC.

Fiscal 2017 Summary Compensation Table

Name and Principal Position During 2017 Fiscal Year	Fiscal Year	Salary		Bonus(1)		Stock Awards(2)		Option Awards and SARs(3)		Non-Equity Incentive Plan Compensation(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)		All Other Compensation(6)		Total(7)
Fran Horowitz	2017		$1,197,308		$—		$6,994,992		$—		$2,010,600		$1,645		$58,204		$10,262,749
Chief Executive Officer(8)	2016		$1,100,000		$—		$3,593,793		$—		$—		$705		$65,915		$4,760,413
	2015		$1,005,096		$—		$1,491,000		$615,544		$1,650,000		$348		$47,704		$4,809,692
Joanne C. Crevoiserat	2017		$848,654		$—		$4,123,200		$—		$949,450		$9,890		$49,902		$5,981,096
Executive Vice President and Chief Operating Officer; Former Chief Financial Officer(9)	2016 2015	$ $	800,000 767,019	$ $	— —	$ $	1,844,999 801,400	$ $	— 492,432	$ $	— 650,000	$ $	5,295 1,300	$ $	98,611 56,064	$ $	2,748,905 2,768,215

Scott Lipesky	2017		$169,231		$240,000		$200,002		$—		$146,053		$712		$18,463		$774,461
Senior Vice President and Chief Financial Officer(10)
Kristin Scott	2017		$750,000		$—		$1,308,403		$—		$891,000		$20		$29,938		$2,979,361
Brand President — Hollister(11)	2016		$360,577		$—		$1,609,032		$—		$—		$17		$10,806		$1,980,432
Stacia Andersen	2017		$750,000		$—		$1,308,403		$—		$706,875		$37		$30,602		$2,795,917
Brand President — Abercrombie & Fitch/abercrombie kids(12)	2016		$461,539		$100,000		$1,758,515		$—		$—		$32		$26,238		$2,346,324
Robert E. Bostrom	2017		$595,192		$—		$436,148		$—		$402,120		$295		$59,994		$1,493,749
Senior Vice President —	2016		$568,269		$—		$532,608		$—		$—		$257		$27,081		$1,128,216
General Counsel and Corporate Secretary	2015		$540,000		$—		$267,146		$164,144		$250,000		$1		$28,725		$1,250,016

(1)	The amount included for Stacia Andersen in Fiscal 2016 reflects a relocation bonus payment of $100,000.

(2)	The amounts included in the “Stock Awards” column represent the grant date fair value related to PSAs and RSUs granted to the NEOs, computed in accordance with GAAP. The actual number of PSAs and RSUs granted in Fiscal 2017 is shown in the “Fiscal 2017 Grants of Plan-Based Awards” table beginning on page 79 of this Proxy Statement. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The maximum grant date fair value related to the PSAs (the NEOs can earn from 0% to 200% of target) was as follows: (a) Fran Horowitz — $3,885,624; (b) Joanne C. Crevoiserat — $1,737,104; (c) Scott Lipesky — $0; (d) Kristin Scott — $1,371,395; (e) Stacia Andersen — $1,371,395; and (f) Robert E. Bostrom — $457,146. Grant date fair values for Mmes. Horowitz and Crevoiserat include the value of their one-time Promotional RSU awards in the amounts of $3,287,847 and $2,465,887, respectively. The PSAs and RSUs that were granted to the NEOs will only deliver monetary value if the performance-based criteria to which they are subject are achieved. For a discussion of valuation assumptions, see “Note 13. SHARE-BASED COMPENSATION” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2017 Form 10-K.

(3)	The amounts included in the “Option Awards and SARs” column represent the grant date fair value related to SARs granted to the NEOs in Fiscal 2015, computed in accordance with GAAP. The SARs that were granted to the NEOs will only deliver monetary value if the price of the Company’s Common Stock increases beyond the grant price after the awards vest. For a discussion of valuation assumptions, see “Note 13. SHARE-BASED COMPENSATION” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2017 Form 10-K. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts shown do not necessarily reflect the actual value received or to be received by the NEOs.

(4)	For Fiscal 2017, all NEOs who were active as of the payout date earned performance-based incentive cash compensation, and their payments were as follows: (a) Fran Horowitz — $2,010,600; (b) Joanne C. Crevoiserat — $949,450; (c) Scott Lipesky — $146,053; (d) Kristin Scott — $891,000; (e) Stacia Andersen — $706,875; and (f) Robert E. Bostrom — $402,120. For Fiscal 2016, none of the NEOs earned performance-based incentive cash compensation. For Fiscal 2015, all NEOs who were active as of the payout date earned performance-based incentive cash compensation, and their payments were as follows: (a) Fran Horowitz — $1,650,000; (b) Joanne C. Crevoiserat —$650,000; and (c) Robert E. Bostrom — $250,000.

(5)	The amounts shown in this column for Fiscal 2017, Fiscal 2016 and Fiscal 2015 represent the above-market earnings on the NEOs’ respective Nonqualified Savings and Supplemental Retirement Plan balances. Above market-earnings is defined as earnings in excess of 120% of the monthly applicable federal long-term rate (APR). The APR for February 2018 was 3.15%.

(6)	The amounts shown in this column reflect All Other Compensation which included the following for Fiscal 2017:

All Other Compensation Table

Name	Company Contributions to 401(k) Plan(a)	Company Contributions to Nonqualified Savings and Supplemental Retirement Plan(b)	Life and Long-Term Disability Insurance Premiums Paid(c)	Total
Fran Horowitz	$13,873	$35,919	$8,412	$58,204
Joanne C. Crevoiserat	$16,119	$25,460	$8,323	$49,902
Scott Lipesky	$14,108	$3,808	$547	$18,463
Kristin Scott	$0	$22,500	$7,438	$29,938
Stacia Andersen	$2,798	$22,500	$5,304	$30,602
Robert E. Bostrom	$13,754	$16,471	$29,769	$59,994

(a)	For each NEO, the amount shown in this column represents the aggregate amount of Company matching contributions to her or his accounts under the Company’s 401(k) Plan during Fiscal 2017.

(b)	For each NEO, the amount shown in this column represents the aggregate amount of Company matching and supplemental contributions to her or his accounts under the Company’s Nonqualified Savings and Supplemental Retirement Plan during Fiscal 2017.

(c)	For each NEO, the amount shown in this column represents life and long-term disability insurance premiums paid for by the Company during Fiscal 2017.

(7)	The amounts shown in this column for each fiscal year may differ from the sum of the amounts shown in the other columns for such fiscal year due to the rounding convention used.

(8)	On February 1, 2017, Ms. Horowitz was elected as Chief Executive Officer of the Company. Ms. Horowitz had served as President & Chief Merchandising Officer for all brands of the Company from December 21, 2015 to January 31, 2017 and as Brand President of Hollister from October 2014 to December 20, 2015.

(9)	On February 1, 2017, Ms. Crevoiserat was elected as Chief Operating Officer of the Company and continued to hold her position as Executive Vice President of the Company. From May 5, 2014 until October 1, 2017, Ms. Crevoiserat also served as Chief Financial Officer of the Company. Ms. Crevoiserat served as Interim Principal Executive Officer from June 13, 2016 to January 31, 2017.

(10)	On October 2, 2017, Mr. Lipesky began employment with the Company as Senior Vice President and Chief Financial Officer. As a result, the table shows information for Mr. Lipesky for Fiscal 2017 only.

(11)	On August 30, 2016, Ms. Scott began employment with the Company as Brand President — Hollister. As a result, the table shows information for Ms. Scott for Fiscal 2017 and Fiscal 2016 only.

(12)	On June 16, 2016, Ms. Andersen began employment with the Company as Brand President — Abercrombie & Fitch/abercrombie kids. As a result, the table shows information for Ms. Andersen for Fiscal 2017 and Fiscal 2016 only.

CEO Pay Ratio

The following information about the relationship between the compensation of our employees and the compensation of Ms. Horowitz, our Chief Executive Officer, is provided in compliance with the requirements of Item 402(u) of SEC Regulation S-K (“Item 402(u)”). In Fiscal 2017, the estimated median of the annual total compensation of our employees, excluding Ms. Horowitz, was $2,991.

In identifying the median of the annual total compensation of all our employees, we took the following steps. We determined that, as of October 29, 2017, the first day of our fourth fiscal quarter, our employee population was equal to 39,241 individuals. This number includes all the individuals determined to be employees for federal income tax purposes, whether full-time, part-time, or temporary as of that date.

Next, we identified the employee receiving the median amount of compensation in our employee population. To do this, we compared the amount of wages and other compensation received by each employee, other than Ms. Horowitz, as reflected in our payroll records and reported to the Internal Revenue Service on Form W-2 for the calendar year ended December 31, 2017. Compensation values were not annualized for mid-year hires, as we do not use a “standard hour” staffing model in many of our operating jurisdictions. Compensation values for our foreign employees were converted to U.S. dollars by using the foreign currency exchange rate on December 31, 2017. As required by Item 402(u), we measured our median employee’s annual total compensation for Fiscal 2017 by adding together the same elements of compensation that are included in Ms. Horowitz’s total Fiscal 2017 compensation, as reported in the “Fiscal 2017 Summary Compensation Table” (beginning on page 77 of this Proxy Statement). Ms. Horowitz’s total compensation for Fiscal 2017, as reported in the “Fiscal 2017 Summary Compensation Table”, was $10,262,749. This figure includes a one-time award of Promotional RSUs with a grant date fair value of $3,287,847, which artificially increases Ms. Horowitz’ compensation under SEC reporting standards.

The resulting estimated ratio of the annual total compensation of Ms. Horowitz to the median of the annual total compensation of all employees was 3,431 to 1, which was calculated in a manner consistent with Item 402(u) and includes Ms. Horowitz’s one-time Promotional RSU award, which had a grant date fair value of $3,287,847. As additional context, the magnitude of our ratio is influenced by our store staffing model which relies on a significant number of part-time and seasonal employees. This approach to store staffing provides flexible, entry-level employment opportunities to students — many of whom are among our core customer demographic — that can become the foundation for a career at Abercrombie & Fitch and ensures that our stores are staffed by career-focused, goal-driven individuals. For reference, our median employee is a part-time associate and full-time student who worked for, on average, seven hours a week for a period of nine months.

Further, other public companies will use methods and assumptions that differ from those we have chosen, but that are appropriate for their circumstances. Therefore, it may be difficult, for this and other reasons, to compare our reported pay ratio to pay ratios reported by other companies.

Grants of Plan-Based Awards

The following table sets forth information regarding cash and stock-based incentive awards granted to the NEOs during Fiscal 2017.

Fiscal 2017 Grants of Plan-Based Awards

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units	All Other Option/ SAR Awards: Number of Shares Underlying Options/ SARs(2)	Exercise or Base Price of Option/ SAR Awards	Grant Date Fair Value per Share of Stock Awards and Option/ SAR Awards	Grant Date Fair Value of Stock Awards and Option/ SAR Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Fran Horowitz	Fiscal 2017	$0	$1,800,000	$3,600,000
	3/21/2017						185,915	(4)						$9.49	$1,764,333
	3/21/2017						174,979	(5)						$9.68	$1,693,797
	3/21/2017				0	(6)	185,915	(6)	371,830	(6)				$10.45	$1,942,812
	3/21/2017				0	(7)	174,978	(7)	174,978	(7)				$9.11	$1,594,050
Joanne C. Crevoiserat	Fiscal 2017	$0	$850,000	$1,700,000
	3/21/2017						83,115	(4)						$9.49	$788,761
	3/21/2017						131,234	(5)						$9.68	$1,270,345
	3/21/2017				0	(6)	83,115	(6)	166,230	(6)				$10.45	$868,552
	3/21/2017				0	(7)	131,234	(7)	131,234	(7)				$9.11	$1,195,542
Scott Lipesky	Fiscal 2017	$0	$385,000	$770,000
	10/11/2017						14,959	(4)						$13.37	$200,002
Kristin Scott	Fiscal 2017	$0	$750,000	$1,500,000
	3/21/2017						65,617	(4)						$9.49	$622,705
	3/21/2017				0	(6)	65,617	(6)	131,234	(6)				$10.45	$685,698
Stacia Andersen	Fiscal 2017	$0	$750,000	$1,500,000
	3/21/2017						65,617	(4)						$9.49	$622,705
	3/21/2017				0	(6)	65,617	(6)	131,234	(6)				$10.45	$685,698
Robert E. Bostrom	Fiscal 2017	$0	$360,000	$720,000
	3/21/2017						21,873	(4)						$9.49	$207,575
	3/21/2017				0	(6)	21,873	(6)	43,746	(6)				$10.45	$228,573

(1)	These columns show the potential cash payouts under the Company’s Short-Term Cash Incentive Plan for Fiscal 2017. These estimated future payouts reflect the full annualized amounts. Refer to the discussion beginning at page 63 of this Proxy Statement for the performance metrics related to the annual incentive compensation program for Fiscal 2017. If threshold performance criteria were not satisfied, then the payouts for all associates, including the NEOs, would be zero.

(2)	There were no options or SARs granted in Fiscal 2017 to the Company’s NEOs.

(3)	Represents the grant date fair value of the RSU or PSA award, as appropriate, determined in accordance with GAAP. The grant date fair values for RSU and performance-based PSA awards are calculated using the closing price of Common Stock on the grant date adjusted for anticipated dividend payments during the vesting period. The grant date fair values for market-based PSA awards are calculated using a Monte Carlo simulation.

(4)	Represents RSUs granted in Fiscal 2017 under the Company’s 2016 Associates LTIP that will vest in four equal annual installments, beginning in March 2018, contingent upon the Company reporting positive EBIT at the end of the fiscal year immediately preceding the date the tranche vests. The NEO has the opportunity to earn back one or more installments of the award if the cumulative performance hurdles are met in a subsequent year.

(5)	Represents Service-Vested Promotional RSUs granted in Fiscal 2017 under the Company’s 2016 Associates LTIP, of which twenty-five percent will vest on each of the first and second anniversaries of the grant date and fifty percent will vest on the third anniversary of the grant date.

(6)	Represents the threshold, target and maximum number of PSAs granted under the Company’s 2016 Associates LTIP, which could be earned depending upon the Company’s achievement against the three-year performance metrics of Relative TSR vs. the S&P Retail Select Industry Index and ROIC.

(7)	Represents Performance-Based Promotional RSUs granted in Fiscal 2017 under the Company’s 2016 Associates LTIP, which will be earned depending on the level of achievement with respect to the performance goal based on cumulative comparable store sales for the three-fiscal-year performance period comprised of Fiscal 2017 and the two succeeding fiscal years of the Company.

Outstanding Equity Awards

The following table sets forth information regarding the outstanding equity awards held by the NEOs at the end of Fiscal 2017.

Outstanding Equity Awards at Fiscal 2017 Year-End

	Option/SAR Awards						Stock Awards
Name	Option/ SAR Grant Date	Number of Shares Underlying Unexercised Options/SARs Exercisable	Number of Shares Underlying Unexercised Options/SARs Unexercisable		Option/ SAR Exercise Price	Option/ SAR Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(14)
Fran Horowitz	12/3/2014	18,362	6,121	(1)	$28.81	12/3/2024
							12/3/2014	26,033	(3)	$534,718
	3/24/2015	33,784	33,784	(2)	$22.46	3/24/2025
							3/24/2015				12,500	(4)	$256,750
							3/22/2016				56,613	(5)	$1,162,831
							3/22/2016				42,460	(6)	$872,128
							3/21/2017				185,915	(9)	$3,818,694
							3/21/2017				174,979	(10)	$3,594,089
							3/21/2017				185,915	(11)	$3,818,694
							3/21/2017				174,978	(12)	$3,594,048
Joanne C. Crevoiserat	5/29/2014	67,500	22,500	(1)	$37.14	5/29/2024
							5/29/2014	20,000	(3)	$410,800
	3/24/2015	27,027	27,027	(2)	$22.46	3/24/2025
							3/24/2015				10,000	(4)	$205,400
							3/22/2016				28,307	(5)	$581,426
							3/22/2016				22,445	(6)	$461,020
							3/21/2017				83,115	(9)	$1,707,182
							3/21/2017				131,234	(10)	$2,695,546
							3/21/2017				83,115	(11)	$1,707,182
							3/21/2017				131,234	(12)	$2,695,546
Scott Lipesky							10/11/2017				14,959	(11)	$307,258
Kristin Scott							8/30/2016				34,655	(5)	$711,814
							8/30/2016				25,992	(7)	$553,876
							8/30/2016				34,655	(8)	$711,814
							3/21/2017				65,617	(9)	$1,347,773
							3/21/2017				65,617	(11)	$1,347,773
Stacia Andersen							6/16/2016				36,363	(5)	$746,896
							6/16/2016				27,273	(7)	$560,187
							6/16/2016				36,363	(8)	$746,896
							3/21/2017				65,617	(9)	$1,347,773
							3/21/2017				65,617	(11)	$1,347,773
Robert E. Bostrom	1/6/2014	15,000	0		$32.59	1/6/2024
	3/24/2015	9,009	9,009	(2)	$22.46	3/24/2025
							3/24/2015				3,334	(4)	$68,480
							3/22/2016				8,088	(5)	$166,128
							3/22/2016				6,552	(6)	$134,578
							3/21/2017				21,873	(9)	$449,271
							3/21/2017				21,873	(11)	$449,271

(1)	Each of these SAR awards vests in four equal annual installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.

(2)	Each of these SAR awards vests in four equal annual installments beginning on March 15, 2016, subject to the NEO’s continued employment with the Company.

(3)	Each of these RSU awards vests in four equal installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.

(4)	Each of these RSU awards vests in four equal annual installments beginning on March 15, 2016, contingent upon the Company’s achievement of at least $1.00 of GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(5)	The number shown assumes that the PSAs granted for the Fiscal 2016 to Fiscal 2018 performance period will be earned at the target number based on the Company achieving the target metrics for Relative TSR and ROIC.

(6)	Each of these RSU awards vests in four equal annual installments beginning on March 15, 2017, contingent upon the Company’s achievement of at least $1.00 of GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(7)	Each of these RSU awards vests in four equal annual installments beginning on the first anniversary of the grant date, contingent upon the Company’s achievement of at least $1.00 of GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(8)	Each of these RSU awards vests in full on the second anniversary of the grant date, contingent upon the Company’s achievement of at least $1.00 of GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests.

(9)	The number shown assumes that the PSAs granted for the Fiscal 2017 to Fiscal 2019 performance period will be earned at the target number based on the Company achieving the target metrics for Relative TSR, and ROIC. See the “Estimated Future Payouts under Equity Incentive Plan Awards” columns of the “Fiscal 2017 Grants of Plan-Based Awards” table on page 79 of this Proxy Statement for the threshold, target and maximum number of PSAs that can be earned.

(10)	These Service-Vested Promotional RSU awards were granted to Ms. Horowitz and Ms. Crevoiserat as described in “COMPENSATION DISCUSSION AND ANALYSIS — Fiscal 2017 Compensation Actions — Special Promotional Awards to Ms. Horowitz and Ms. Crevoiserat” beginning on page 67 of this Proxy Statement. Twenty-five percent of the Service-Vested RSUs vested on March 21, 2018, twenty-five percent of the Service-Vested Promotional RSUs will vest on March 21, 2019 and the remaining fifty percent of the Service-Vested Promotional RSUs will vest on March 21, 2020, subject to the continued employment of Ms. Horowitz or Ms. Crevoiserat, as appropriate, on the applicable vesting date.

(11)	Each of these RSU awards vests in four equal annual installments beginning on the first anniversary of the grant date, contingent upon the Company’s achievement of positive EBIT at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(12)	These Performance-Based Promotional RSU awards were granted to Ms. Horowitz and Ms. Crevoiserat as described in “COMPENSATION DISCUSSION AND ANALYSIS — Fiscal 2017 Compensation Actions — Special Promotional Awards to Ms. Horowitz and Ms. Crevoiserat” beginning on page 67 of this Proxy Statement. The Performance-Based Promotional RSUs will be earned depending on the level of achievement with respect to the performance goal based on cumulative comparable store sales for the three-fiscal-year performance period comprised of Fiscal 2017 and the two succeeding fiscal years of the Company, subject to the NEO’s continued employment with the Company. See the “Estimated Future Payouts under Equity Incentive Plan Awards” columns of the “Fiscal 2017 Grants of Plan-Based Awards” table on page 79 of this Proxy Statement for the threshold, target and maximum number of Performance-Based Promotional RSUs that can be earned.

(13)	Market value represents the product of the closing price of a share of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017), which was $20.54, multiplied by the number of RSUs or PSAs.

Stock Options and Stock Appreciation Rights Exercised and Restricted Stock Units Vested and Performance Share Awards Earned

The following table provides information regarding the aggregate dollar value realized by the NEOs in connection with the vesting of RSUs during Fiscal 2017 and the earning of PSAs granted for the Fiscal 2015 to Fiscal 2017 performance period. No stock options or SARs were exercised by any of the NEOs during Fiscal 2017.

Fiscal 2017 Restricted Stock Units Vested and Performance Share Awards Earned

	Stock Awards
Name	Number of Shares Acquired on Vesting/ Being Earned(1)	Value Realized Upon Vesting/ Being Earned(2)
Fran Horowitz	50,519	$798,453
Joanne C. Crevoiserat	34,113	$456,337
Scott Lipesky	0	$0
Kristin Scott	8,663	$108,114
Stacia Andersen	9,090	$113,898
Robert E. Bostrom	9,194	$147,664

(1)	Includes for each NEO the following: (a) for Ms. Horowitz — 46,436 shares of Common Stock underlying vested RSUs and 4,083 shares of Common Stock underlying earned PSAs; (b) for Ms. Crevoiserat — 32,480 shares of Common Stock underlying vested RSUs and 1,633 shares of Common Stock underlying earned PSAs; (c) for Ms. Scott — 8,663 shares of Common Stock underlying vested RSUs; (d) for Ms. Andersen — 9,090 shares of Common Stock underlying vested RSUs; and (e) for Mr. Bostrom — 8,650 shares of Common Stock underlying vested RSUs and 544 shares of Common Stock underlying earned PSAs.

(2)	Value realized upon the vesting of RSU awards is calculated by multiplying the number of shares of Common Stock underlying the vested portion of each RSU award by the closing price of a share of Common Stock on the vesting date. Value realized upon the earning of PSA awards is calculated by multiplying the number of shares of Common Stock underlying the earned portion of each PSA award by the closing price of a share of Common Stock on April 4, 2018, the date on which the Compensation and Organization Committee determined the level of performance achieved (and the number of PSAs earned) for the Fiscal 2015 to Fiscal 2017 performance period against the pre-established ROIC and Relative TSR goals.

Nonqualified Deferred Compensation

Nonqualified Savings and Supplemental Retirement Plan

The Company maintains the Nonqualified Savings and Supplemental Retirement Plan for associates, with participants generally at management levels and above, including the NEOs. The Nonqualified Savings and Supplemental Retirement Plan allows a participant to defer up to 75% of base salary each year and up to 75% of cash payouts to be received by the participant under the Company’s Short-Term Cash Incentive Plan. The Company will match the first 3% that the participant defers on a dollar-for-dollar basis. While additional benefits are available under the Nonqualified Savings and Supplemental Retirement Plan for individuals who commenced employment prior to January 1, 2014, none of the current NEOs is eligible to receive these additional benefits because each joined the Company after January 1, 2014.

The Nonqualified Savings and Supplemental Retirement Plan allows for a variable earnings rate on participant account balances as determined by the committee which administers the Nonqualified Savings and Supplemental Retirement Plan. The earnings rate for all account balances was fixed at 4% per annum for Fiscal 2017. Participants are 100% vested in their deferred contributions, and earnings on those contributions, at all times. Participants who most recently began participation prior to January 1, 2014 become vested in Company bi-weekly matching contributions and earnings on those matching contributions ratably over a five-year period from date of hire. Participants who most recently began participation on or after January 1, 2014 become vested in Company bi-weekly matching contributions and earnings on those matching contributions after five years of service (i.e., there is a five-year cliff vesting period).

The following table provides information regarding the participation by the NEOs in the portion of the Nonqualified Savings and Supplemental Retirement Plan providing for participant deferral contributions and Company matching contributions, for Fiscal 2017.

Nonqualified Deferred Compensation for Fiscal 2017 — Executive Contributions and

Company Matching Contributions

Name	Executive Contributions in Fiscal 2017(1)	Company Contributions in Fiscal 2017(2)	Aggregate Earnings in Fiscal 2017(3)	Aggregate Withdrawals/ Distributions		Aggregate Balance as of February 3, 2018(4)
Fran Horowitz	$35,919	$35,919	$7,740	$—		$222,831
Joanne C. Crevoiserat	$169,731	$25,460	$46,542	$—		$1,207,271
Scott Lipesky	$5,077	$3,808	$3,276	$285,016	(5)	$8,921
Kristin Scott	$22,500	$22,500	$1,725	$—		$65,857
Stacia Andersen	$22,500	$22,500	$1,958	$—		$71,362
Robert E. Bostrom	$54,904	$16,471	$5,064	$—		$157,108

(1)	The amounts shown in this column reflect the base salary and Short-Term Cash Incentive Plan payments for Fiscal 2017 which were deferred by each NEO. All amounts in this column are included in the “Salary” and/or the “Non-Equity Incentive Plan Compensation” column totals for Fiscal 2017 reported in the “Fiscal 2017 Summary Compensation Table” beginning on page 77 of this Proxy Statement.

(2)	The amounts show in this column reflect the aggregate Company contributions which accrued during Fiscal 2017 and were credited to the NEOs’ respective accounts in Fiscal 2017. These amounts are included in the “All Other Compensation” column totals for Fiscal 2017 reported in the “Fiscal 2017 Summary Compensation Table” beginning on page 77 of this Proxy Statement.

(3)

Nonqualified deferred compensation balances earn fixed rates of interest. The rate for all account balances was fixed at 4% per annum for Fiscal 2017. The portion of the Fiscal 2017 earnings with respect to amounts credited to the NEOs’ accounts under the Nonqualified

Savings and Supplemental Retirement Plan as a result of their respective deferral contributions and Company matching contributions (which were made in Fiscal 2017 and prior fiscal years) which are above-market for purposes of the applicable SEC Rules are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column totals for Fiscal 2017 reported in the “Fiscal 2017 Summary Compensation Table” beginning on page 77 of this Proxy Statement. These amounts are included as part of the aggregate earnings reported in the “Aggregate Earnings in Fiscal 2017” column in the table above for: (a) Ms. Horowitz — $1,645; (b) Ms. Crevoiserat — $9,890; (c) Mr. Lipesky — $696; (d) Ms. Scott — $367; (e) Ms. Andersen — $416; and (f) Mr. Bostrom — $1,076.

(4)	These amounts are as of February 3, 2018 and do not take into account the amounts in the “Company Contributions in Fiscal 2017” column in the table above that were accrued during Fiscal 2017 but were credited to the NEOs’ respective accounts in Fiscal 2018. The following amounts are included in the balance as of February 3, 2018 and previously were reported as compensation to the NEOs in the Summary Compensation Tables for past fiscal years: (a) Ms. Horowitz — $107,518; (b) Ms. Crevoiserat — $121,814; (c) Mr. Lipesky — $4,504; (d) Ms. Scott — $32,404; (e) Ms. Andersen — $35,063; and (f) Mr. Bostrom — $17,547.

(5)	Mr. Lipesky was employed by the Company from November 28, 2007 through October 14, 2016. His then aggregate balance within the Nonqualified and Supplemental Retirement Plan was distributed to him on April 28, 2017. Mr. Lipesky was subsequently rehired by the Company on October 2, 2017.

Payouts under the Nonqualified Savings and Supplemental Retirement Plan are based on the participant’s election at the time of deferral and may be made in a single lump sum or in annual installments over a five-year or ten-year period. If there is no distribution election on file, the payment will be made in ten annual installments. Regardless of the election on file, if the participant terminates employment with the Company before retirement, dies or becomes disabled, the benefit will be paid in a single lump sum. However, if the participant dies while receiving annual installments, the beneficiary will continue to receive the remaining installment payments. The committee which administers the Nonqualified Savings and Supplemental Retirement Plan may permit hardship withdrawals from a participant’s account under the Nonqualified Savings and Supplemental Retirement Plan in accordance with defined guidelines including the IRS definition of an unforeseeable emergency.

Participants’ rights to receive their account balances from the Company are not secured or guaranteed. However, during the third quarter of Fiscal 2006, the Company established an irrevocable rabbi trust, the purpose of which is to be a source of funds to match respective funding obligations to participants in the Nonqualified Savings and Supplemental Retirement Plan and the Supplemental Executive Retirement Plan for the Company’s former Chief Executive Officer Michael S. Jeffries.

In the event of a change in control of the Company, the Company’s Board has the authority to terminate the Nonqualified Savings and Supplemental Retirement Plan and accelerate the payment of the aggregate balance of each participant’s account.

The Nonqualified Savings and Supplemental Retirement Plan is subject to requirements affecting deferred compensation under Section 409A of the Internal Revenue Code and is being administered in compliance with the applicable regulations under Section 409A.

Potential Payments Upon Termination or Change of Control

The following tables describe the approximate payments that would have been made to the NEOs pursuant to agreements, plans or individual award agreements in effect on February 3, 2018, the last day of Fiscal 2017, in the event of the termination of employment of these NEOs under the circumstances described below, assuming such termination took place on February 3, 2018. The table captioned “Outstanding Equity Awards at Fiscal 2017 Year-End” beginning on page 81 of this Proxy Statement contains more information regarding the vested SARs held by the NEOs as of the end of Fiscal 2017.

Executive Severance Agreements

On May 10, 2017, A&F Management executed and entered into executive severance agreements with a number of the Company’s executive officers, including Fran Horowitz, Joanne C. Crevoiserat, Kristin Scott, Stacia Andersen and Robert E. Bostrom (the “May 2017 Agreements”). In anticipation of his joining the Company, effective as of September 7, 2017, A&F Management executed and entered into an executive severance agreement with Scott Lipesky (the “Lipesky Agreement” and collectively with the May 2017 Agreements, the “2017 Agreements”).

The 2017 Agreements have an intial two-year term, followed by automatic renewal on an annual basis, unless otherwise determined by the Company or the NEO by providing notice to the contrary at least 90 days prior to the date on which the additional term would have automatically begun. However, if a change of control (as defined in the 2017 Agreements) occurs during the original term or an additional term, the term of the 2017 Agreements will extend until the later of the expiration of the original term or the additional term, as applicable, or the 18-month anniversary of such change in control.

If the employment of an NEO terminates during the term of the NEO’s 2017 Agreement, the Company will, in all cases, pay to the NEO all accrued but unpaid compensation earned by the NEO through the date of the NEO’s termination.

If the employment of an NEO is terminated by the Company without “cause” (as defined in the 2017 Agreements), other than as a result of the NEO’s death or disability, or by the NEO for “good reason” (as defined in the 2017 Agreements) during the term (other than during the three months prior to, or the 18 months following, a change of control of the Company) and the NEO executes a release of claims acceptable to the Company:

•	the Company will continue to pay the NEO’s base salary in bi-weekly installments for 18 months following the termination date;

•	the Company will pay the NEO, at the time specified in the NEO’s 2017 Agreement, a pro-rated portion of the NEO’s bonus under the short-term cash bonus plan of the Company in which the NEO would have been eligible to participate in the year of the NEO’s termination date, based on actual performance during the applicable bonus period and the number of days in such bonus period that would have elapsed prior to the termination date;

•	the Company will reimburse the NEO during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to the NEO’s election of such coverage and satisfaction of the additional eligibility requirements set forth in the NEO’s 2017 Agreement;

•	in the case of Ms. Crevoiserat and Ms. Horowitz, the Company will pay them the additional cash amounts to which they are entitled under their respective offer letters; and

•	the outstanding equity awards held by the NEO will vest (if at all) in accordance with the terms of the NEO’s award agreements and, in the case of Ms. Crevoiserat and Ms. Horowitz, their respective offer letters.

If the employment of an NEO is terminated by the Company without cause (other than as a result of the NEO’s death or disability) or by the NEO for good reason during the three months prior to, or the 18 months following, a change of control of the Company and the NEO executes a release of claims acceptable to the Company:

•	in the case of Ms. Horowitz and Ms. Crevoiserat, the Company will continue to pay their respective base salaries in bi-weekly installments for 18 months following the termination date;

•	in the case of Mr. Lipesky, Ms. Scott, Ms. Andersen and Mr. Bostrom, the Company will pay them, at the time specified in their respective 2017 Agreements, a lump-sum amount equal to 18 months of their respective base salaries;

•	the Company will pay the NEO, at the time specified in the NEO’s 2017 Agreement, a lump-sum payment in an amount equal to 1.5 times the NEO’s target bonus opportunity under the Company’s short-term cash bonus plan in which the NEO would have been entitled to participate in respect of the Company’s fiscal year in which the termination date occurred;

•	the Company will reimburse the NEO during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to the NEO’s election of such coverage and satisfaction of the additional eligibility requirements set forth in the NEO’s 2017 Agreement; and

•	the outstanding equity awards held by the NEO will vest (if at all) in accordance with the terms of the NEO’s award agreements.

In the case of Ms. Crevoiserat and Ms. Horowitz, these change of control benefits will be provided in lieu of the amounts payable under their respective offer letters with respect to a “Change of Control.”

If the employment of an NEO is terminated by reason of the NEO’s disability, the NEO will be entitled to receive any benefits available under the Company’s long-term disability plan (if any). If the employment of an NEO is terminated by the Company for cause, by the NEO without good reason or by reason of the NEO’s death or disability, the outstanding equity awards held by the NEO would vest (if at all) in accordance with the terms of the NEO’s award agreements.

The 2017 Agreements impose various restrictive covenants on the NEOs, including non-competition, non-solicitation, non-disparagement and confidentiality covenants. The non-competition covenant prohibits the NEOs from engaging in certain activities with identified competitors of the Company during their employment and for a period of 12 months after the termination of their employment. The non-solicitation covenant prohibits the NEOs from engaging in certain solicitation activities during their employment and for a period of 24 months after the termination of their employment.

Promotional RSUs

If either Ms. Horowitz or Ms. Crevoiserat resigns or her employment is terminated by the Company for cause, the unvested portions of all of her Promotional RSUs will be forfeited. If the employment of either Ms. Horowitz or Ms. Crevoiserat is terminated by the Company without cause, her Performance-Based Promotional RSUs will be forfeited, and her Service-Based Promotional RSUs will vest pro-rata for time served, but with consideration for the back-loaded vesting schedule.

If the Company undergoes a change in control (as that term is defined in the 2016 Associates LTIP), a double trigger involving an involuntary termination of her employment is required for accelerated vesting of the Promotional RSUs held by each of Ms. Horowitz and Ms. Crevoiserat. In such event, (i) vesting of the Service-Based Promotional RSUs will be accelerated at the level associated with the next tranche due to vest and (ii) the applicable performance conditions will be waived for the Performance-Based Promotional RSUs and vesting will be accelerated such that the portion of Performance-Based Promotional RSUs vested will be equal to the portion of Service-Based Promotional RSUs vested.

Other Arrangements

If the employment of an NEO is terminated by reason of the NEO’s disability, the NEO will be entitled to receive any benefits available under the Company’s long-term disability plan (if any). If the employment of an NEO is terminated by the Company for cause, by the NEO without good reason or by reason of the NEO’s death or disability, the outstanding equity awards held by the NEO will vest (if at all) in accordance with the terms of the NEO’s award agreements.

Each NEO will receive the value of the NEO’s accrued benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan in the event of any termination of employment (e.g., death, disability, termination by the Company with or without cause or voluntary termination by the NEO).

In the case of an involuntary termination of employment without cause, within three months prior to or 18 months after a change of control (excluding voluntary resignation, retirement and termination due to death or disability), in addition to the benefits under the plans mentioned in the preceding paragraph, the vesting of outstanding SARs and RSUs held by the NEO would accelerate. In addition, outstanding PSAs with respect to which more than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, based on the performance achieved through a date occurring within three months of the change of control, as determined by the Compensation and Organization Committee prior to the change of control. Outstanding PSAs with respect to which less than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, at the target level of achievement.

Fran Horowitz

Normal Course of Business	Cash Severance(3)	Benefits Continuation(5)	Equity Value		Retirement Plan Value(9)	Total
Voluntary Termination	$—	$—	$—		$228,925	$228,925
Death(1)	$—	$—	$17,651,952	(6)	$340,341	$17,992,293
Not for Cause	$4,560,600	$35,981	$785,284	(7)	$228,925	$5,610,790
Good Reason	$4,560,600	$35,981	$785,284	(7)	$228,925	$5,610,790
Disability(2)	$—	$—	$17,651,952	(6)	$340,341	$17,992,293

Change of Control	Cash Severance(4)	Benefits Continuation(5)	Equity Value(8)		Retirement Plan Value(9)	Total
	$4,500,000	$35,981	$9,327,443		$340,341	$14,203,765

(1)	Although not shown in the above table, Ms. Horowitz also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Horowitz passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Horowitz’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

(2)	Although not shown in the above table, Ms. Horowitz also participates in the Company’s Long-Term Disability Plan, which is generally available to all full-time associates, and the Executive Long-Term Disability Plan, which is generally available to all salaried associates whose annual base salary is more than $200,000. The Company’s Long-Term Disability Plan and the Executive Long-Term Disability Plan would together pay 70% of Ms. Horowitz’s base salary and 70% of Ms. Horowitz’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan, in each case determined as of the date Ms. Horowitz qualified for long-term disability, for the duration of the disability period.

(3)	Under her 2017 Agreement, if the employment of Ms. Horowitz is terminated by the Company without cause or by Ms. Horowitz for good reason, the Company would be required to continue her base salary for a period of 18 months. The Company would also be required to pay Ms. Horowitz a pro-rated portion of her annual cash incentive opportunity under the Short-Term Cash Incentive Plan, based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee. In addition, the Company would be required to pay Ms. Horowitz an additional cash amount of $750,000 in lieu of all outstanding unvested equity replacement grants as provided for under the terms of the offer letter executed when she joined the Company, which right to payment continues in effect under her 2017 Agreement.

(4)	Under her 2017 Agreement, if the employment of Ms. Horowitz is terminated by the Company without cause or by Ms. Horowitz for good reason, during the three months prior to, or the 18 months following, a change of control, subject to Ms. Horowitz executing a Release, the Company would be required to continue Ms. Horowitz’s base salary for a period of 18 months. The Company would also be required to pay Ms. Horowitz a lump-sum payment equal to 1.5 times Ms. Horowitz’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan.

(5)	Under her 2017 Agreement, the Company would be required to continue Ms. Horowitz’s medical, dental and other associate welfare benefits for a time period of 18 months, subject to her election of such coverage and the additional eligibility requirements set forth in her 2017 Agreement.

(6)	The value of Ms. Horowitz’s equity holdings is calculated as $17,651,952 and relates to unvested RSUs, unearned PSAs and unvested SARs at February 3, 2018. This $17,651,952 is the sum of: (a) the number of unvested RSUs (other than the Promotional RSUs) multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (b) the number of unearned target PSAs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (c) the number of unvested Service-Vested Promotional RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (d) the number of unearned target Performance-Based Promotional RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (e) the in-the-money value of the unvested SARs on February 2, 2018 (the last business day of Fiscal 2017). None of the vested SARs at the end of Fiscal 2017 were in the money.

(7)	The value of Ms. Horowitz’s equity holdings is calculated as $785,284 and relates to unvested Service-Vested Promotional RSUs at February 3, 2018. This $785,284 is the product of the number of unvested Service-Vested Promotional RSUs in the next vesting tranche multiplied by a fraction where the numerator is the number of days that have elapsed since the most recent vesting date and the denominator is 365 multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)).

(8)	The value of Ms. Horowitz’s equity holdings is calculated as $9,327,443 and relates to unvested RSUs, unearned PSAs and unvested SARs at February 3, 2018. This $9,327,443 is the sum of: (a) the number of unvested RSUs (other than Promotional RSUs) multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (b) the number of pro-rated unearned target PSAs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (c) the number of pro-rated unvested Service-Vested Promotional RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (d) the number of pro-rated unearned target Performance-Based Promotional RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (e) the in-the-money value of the unvested SARs on February 2, 2018 (the last business day of Fiscal 2017). None of the vested SARs at the end of Fiscal 2017 were in the money. The value shown in the above table assumes that all unvested RSUs (other than Promotional RSUs) vest in connection with a change of control.

(9)	Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

Joanne C. Crevoiserat

Normal Course of Business	Cash Severance(3)	Benefits Continuation(5)	Equity Value		Retirement Plan Value(9)	Total
Voluntary Termination	$—	$—	$—		$1,238,305	$1,238,305
Death(1)	$—	$—	$10,464,102	(6)	$1,351,242	$11,815,344
Not for Cause	$3,224,450	$35,847	$373,008	(7)	$1,238,305	$4,871,610
Good Reason	$3,224,450	$35,847	$373,008	(7)	$1,238,305	$4,871,610
Disability(2)	$—	$—	$10,464,102	(6)	$1,351,242	$11,815,344

Change of Control	Cash Severance(4)	Benefits Continuation(5)	Equity Value(8)		Retirement Plan Value(9)	Total
	$2,550,000	$35,847	$5,088,853		$1,351,242	$9,024,942

(1)	Although not shown in the above table, Ms. Crevoiserat also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Crevoiserat passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Crevoiserat’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

(2)	Although not shown in the above table, Ms. Crevoiserat also participates in the Company’s Long-Term Disability Plan, which is generally available to all full-time associates, and the Executive Long-Term Disability Plan, which is generally available to all salaried associates whose annual base salary is more than $200,000. The Company’s Long-Term Disability Plan and the Executive Long-Term Disability Plan would together pay 70% of Ms. Crevoiserat’s base salary and 70% of Ms. Crevoiserat’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan, in each case determined as of the date Ms. Crevoiserat qualified for long-term disability, for the duration of the disability period.

(3)	Under her 2017 Agreement, if the employment of Ms. Crevoiserat is terminated by the Company without cause or by Ms. Crevoiserat for good reason, the Company would be required to continue her base salary for a period of 18 months. The Company would also be required to pay Ms. Crevoiserat a pro-rated portion of her annual cash incentive opportunity under the Short-Term Cash Incentive Plan based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee. In addition, the Company would be required to pay Ms. Crevoiserat an additional cash amount of $1,000,000 in lieu of all outstanding unvested equity replacement grants as provided for under the offer letter executed when she joined the Company, which right to payment continues in effect under her 2017 Agreement.

(4)	Under her 2017 Agreement, if the employment of Ms. Crevoiserat is terminated by the Company without cause or by Ms. Crevoiserat for good reason, during the three months prior to, or the 18 months following, a change of control, subject to Ms. Crevoiserat executing a Release, the Company would be required to continue Ms. Crevoiserat’s base salary for a period of 18 months. The Company would also be required to pay Ms. Crevoiserat a lump-sum payment equal to 1.5 times Ms. Crevoiserat’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan.

(5)	Under her 2017 Agreement, the Company would be required to continue Ms. Crevoiserat’s medical, dental and other associate welfare benefits for a time period of 18 months, subject to her election of such coverage and the additional requirements set forth in her 2017 Agreement.

(6)

The value of Ms. Crevoiserat’s equity holdings is calculated as $10,464,102 and relates to unvested RSUs, unearned PSAs and unvested SARs at February 3, 2018. This $10,464,102 is the sum of: (a) the number of unvested RSUs (other than Promotional RSUs) multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (b) the number of unearned target PSAs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the

last business day of Fiscal 2017)) plus (c) the number of unvested Service-Vested Promotional RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (d) the number of unearned target Performance-Based Promotional RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (e) the in-the-money value of the unvested SARs on February 2, 2018 (the last business day of Fiscal 2017). None of the vested SARs at the end of Fiscal 2017 were in the money.

(7)	The value of Ms. Crevoiserat’s equity holdings is calculated as $373,008 and relates to unvested Service-Vested Promotional RSUs at February 3, 2018. This $373,008 is the product of the number of unvested Service-Vested Promotional RSUs in the next vesting tranche multiplied by a fraction where the numerator is the number of days that have elapsed since the most recent vesting date and the denominator is 365 multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)).

(8)	The value of Ms. Crevoiserat’s equity holdings is calculated as $5,088,853 and relates to unvested RSUs, unearned PSAs and unvested SARs at February 3, 2018. This $5,088,853 is the sum of: (a) the number of unvested RSUs (other than Promotional RSUs) multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (b) the number of pro-rated unearned target PSAs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (c) the number of pro-rated unvested Service-Vested Promotional RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (d) the number of pro-rated unearned target Performance-Based Promotional RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (e) the in-the-money value of the unvested SARs on February 2, 2018 (the last business day of Fiscal 2017). None of the vested SARs at the end of Fiscal 2017 were in the money. The value shown in the above table assumes that all unvested RSUs (other than Promotional RSUs) vest in connection with a change of control.

(9)	Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

Scott Lipesky

Normal Course of Business	Cash Severance(3)	Benefits Continuation(5)	Equity Value(6)	Retirement Plan Value(7)	Total
Voluntary Termination	$—	$—	$—	$36,416	$36,416
Death(1)	$—	$—	$307,258	$36,416	$343,674
Not for Cause	$971,053	$6,401	$—	$36,416	$1,013,870
Good Reason	$971,083	$6,401	$—	$36,416	$1,013,870
Disability(2)	$—	$—	$307,258	$36,416	$343,674

Change of Control	Cash Severance(4)	Benefits Continuation(5)	Equity Value(6)	Retirement Plan Value(7)	Total
	$1,402,500	$6,401	$307,258	$36,416	$1,752,575

(1)	Although not shown in the above table, Mr. Lipesky also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Lipesky passed away, his beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Lipesky’s death were accidental as defined by the plan, his beneficiaries would receive an additional $2,000,000.

(2)	Although not shown in the above table, Mr. Lipesky also participates in the Company’s Long-Term Disability Plan, which is generally available to all full-time associates, and the Executive Long-Term Disability Plan, which is generally available to all salaried associates whose annual base salary is more than $200,000. The Company’s Long-Term Disability Plan and the Executive Long-Term Disability Plan would together pay 70% of Mr. Lipesky’s base salary and 70% of Mr. Lipesky’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan, in each case determined as of the date Mr. Lipesky qualified for long-term disability, for the duration of the disability period.

(3)	Under his 2017 Agreement, if the employment of Mr. Lipesky is terminated by the Company without cause or by Mr. Lipesky for good reason, the Company would be required to continue his base salary for a period of 18 months. The Company would also be required to pay Mr. Lipesky a pro-rated portion of his annual cash incentive opportunity under the Short-Term Cash Incentive Plan based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee.

(4)	Under his 2017 Agreement, if the employment of Mr. Lipesky is terminated by the Company without cause or by Mr. Lipesky for good reason, during the three months prior to, or the 18 months following, a change of control, subject to Mr. Lipesky executing a Release, the Company would be required to pay Mr. Lipesky a lump-sum payment equal to 18 months of his base salary. The Company would also be required to pay Mr. Lipesky a lump-sum payment equal to 1.5 times Mr. Lipesky’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan.

(5)	Under his 2017 Agreement, the Company would be required to continue Mr. Lipesky’s medical, dental and other associate welfare benefits for a time period of 18 months, subject to his election of such coverage and the additional requirements set forth in his 2017 Agreement.

(6)	The value of Mr. Lipesky’s equity holdings is calculated as $307,258 and relates to unvested RSUs at February 3, 2018. This $307,258 is the number of unvested RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017.

(7)	Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

Kristin Scott

Normal Course of Business	Cash Severance(3)	Benefits Continuation(5)	Equity Value(6)	Retirement Plan Value(8)	Total
Voluntary Termination	$—	$—	$—	$9,566	$9,566
Death(1)	$—	$—	$4,653,050	$19,132	$4,672,182
Not for Cause	$2,016,000	$35,626	$—	$9,566	$2,061,192
Good Reason	$2,016,000	$35,626	$—	$9,566	$2,061,192
Disability(2)	$—	$—	$4,653,050	$19,132	$4,672,182

Change of Control	Cash Severance(4)	Benefits Continuation(5)	Equity Value(7)	Retirement Plan Value(8)	Total
	$2,250,000	$35,626	$3,517,263	$19,132	$5,822,021

(1)	Although not shown in the above table, Ms. Scott also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Scott passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Scott’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

(2)	Although not shown in the above table, Ms. Scott also participates in the Company’s Long-Term Disability Plan, which is generally available to all full-time associates, and the Executive Long-Term Disability Plan, which is generally available to all salaried associates whose annual base salary is more than $200,000. The Company’s Long-Term Disability Plan and the Executive Long-Term Disability Plan would together pay 70% of Ms. Scott’s base salary and 70% of Ms. Scott’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan, in each case determined as of the date Ms. Scott qualified for long-term disability, for the duration of the disability period.

(3)	Under her 2017 Agreement, if the employment of Ms. Scott is terminated by the Company without cause or by Ms. Scott for good reason, the Company would be required to continue her base salary for a period of 18 months. The Company would also be required to pay Ms. Scott a pro-rated portion of her annual cash incentive opportunity under the Short-Term Cash Incentive Plan based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee.

(4)	Under her 2017 Agreement, if the employment of Ms. Scott is terminated by the Company without cause or by Ms. Scott for good reason, during the three months prior to, or the 18 months following, a change of control, subject to Ms. Scott executing a Release, the Company would be required to pay Ms. Scott a lump-sum payment equal to 18 months of her base salary. The Company would also be required to pay Ms. Scott a lump-sum payment equal to 1.5 times Ms. Scott’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan.

(5)	Under her 2017 Agreement, the Company would be required to continue Ms. Scott’s medical, dental and other associate welfare benefits for a time period of 18 months, subject to her election of such coverage and the additional requirements set forth in her 2017 Agreement.

(6)	The value of Ms. Scott’s equity holdings is calculated as $4,653,050 and relates to unvested RSUs and unearned PSAs at February 3, 2018. This $4,653,050 is the sum of: (a) the number of unvested RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (b) the number of unearned target PSAs multiplied by $20.54 (the market price of the Company’s Common Stock on February 2, 2018 (the last business day of Fiscal 2017)).

(7)	The value of Ms. Scott’s equity holdings is calculated as $3,517,263 and relates to unvested RSUs and unearned PSAs at February 3, 2018. This $3,517,263 is the sum of: (a) the number of unvested RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (b) the number of pro-rated unearned target PSAs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)). The value shown in the above table assumes that all unvested RSUs vest in connection with a change of control.

(8)	Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

Stacia Andersen

Normal Course of Business	Cash Severance(3)	Benefits Continuation(5)	Equity Value(6)	Retirement Plan Value(8)	Total
Voluntary Termination	$—	$—	$—	$40,767	$40,767
Death(1)	$—	$—	$4,749,525	$52,969	$4,802,494
Not for Cause	$1,831,875	$21,238	$—	$40,767	$1,893,880
Good Reason	$1,831,875	$21,238	$—	$40,767	$1,893,880
Disability(2)	$—	$—	$4,749,525	$52,969	$4,802,494

Change of Control	Cash Severance(4)	Benefits Continuation(5)	Equity Value(7)	Retirement Plan Value(8)	Total
	$2,250,000	$21,238	$3,602,044	$52,969	$5,926,251

(1)	Although not shown in the above table, Ms. Andersen also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Andersen passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Andersen’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

(2)	Although not shown in the above table, Ms. Andersen also participates in the Company’s Long-Term Disability Plan, which is generally available to all full-time associates, and the Executive Long-Term Disability Plan, which is generally available to all salaried associates whose annual base salary is more than $200,000. The Company’s Long-Term Disability Plan and the Executive Long-Term Disability Plan would together pay 70% of Ms. Andersen’s base salary and 70% of Ms. Andersen’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan, in each case determined as of the date Ms. Andersen qualified for long-term disability, for the duration of the disability period.

(3)	Under her 2017 Agreement, if the employment of Ms. Andersen is terminated by the Company without cause or by Ms. Andersen for good reason, the Company would be required to continue her base salary for a period of 18 months. The Company would also be required to pay Ms. Andersen a pro-rated portion of her annual cash incentive opportunity under the Short-Term Cash Incentive Plan based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee.

(4)	Under her 2017 Agreement, if the employment of Ms. Andersen is terminated by the Company without cause or by Ms. Andersen for good reason, during the three months prior to, or the 18 months following, a change of control, subject to Ms. Andersen executing a Release, the Company would be required to pay Ms. Andersen a lump-sum payment equal to 18 months of her base salary. The Company would also be required to pay Ms. Andersen a lump-sum payment equal to 1.5 times Ms. Andersen’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan.

(5)	Under her 2017 Agreement, the Company would be required to continue Ms. Andersen’s medical, dental and other associate welfare benefits for a time period of 18 months, subject to her election of such coverage and the additional requirements set forth in her 2017 Agreement.

(6)	The value of Ms. Andersen’s equity holdings is calculated as $4,749,525 and relates to unvested RSUs and unearned PSAs at February 3, 2018. This $4,749,525 is the sum of: (a) the number of unvested RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (b) the number of unearned target PSAs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)).

(7)	The value of Ms. Andersen’s equity holdings is calculated as $3,602,044 and relates to unvested RSUs and unearned PSAs at February 3, 2018. This $3,602,044 is the sum of: (a) the number of unvested RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (b) the number of pro-rated unearned target PSAs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)). The value shown in the above table assumes that all unvested RSUs vest in connection with a change of control.

(8)	Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

Robert E. Bostrom

Normal Course of Business	Cash Severance(3)	Benefits Continuation(5)	Equity Value(6)	Retirement Plan Value(8)	Total
Voluntary Termination	$—	$—	$—	$201,533	$201,533
Death(1)	$—	$—	$1,267,728	$220,149	$1,487,877
Not for Cause	$1,302,120	$57,388	$—	$201,533	$1,561,041
Good Reason	$1,302,120	$57,388	$—	$201,533	$1,561,041
Disability(2)	$—	$—	$1,267,728	$220,149	$1,487,877

Change of Control	Cash Severance(4)	Benefits Continuation(5)	Equity Value(7)	Retirement Plan Value(8)	Total
	$1,440,000	$57,388	$912,838	$220,149	$2,630,375

(1)	Although not shown in the above table, Mr. Bostrom also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Bostrom passed away, his beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Bostrom’s death were accidental as defined by the plan, his beneficiaries would receive an additional $2,000,000.

(2)	Although not shown in the above table, Mr. Bostrom also participates in the Company’s Long-Term Disability Plan, which is generally available to all full-time associates, and the Executive Long-Term Disability Plan, which is generally available to all salaried associates whose annual base salary is more than $200,000. The Company’s Long-Term Disability Plan and the Executive Long-Term Disability Plan would together pay 70% of Mr. Bostrom’s base salary and 70% of Mr. Bostrom’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan, in each case determined as of the date Mr. Bostrom qualified for long-term disability, for the duration of the disability period.

(3)	Under his 2017 Agreement, if the employment of Mr. Bostrom is terminated by the Company without cause or by Mr. Bostrom for good reason, the Company would be required to continue his base salary for a period of 18 months. The Company would also be required to pay Mr. Bostrom a pro-rated portion of his annual cash incentive opportunity under the Short-Term Cash Incentive Plan based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee.

(4)	Under his 2017 Agreement, if the employment of Mr. Bostrom is terminated by the Company without cause or by Mr. Bostrom for good reason, during the three months prior to, or the 18 months following, a change of control, subject to Mr. Bostrom executing a Release, the Company would be required to pay Mr. Bostrom a lump-sum payment in an amount equal to 18 months of his base salary. The Company would also be required to pay Mr. Bostrom a lump-sum payment equal to 1.5 times Mr. Bostrom’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan.

(5)	Under his 2017 Agreement, the Company would be required to continue Mr. Bostrom’s medical, dental, and other associate welfare benefits for a time period of twelve months, subject to his election of such coverage and the additional eligibility requirements set forth in his 2017 Agreement.

(6)	The value of Mr. Bostrom’s equity holdings is calculated as $1,267,728 and relates to unvested RSUs, unvested PSAs and unvested SARs at February 3, 2018. This $1,267,728 is the sum of: (a) the number of unvested RSUs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2018 (the last business day of Fiscal 2017)) plus (b) the number of unearned target PSAs multiplied by $20.54 (the market price of the Company’s Common Stock as of February 2, 2017 (the last business day of Fiscal 2017)) plus (c) the in-the-money value of the unvested SARs on February 2, 2018 (the last business day of Fiscal 2017). None of the vested SARs at the end of Fiscal 2017 were in the money.

(7)	The value of Mr. Bostrom’s equity holdings is calculated as $912,838 and relates to unvested RSUs, unearned PSAs and unvested SARs at February 3, 2018. This $912,838 is the sum of: (a) the number of unvested RSUs multiplied by $20.54 (the market price of the Company’s Common Stock on February 2, 2018 (the last business day of Fiscal 2017)) plus (b) the number of pro-rated unearned target PSAs multiplied by $20.54 (the market price of the Company’s Common Stock on February 2, 2018 (the last business day of Fiscal 2017)) plus (c) the in-the-money value of the unvested SARs on February 2, 2018 (the last business day of Fiscal 2017). None of the vested SARs at the end of Fiscal 2017 were in the money. The value shown in the above table assumes that all unvested RSUs vest in connection with a change of control.

(8)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

EQUITY COMPENSATION PLANS

The Company has two primary share-based compensation plans: (i) the 2016 Directors LTIP (with 750,000 shares of the Company’s Common Stock currently authorized for issuance), under which the Company is authorized to grant stock options, SARs, restricted stock, RSUs and deferred stock awards to non-associate directors of the Company; and (ii) the 2016 Associates LTIP (with 4,700,000 shares of the Company’s Common Stock currently authorized for issuance), under which the Company is authorized to grant stock options, SARs, restricted stock, RSUs and PSAs to associates of the Company and our subsidiaries. The Company also has four other share-based compensation plans under which the Company granted stock options, SARs, RSUs and PSAs to associates of the Company and our subsidiaries and stock options and RSUs to non-associate directors of the Company in prior years: (i) the 1996 Stock Plan for Non-Associate Directors (1998 Restatement) (the “1998 Director Stock Plan”); (ii) the 2003 Stock Plan for Non-Associate Directors (the “2003 Director Stock Plan”); (iii) the 2005 LTIP; and (iv) the 2007 LTIP. Since June 16, 2016, the Company has issued awards under the 2016 Associates LTIP and the 2016 Directors LTIP.

Any shares of Common Stock distributable in respect of amounts deferred by non-associate directors under the Directors’ Deferred Compensation Plan will be distributed: (i) under the 2016 Directors LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on and after June 16, 2016; (ii) under the 2005 LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between August 1, 2005 and June 15, 2016; (iii) under the 2003 Director Stock Plan in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005; and (iv) under the 1998 Director Stock Plan in respect of deferred compensation allocated to the non-associate directors’ bookkeeping accounts prior to May 22, 2003.

The following table summarizes equity compensation plan information for the 1998 Director Stock Plan, the 2005 LTIP, the 2007 LTIP, the 2016 Associates LTIP and the 2016 Directors LTIP, all stockholder-approved plans, as a group, and for the 2003 Director Stock Plan, a non-stockholder-approved plan, in each case as of February 3, 2018:

	Equity Compensation Plan Information
Plan category	Number of shares underlying outstanding options, restricted stock units and rights(a)		Weighted-average exercise price of shares underlying outstanding options and rights(b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in (a))(c)
Equity compensation plans approved by stockholders(1)	6,991,625	(3)	$50.17	(4)	2,012,349	(5)
Equity compensation plans not approved by stockholders(2)	2,353	(6)	$0.00	(7)	—	(8)
Total	6,993,978		$50.17		2,012,349

(1)	The 1998 Director Stock Plan was terminated as of May 22, 2003 in respect of future grants of options and issuances and distributions of shares of Common Stock other than issuances of Common Stock upon the exercise of options granted under the 1998 Director Stock Plan which remained outstanding as of May 21, 2003 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) as of May 21, 2003. The 2005 LTIP was terminated as of June 15, 2015 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than issuances of Common Stock upon the exercise of options and SARs and the vesting of RSUs and PSAs granted under the 2005 LTIP which remained outstanding as of June 15, 2015 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) as of June 15, 2016 and distributable in the form of shares of Common Stock. The 2007 LTIP was terminated as of June 16, 2016 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than issuances of Common Stock upon the exercise of options and SARs and the vesting of RSUs and PSAs granted under the 2007 LTIP which remained outstanding as of June 16, 2016.

(2)	The 2003 Director Stock Plan was terminated as of June 13, 2007 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than: (a) issuances of shares of Common Stock upon the exercise of options or the vesting of stock units granted under the 2003 Director Stock Plan; and (b) issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) as of July 31, 2005 and distributable in the form of shares of Common Stock. As of February 3, 2018, no options or stock units granted under the 2003 Director Stock Plan remained outstanding.

(3)

Represents the number of underlying shares of Common Stock associated with outstanding options, SARs, RSUs, PSAs and share equivalents under stockholder-approved plans and includes 2,294 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 1998 Director Stock Plan, 60,000 options granted under the 2005 LTIP, 46,033 RSUs granted under the 2005 LTIP, 454,233 SARs granted under the 2005 LTIP, 244,486 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 2005 LTIP, 27,200 options granted under the 2007 LTIP, 688,908 RSUs granted under the 2007 LTIP, 119,458 PSAs granted under the 2007 LTIP, 2,556,487 SARs granted under the 2007 LTIP, 1,621,606 RSUs granted under the 2016 Associates LTIP, 873,735 PSAs granted under the 2016 Associates LTIP, 163,613 RSUs granted under the 2016 Directors LTIP and 133,572 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 2016 Directors LTIP. Outstanding PSAs granted under the 2005 LTIP, the 2007 LTIP and the 2016 Associates LTIP reflect known or targeted award amounts as of February 3, 2018. Of the PSAs that were outstanding as of February 3, 2018, a maximum of 400,838 PSAs and 1,441,258 PSAs can be earned under the 2007 LTIP and the 2016 Associates LTIP, respectively.

(4)	Represents the weighted-average exercise price of options and SARs outstanding under the 2005 LTIP, the 2007 LTIP and the 2016 Associates LTIP and the weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 1998 Director Plan, the 2005 LTIP or the 2016 Directors LTIP. See note (3) above with respect to RSUs and PSAs granted under the 2005 LTIP, the 2007 LTIP, the 2016 Associates LTIP and the 2016 Directors LTIP. The weighted-average exercise price does not take these awards into account.

(5)	Represents the number of shares remaining available for future issuance under stockholder-approved equity compensation plans and is comprised of 1,607,425 shares remaining available under the 2016 Associates LTIP and 404,924 shares remaining available under the 2016 Directors LTIP.

Under the 2016 Associates LTIP and the 2016 Directors LTIP, shares available for future issuance are reduced by the maximum number of PSAs which may be earned under each outstanding award. In addition, under the 2016 Associates LTIP and the 2016 Directors LTIP, shares available for future issuance are measured net of shares expected to be retained by the Company to cover tax withholdings upon vesting or exercise, which have been calculated using an estimated tax rate of 35%.

On a net basis, as of February 3, 2018, there were 2,480,794 shares available for future issuance under the 2016 Associates LTIP and 404,924 shares available for future issuance under the 2016 Directors LTIP.

Except as described in footnote (3) to this table, no further shares of Common Stock may be issued or distributed under the 1998 Director Stock Plan, the 2005 LTIP or the 2007 LTIP.

(6)	Includes 2,353 outstanding share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to pervious deferrals) and distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(7)	Represents the weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(8)	Except as described in footnote (6) to this table, no further shares of Common Stock may be issued or distributed under the 2003 Director Stock Plan.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO THE

ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR

ASSOCIATES TO AUTHORIZE 2,200,000 ADDITIONAL SHARES

On April 4, 2016, the Board unanimously adopted, subject to approval by our stockholders, the 2016 Associates LTIP. At the 2016 Annual Meeting, our stockholders approved the 2016 Associates LTIP, as proposed, including approval of a reserve of 3,500,000 shares of Common Stock available for the grant of awards under the 2016 Associates LTIP. On August 31, 2016, the Board amended the 2016 Associates LTIP to allow the Compensation and Organization Committee to delegate authority to grant awards under the 2016 Associates LTIP within limits established by the Compensation and Organization Committee and subject to the other requirements of the 2016 Associates LTIP. On April 3, 2017, the Board unanimously adopted, subject to approval by our stockholders, amendments to the 2016 Associates LTIP authorizing 1,200,000 additional shares of Common Stock and explicitly prohibiting the current payment of dividends in any form on unvested equity awards. At the 2017 Annual Meeting, our stockholders approved the proposed amendments. The 2016 Associates LTIP is the only stock incentive plan maintained by the Company under which associates of the Company and our subsidiaries are eligible to receive future equity awards.

Additional shares are needed under the 2016 Associates LTIP to continue to make grants to associates of the Company and our subsidiaries consistent with historic grant practices. On April 9, 2018, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the 2016 Associates LTIP which would authorize 2,200,000 additional shares of Common Stock. No changes to the 2016 Associates LTIP are proposed for consideration by our stockholders at the Annual Meeting other than the increase in the authorized number of shares of Common Stock.

As of April 2, 2018, shares of Common Stock which may be delivered under all six of the Company’s equity compensation plans, including (i) the 1998 Director Stock Plan; (ii) the 2003 Director Stock Plan; (iii) the 2005 LTIP; (iv) the 2007 LTIP; (v) the 2016 Directors LTIP; and (vi) the 2016 Associates LTIP, are shown below:

Use of Shares Which May Be Delivered Under All Equity Compensation Plans	Number of Shares as of April 2, 2018

• Total outstanding stock options and SARs, with a weighted-average exercise price of $43.78 per share and a weighted-average remaining term of 3.67 years — stock options and SARs are held solely by associates	1,400,186

• Total outstanding full value awards, including restricted shares, time-vested RSUs and PSAs (reflecting the maximum number of PSAs which may be earned under each outstanding award) — PSAs are held solely by associates	4,815,283

• Total shares available for grant under the 2016 Directors LTIP	425,398
• Total shares available for grant under the 2016 Associates LTIP	502,381

As of the end of Fiscal 2017, the Company’s three-year average burn rate was as follows:

Fiscal Year	Time-Vested RSUs Granted	Options / SARs Granted	PSAs Earned	Weighted Avg. # Shares Outstanding	Burn Rate	Burn Rate (ISS methodology)(1)

2017	1,698,803	—	7,185	68,390,913	2.49%	4.99%

2016	1,182,198	—	—	67,878,485	1.74%	3.48%

2015	1,117,321	715,858	106,500	68,880,463	2.82%	4.59%

				3-Year Average:	2.35%	4.35%

(1)	Multiplies the number of time-vested RSUs and PSAs by a factor of 2.0 when calculating burn rate.

Purpose

The purpose of the 2016 Associates LTIP is to promote our long-term financial success and increase stockholder value by continuing to motivate performance by our employees, or, as we call them, “associates” through incentive compensation. We believe that equity-based awards are a competitive necessity in our industry and are essential to our continued ability to recruit and retain the individuals needed to successfully execute our business plan. The 2016 Associates LTIP serves these purposes by making equity-based awards available for grant to eligible participants in the form of:

•	nonqualified stock options to purchase shares of Common Stock (“NQSOs”);

•	incentive stock options to purchase shares of Common Stock (“ISOs” and, together with NQSOs, “Options”);

•	SARs;

•	restricted shares of Common Stock (“Restricted Stock”); and

•	RSUs,

together with related rights and interest therein.

Corporate Governance Practices

The 2016 Associates LTIP includes a number of provisions that we believe reflect best practices and protect the interests of our stockholders. These provisions include:

No Discounted Options or SARs

Options and SARs may not be granted with an exercise price less than the fair market value of our Common Stock on the date of grant. On April 16, 2018, the closing price per share of our Common Stock on NYSE was $28.04.

No Repricing Without Stockholder Approval

At any time when the exercise price of an Option or an SAR is above the market price of our Common Stock, we cannot, without stockholder approval, “reprice” such Option or SAR by reducing the exercise price or exchanging such Option or SAR for cash or other awards (including a new Option or SAR) at a reduced exercise price.

Independent Committee Administration

The 2016 Associates LTIP is administered by our Compensation and Organization Committee, whose members satisfy the NYSE Rules for independence, the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirements of Section 162(m).

Minimum Vesting Requirements

All Restricted Stock and RSUs must meet minimum vesting requirements, subject to certain limited exceptions. For Restricted Stock or RSUs that are performance-based, performance must be measured over a period of at least one year and Restricted Stock or RSUs that are not performance-based must vest over a period of at least three years, in each case with certain limited exceptions. For example, vesting may occur earlier in the event of an associate’s death or total disability or termination of an associate’s employment in connection with a change of control of the Company.

Section 162(m) Eligibility

The Compensation and Organization Committee has had the flexibility to approve awards eligible for treatment as “performance-based compensation” under Section 162(m).

No Annual “Evergreen” Provision

The 2016 Associates LTIP provides a specific maximum share limitation and does not provide for an annual, automatic increase in the number of shares of Common Stock available for future awards.

Annual Limit on Awards to Participants

Participants under the 2016 Associates LTIP are subject to an annual limitation on the value of awards that may be granted to them.

Summary of the 2016 Associates LTIP, as Proposed to be Amended

The material features of the 2016 Associates LTIP, as it is proposed to be amended, are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2016 Associates LTIP, as it is proposed to be amended, which is attached to this Proxy Statement as Appendix A.

Available Shares of Common Stock

Subject to the adjustments discussed below, the aggregate number of shares of Common Stock available for the grant of awards under the 2016 Associates LTIP, if the proposed amendment to authorize an additional 2,200,000 shares is approved by our stockholders at the Annual Meeting, will be 6,900,000 shares of Common Stock. Shares of Common Stock issued under the 2016 Associates LTIP may consist of: (i) treasury shares; (ii) authorized but unissued shares of Common Stock not reserved for any other purpose; or (iii) shares of Common Stock purchased by us in the open market for such purpose.

The Compensation and Organization Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments as described below. Except as described below, to the extent that an award granted under the 2016 Associates LTIP expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to an associate, settled only in cash, or settled by the issuance of fewer shares than the number underlying the award, the shares retained by or tendered to the Company will be available under the 2016 Associates LTIP. Shares that are withheld from an award of Restricted Stock or RSUs granted under the 2016 Associates LTIP to cover withholding tax obligations related to that award or shares that are separately tendered by an associate (either by delivery or attestation) in payment of such taxes will be deemed to constitute shares not delivered to the associate and will be available for future grants under the 2016 Associates LTIP. Shares that are withheld, or that are tendered by an associate (either by delivery or attestation) in connection with, an award of Options or SARs granted under the 2016 Associates LTIP to cover withholding tax obligations related to that award or the exercise price of that award, will be deemed to constitute shares delivered to the associate and will not be available for future grants under the 2016 Associates LTIP. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, will be treated as issued pursuant to the 2016 Associates LTIP and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the 2016 Associates LTIP. Additionally, in the case of any award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute award will not be counted against the number of shares reserved under the 2016 Associates LTIP.

The minimum vesting and minimum exercisability conditions described below with respect to each type of award need not apply with respect to up to an aggregate of 5% of the shares authorized under the 2016 Associates LTIP, which may be granted (or regranted upon forfeiture) in any form permitted under the 2016 Associates LTIP without regard to such minimum vesting or minimum exercisability requirements.

During any calendar year during any part of which the 2016 Associates LTIP is in effect, the Compensation and Organization Committee may not grant any participant one or more awards of any type covering more than 1,000,000 shares of Common Stock.

In the event of any Common Stock dividend, Common Stock split, recapitalization, merger, reorganization, consolidation, combination, spin-off, special and non-recurring distribution of assets to stockholders, exchange of shares of Common Stock or any other corporate transaction or event affecting the Common Stock, the Compensation and Organization Committee will make such substitutions and adjustments as the Compensation and Organization Committee deems equitable and appropriate to: (i) the number of shares of Common Stock that may be issued under the 2016 Associates LTIP; (ii) any Common Stock-based limits imposed under the 2016 Associates LTIP; and (iii) the exercise price, number of shares of Common Stock and other terms or limitations applicable to outstanding awards.

In addition, the Compensation and Organization Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may be made if and to the extent the existence of the authority to make the same would cause an award intended to qualify as “performance-based compensation” under Section 162(m) to fail to do so.

Administration

The Compensation and Organization Committee administers the 2016 Associates LTIP. The Compensation and Organization Committee is comprised of at least two directors, each of whom must be independent under the applicable NYSE Rules, an “outside director” (within the meaning of Section 162(m)) and a “non-employee” director (within the meaning of Rule 16b-3 under the Exchange Act).

In its capacity as plan administrator, the Compensation and Organization Committee determines which participants are granted awards, the type of each award granted and the terms and conditions of each award. The Compensation and Organization Committee also has full power and authority to: (i) establish, amend and rescind rules and regulations relating to the 2016 Associates LTIP; (ii) interpret the 2016 Associates LTIP and all related award agreements; and (iii) make any other determinations that the Compensation and Organization Committee deems necessary or desirable for the administration of the 2016 Associates LTIP. Any action taken by the Compensation and Organization Committee is final, binding and conclusive on all persons interested in the 2016 Associates LTIP.

The 2016 Associates LTIP specifies the conditions under which the Compensation and Organization Committee may act through subcommittees or delegate the administration of the 2016 Associates LTIP to one or more officers or associates of the Company.

With respect to each award granted under the 2016 Associates LTIP, the Company has entered and will continue to enter into a written or electronic award agreement with the participant which describes the terms and conditions of the award, including: (i) the type of award and when and how it may be exercised or earned; (ii) any exercise price associated with the award; (iii) how the award will or may be settled; and (iv) any other applicable terms and conditions affecting the award.

Eligibility

The Compensation and Organization Committee may select any of our associates and those of our subsidiaries or affiliates to receive awards under the 2016 Associates LTIP. As of April 16, 2018, there were approximately 1,100 associates of the Company and our subsidiaries or affiliates eligible to participate in the 2016 Associates LTIP.

Types of Awards

Options. The Compensation and Organization Committee may grant Options at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. The exercise price of any Option will be at least equal to the fair market value of the underlying shares of Common Stock (i.e., the closing price per share of the Common Stock on NYSE) on the date the Option is granted, and may be paid: (i) in cash; (ii) by tendering previously-acquired shares of Common Stock; (iii) by a cashless exercise; (iv) by tendering other awards previously granted under the 2016 Associates LTIP or under other plans of the Company or any subsidiary or affiliate of the Company; and/or (v) through any other method approved by the Compensation and Organization Committee. The Compensation and Organization Committee will also determine the term of the Option (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The award agreement will specify whether the Option is intended to be an ISO or a NQSO. The Compensation and Organization Committee may grant up to 500,000 of the shares of Common Stock available for issuance under the 2016 Associates LTIP with respect to ISOs. However, ISOs will be subject to certain additional restrictions, including, without limitation, compliance with the requirements of Section 422 of the Internal Revenue Code.

SARs. The Compensation and Organization Committee may grant SARs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. SARs may be granted by the Compensation and Organization Committee to a participant either as a freestanding award under the 2016 Associates LTIP or in tandem with or as a component of another award under the 2016 Associates LTIP. The exercise price of any SAR will be at least equal to the fair market value of the underlying shares of Common Stock on the date the SAR is granted. The Compensation and Organization Committee will also determine the term of the SAR (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of an SAR, a participant will be entitled to receive an amount equal to the difference between: (i) the fair market value of a share of Common Stock on the exercise date; and (ii) the exercise price per share of Common Stock, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Each SAR will be settled in shares of Common Stock.

Restricted Stock and RSUs. The Compensation and Organization Committee may grant shares of Restricted Stock or RSUs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. Restricted Stock consists of shares of Common Stock and RSUs consist of units, each of which represents a share of Common Stock. Both Restricted Stock and RSU awards are issued to a participant subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (i) a requirement that the participant pay a purchase price for each share of Restricted Stock or RSU; (ii) restrictions based on the achievement of specific performance goals; (iii) time-based restrictions; or (iv) holding requirements or sale restrictions upon vesting and settlement. The Compensation and Organization Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock and/or RSU award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2016 Associates LTIP or described in the related award agreement, in connection with a participant’s termination due to death, disability or Retirement (as such term is defined in the 2016 Associates LTIP): (i) no condition on vesting of Restricted Stock or RSUs that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (ii) no condition on vesting of Restricted Stock or RSUs that is based upon continued employment or the passage of time may provide for vesting in full of the award more quickly than in pro rata installments over a period of three years from the date of grant, with the first installment vesting no sooner than the first anniversary of the date of grant of the Restricted Stock or RSUs.

During the period that shares of Restricted Stock remain subject to forfeiture: (i) we may retain the certificates representing such shares; (ii) a participant may not sell or otherwise transfer such shares; and (iii) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to such shares (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to such shares). During the period that RSUs remain subject to forfeiture, a participant will have no rights as a stockholder (e.g., no right to vote or receive dividends), unless the Compensation and Organization Committee grants dividend equivalent rights as part of the RSU award.

At the end of the restriction period: (i) the participant will forfeit the shares of Restricted Stock and/or the RSUs if all terms, conditions and restrictions specified in the related award agreement have not been met; or (ii) we will distribute the shares of Restricted Stock to the participant and/or settle the RSUs if all terms, conditions and restrictions specified in the related award agreement have been met.

Performance-Based Awards. Under the terms of the 2016 Associates LTIP, the Compensation and Organization Committee may grant performance-based Restricted Stock and RSUs for which the grant, vesting, exercisability and/or settlement of such performance-based awards are conditioned on the attainment of performance goals during a specified performance period. The Compensation and Organization Committee will base the performance goals on one or more of the following performance criteria enumerated in the 2016 Associates LTIP:

•	gross sales, net sales, comparable store sales or comparable sales;

•	gross margin, cost of goods sold, mark-ups or mark-downs;

•	selling, general and administrative expenses;

•	operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	inventory turnover or inventory shrinkage;

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic profit or economic value created;

•	stock price or total stockholder return; and

•	market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; or acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

As determined by the Compensation and Organization Committee, the selected performance criteria (i) may relate to the individual participant, the Company, one or more subsidiaries or affiliates of the Company and/or one or more divisions or business units of the Company, its subsidiaries or affiliates, (ii) may be measured either annually or cumulatively over a period of years, and (iii) may be applied on an absolute basis and/or be relative to one or more peer group companies or indices.

The Compensation and Organization Committee will establish in writing the applicable performance goals, performance period and formula for computing the performance-based award while the outcome of the applicable performance goals is substantially uncertain. After the end of each performance period, the Compensation and Organization Committee will certify in writing whether the performance goals and other material terms imposed on the performance-based award have been satisfied. The Compensation and Organization Committee has the authority to exercise negative discretion and reduce (but, to the extent that a performance-based award may be deductible under Section 162(m), as amended by the TCJA, not increase) the amount of a performance-based award actually paid to a participant.

No Dividends Payable with Respect to Unvested Awards

The 2016 Associates LTIP prohibits the payment of dividends or dividend equivalents with respect to any shares of Common Stock underlying an award granted under the 2016 Associates LTIP until such underlying shares of Common Stock have vested.

Clawback

If at any time after the date on which a 2016 Associates LTIP participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, the Compensation and Organization Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such award would not have been granted, vested or paid, given the correct data, then (i) such portion of the award that was granted will be forfeited and any related shares of the Company’s Common Stock (or if such shares were disposed of, the cash equivalent) will be returned to the Company as provided by the Compensation and Organization Committee, (ii) such portion of the award that became vested will be deemed to not be vested and any related shares of the Company’s Common Stock (or if such shares were disposed of, the cash equivalent) must be returned to the Company as provided by the Compensation and Organization Committee, and (iii) such portion of the award paid to the 2016 Associates LTIP participant must be repaid by the participant to the Company upon notice from the Company as provided by the Compensation and Organization Committee.

Termination of Employment

The Compensation and Organization Committee will determine the extent to which each award granted under the 2016 Associates LTIP will vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of employment. Such provisions, which will be reflected in the related award agreement, need not be uniform among all awards and may reflect distinctions based on the reasons for termination. The minimum vesting and minimum exercisability conditions described above with respect to each type of award need not apply in the case of the death, disability or retirement of an associate or termination of employment of an associate in connection with a change of control.

Additional Forfeiture Provisions

Each award granted under the 2016 Associates LTIP is subject to additional restrictions contained in the plan document. These restrictions are applicable during the time of a participant’s employment by the Company or a subsidiary or affiliate of the Company, and during the one-year period following termination of the participant’s employment. These additional restrictions include: (i) a covenant that includes non-competition with the Company or any subsidiary or affiliate of the Company, as well as non-solicitation of customers, associates and suppliers of the Company or any subsidiary or affiliate of the Company; (ii) a covenant to protect any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company; (iii) a covenant to cooperate with the Company or any subsidiary or affiliate of the Company with regard to any action, suit or proceeding arising during the participant’s employment; and (iv) a covenant not to interfere with or harm the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of, or otherwise had a business relationship with, the Company or any subsidiary or affiliate of the Company.

To the extent that a participant violates one or more of the additional restrictions described above, unless otherwise determined by the Compensation and Organization Committee, the following will apply to any award granted under the 2016 Associates LTIP:

•	The unexercised portion of each Option or SAR held by the participant, whether or not vested, and any other award not then settled will be immediately forfeited and cancelled; and

•	The participant will be obligated to repay to the Company, in cash, the total amount of any gain realized by the participant upon each exercise of an Option or SAR or settlement of an award that occurred within any of the timeframes described in the 2016 Associates LTIP.

Change of Control

Except as otherwise provided by the Board or by the Compensation and Organization Committee in the related award agreement or at any time prior to a Change of Control (as such term is defined in the 2016 Associates LTIP), in the event of a Change of Control, with respect to an Option, SAR, shares of Restricted Stock or RSUs, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time, which (i) is assumed by the acquiring or surviving company upon the Change of Control and there is an involuntary termination without cause of a participant within three months prior to or 18 months following the Change of Control or (ii) is not assumed by the acquiring or surviving company upon the Change of Control:

•

In the case of an Option or SAR, the participant will have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of (a) the expiration of the Option or SAR under its original term, and (b) the date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following any involuntary termination without cause of the participant; and

•	In the case of Restricted Stock or RSUs, the award will become fully vested and will be settled in full.

Except as otherwise provided in the related award agreement, in the event of a Change of Control, with respect to any Restricted Stock or RSU, the grant, issuance, retention, vesting and/or settlement of which is based in whole or in part on the performance criteria and level of achievement versus such criteria, the following will apply:

•	In the case of an award in which fifty percent (50%) or more of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of such award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Compensation and Organization Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control; and

•	In the case of an award in which less than fifty percent (50%) of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of the target amount of such award, as determined by the Compensation and Organization Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control.

Transferability

Except as otherwise provided in a related award agreement: (i) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution; and (ii) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an award. Any award or other right (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the life of a participant, and may be exercised by such transferee(s) in accordance with the terms of the award, but only if and to the extent such transfer is permitted by the Compensation and Organization Committee, subject to any terms and conditions as the Compensation and Organization Committee may impose on such transfer in the applicable award agreement.

Tax Withholding and Tax Offset Payments

The Company and any subsidiary or affiliate of the Company is authorized to withhold from awards and related payments (including Common Stock distributions) amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an award by withholding Common Stock or other property, requiring a participant to remit to the Company an amount in cash or other property (including Common Stock) to satisfy such withholding requirements or by taking certain other actions. The Company can delay the delivery to a participant of Common Stock under any award to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

Awards to Participants Outside the United States

The Compensation and Organization Committee may modify the terms of any award under the 2016 Associates LTIP made to or held by a participant who is then resident or primarily employed outside of the United States in any manner deemed by the Compensation and Organization Committee to be necessary or appropriate in order that such award will conform to the laws, regulations and customs of the country in which the participant is then resident or primarily employed, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant’s residence or employment abroad, will be comparable to the value of such an award to a participant who is resident or primarily employed in the United States. An award may be modified in a manner that is inconsistent with the express terms of the 2016 Associates LTIP, so long as such modification will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the participant whose award is modified.

No Rights as a Stockholder

Except as otherwise provided in the 2016 Associates LTIP or in a related award agreement, a participant will not have any rights as a stockholder with respect to shares of Common Stock covered by an award unless and until the participant becomes the record holder of such shares of Common Stock.

No Repricing

The 2016 Associates LTIP expressly prohibits the Board or the Compensation and Organization Committee, without stockholder approval, from amending or replacing previously granted Options or SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of Options or SARs in exchange for other Options or SARs with a lower exercise price, cancellation of Options or SARs for cash, or cancellation of Options or SARs for another grant if the exercise price of the cancelled Options or SARs is greater than the fair market value of the shares of Common Stock subject to the cancelled Options or SARs at the time of cancellation, other than in conjunction with a change of control or other adjustment expressly permitted under the 2016 Associates LTIP, or any other “repricing” as that term is used in Section 303A.08 of the NYSE Listed Company Manual.

Effective Date and Term

The 2016 Associates LTIP became effective on June 16, 2016 upon the approval of the 2016 Associates LTIP by our stockholders at the 2016 Annual Meeting. Unless earlier terminated by the Board, the authority of the Compensation and Organization Committee to make grants under the 2016 Associates LTIP will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the 2016 Associates LTIP. Approval of the proposed amendment to the 2016 Associates LTIP at the 2018 Annual Meeting will extend the term of the 2016 Associates LTIP for ten years after the date of the 2018 Annual Meeting.

Amendment or Termination

The Board may amend, suspend or terminate the 2016 Associates LTIP at any time, except that no amendment or termination may be made without stockholder approval if: (i) such approval is required by any federal or state law or regulation or NYSE Rules or the rules of any other stock exchange or automated quotation system on which the Common Stock of the Company may then be listed or quoted; (ii) the amendment would materially increase the number of shares reserved for issuance and delivery under the 2016 Associates LTIP; (iii) the amendment would alter the provisions of the 2016 Associates LTIP restricting the Company’s ability to grant Options or SARs with an exercise price that is less than the fair market value of the underlying shares of Common Stock; or (iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “re-pricing” as such term is used in Section 303A.08 of the NYSE Listed Company Manual (or a successor provision).

New Benefits Under the 2016 Associates LTIP

The associates to be granted awards and the amount and nature of awards to be granted to a particular associate under the 2016 Associates LTIP are within the discretion of the Compensation and Organization Committee. Therefore, the associates who will become participants in the 2016 Associates LTIP in the future and the amount and nature of awards to be granted to any individual participant cannot be determined at this time.

Aggregate Past Grants Under the 2016 Associates LTIP

From the inception of the 2016 Associates LTIP (on June 16, 2016 following approval by the Company’s stockholders) through February 3, 2018, grants of RSUs and PSAs (reflecting the maximum number of PSAs which may be earned under each award) have been granted to the following individuals and indicated groups under the 2016 Associates LTIP: (i) Fran Horowitz, Chief Executive Officer and a director - 360,894 RSUs and 546,808 PSAs; (ii) Joanne C. Crevoiserat, Executive Vice President and Chief Operating Officer - 214,349 RSUs and 297,464 PSAs; (iii) Scott Lipesky, Senior Vice President and Chief Financial Officer - 14,959 RSUs; (iv) Kristin Scott, Brand President of Hollister - 134,927 RSUs and 200,544 PSAs; (v) Stacia Andersen, Brand President of Abercrombie & Fitch/abercrombie kids - 138,343 RSUs and 203,960 PSAs; (vi) Robert E. Bostrom, Senior Vice President, General Counsel and Corporate Secretary - 21,873 RSUs and 43,746 PSAs; (vii) all current executive officers as a group - 885,345 RSUs and 1,292,522 PSAs; and (viii) all associates, excluding current executive officers, as a group - 586,535 RSUs and 434,264 PSAs.

From February 4, 2018 through April 2, 2018, grants of RSUs and PSAs (reflecting the maximum number of PSAs which may be earned under each award) have been granted to the following individuals and indicated groups under the 2016 Associates LTIP: (i) Fran Horowitz, Chief Executive Officer and a director - 102,798 RSUs and 102,798 PSAs; (ii) Joanne C. Crevoiserat, Executive Vice President and Chief Operating Officer - 46,630 RSUs and 46,630 PSAs; (iii) Scott Lipesky, Senior Vice President and Chief Financial Officer - 15,897 RSUs and 15,897 PSAs; (iv) Kristin Scott, Brand President of Hollister - 42,391 RSUs and 42,391 PSAs; (v) Stacia Andersen, Brand President of Abercrombie & Fitch/abercrombie kids - 32,853 RSUs and 32,853 PSAs; (vi) Robert E. Bostrom, Senior Vice President, General Counsel and Corporate Secretary - 10,598 RSUs and 10,598 PSAs; (vii) all current executive officers as a group - 251,167 RSUs and 251,167 PSAs; and (viii) all associates, excluding current executive officers, as a group - 411,262 RSUs and 32,855 PSAs.

None of the current non-associate directors has been or will be granted any awards under the 2016 Associates LTIP.

Because awards under the 2016 Associates LTIP will be granted at the discretion of the Compensation and Organization Committee, past awards under the 2016 Associates LTIP may not be reflective of future awards under the 2016 Associates LTIP.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2016 Associates LTIP. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant will be advised to consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2016 Associates LTIP.

Incentive Stock Options

The Company intends for ISOs to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when an ISO is granted, and we will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO, provided that the participant was, without a break in service, an associate of the Company or a subsidiary of the Company during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to disability).

If a participant does not sell or otherwise dispose of the shares of Common Stock acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the shares, then, upon disposition of such shares of Common Stock, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and we will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the shares of Common Stock in an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the date of exercise over the exercise price; or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. Any amount realized in excess of the value of the shares of Common Stock on the date of exercise will be taxed as a capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

Nonqualified Stock Options

A participant will not recognize any income when a NQSO is granted, and we will not receive a deduction at that time. However, when a NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of Common Stock that the participant purchased on the date of exercise over the exercise price. If a participant uses shares of Common Stock or a combination of shares and cash to pay the exercise price of a NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number of shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When a NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a NQSO is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a NQSO is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO.

Stock Appreciation Rights

A participant will not recognize taxable income when an SAR is granted, and we will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares of Common Stock the participant receives over the aggregate exercise price of the SAR, if any, and we will be entitled to a corresponding deduction. If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Stock is granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying shares of Common Stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares of Common Stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and we generally will be entitled to a deduction equal to the income that the participant recognizes.

If the amount a participant receives upon disposition of these shares of Common Stock is greater than the fair market value of the shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the Restricted Stock vested.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of Common Stock subject to the Restricted Stock award on the grant date, and we will be entitled to a deduction equal to the income that the participant recognizes at that time. However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the shares of Common Stock subject to a Restricted Stock award, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.

Restricted Stock Units

A participant will not recognize taxable income when a RSU is granted, and we will not receive a deduction at that time. When a RSU vests and is settled, the participant will recognize ordinary income equal to the cash and/or the fair market value of the shares of Common Stock the participant receives at the time of settlement, and we will be entitled to a corresponding deduction.

If the amount a participant receives upon disposition of the shares of Common Stock received upon settlement of the RSU is greater than the fair market value of the shares of Common Stock at the time the participant recognizes ordinary income with respect to the RSU, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after that time. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares of Common Stock at the time the participant recognizes ordinary income with respect to the RSU, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after that time.

Section 162(m)

Historically, as described in more detail on page 75 of this Proxy Statement, awards to “covered employees” had been designed to qualify as “performance-based compensation” for purposes of Section 162(m) so that any compensation expense related to such awards would be fully deductible by the Company. Effective December 22, 2017, when the TCJA was signed into law, the performance-based compensation exception was generally eliminated with respect to future compensatory awards. There is an exception for remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any respect after that date. Because of the ambiguities and uncertainties as to the application and interpretation of this transition relief, no assurance can be given that historic awards under the 2016 Associate LTIP will avoid the deduction limit. The Company expects that a portion of the compensation expense related to future awards under the 2016 Associate LTIP will not be deductible, even if performance-based.

Section 409A

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the 2016 Associates LTIP to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

THE COMPENSATION AND ORGANIZATION COMMITTEE AND THE FULL BOARD UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL

OF THE PROPOSED AMENDMENT TO THE 2016 ASSOCIATES LTIP.

Required Vote

The approval of the amendment to the 2016 Associates LTIP to authorize 2,200,000 additional shares of Common Stock requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

AUDIT AND FINANCE COMMITTEE MATTERS

Report of the Audit and Finance Committee for Fiscal 2017

The Audit and Finance Committee’s responsibility is to provide independent, objective oversight of:

•	the integrity of the Company’s consolidated financial statements;

•	the qualifications and independence of the Company’s independent registered public accounting firm PricewaterhouseCoopers LLP (“PwC”);

•	the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm;

•	the annual independent audit of the Company’s consolidated financial statements;

•	the compliance by the Company and its subsidiaries with legal and regulatory requirements;

•	the Company’s systems of disclosure controls and procedures and internal control over financial reporting;

•	compliance with the Company’s Code of Business Conduct and Ethics;

•	enterprise risk issues and enterprise risk management policies, guidelines and programs; and

•	the review of the financial plans and policies of the Company.

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting.

PwC is responsible for auditing and reporting on the Company’s annual consolidated financial statements included in the Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim consolidated financial statements included in the Quarterly Reports on Form 10-Q.

In fulfilling its oversight responsibilities, the Audit and Finance Committee met with management of the Company, the Company’s Chief Audit Executive and PwC throughout the year. Since the beginning of Fiscal 2017, the Audit and Finance Committee met with the Company’s Chief Audit Executive and PwC, with and without management of the Company present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, including management’s and PwC’s reports thereon and the bases for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. In addition, the Audit and Finance Committee met with the Company’s Chief Financial Officer to review the process undertaken to evaluate the accuracy and fair presentation of the Company’s consolidated financial statements. Throughout that period, the Audit and Finance Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies. In addition, the Audit and Finance Committee reviewed and discussed with PwC all matters required by PCAOB standards.

The Audit and Finance Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit and Finance Committee concerning independence, and has discussed with PwC that firm’s independence. The Audit and Finance Committee has concluded that PwC’s provision of permitted non-audit services to the Company and its subsidiaries is compatible with maintaining PwC’s independence.

Management of the Company and PwC have represented to the Audit and Finance Committee that the Company’s audited consolidated financial statements as of and for the fiscal year ended February 3, 2018 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit and Finance Committee has reviewed and discussed those audited consolidated financial statements with management of the Company and PwC.

Based on the Audit and Finance Committee’s discussions with management of the Company and PwC and the Audit and Finance Committee’s review of the report of PwC to the Audit and Finance Committee, the Audit and Finance Committee unanimously recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for Fiscal 2017 filed with the SEC on April 2, 2018.

Submitted by the Audit and Finance Committee:

James B. Bachmann (Chair)	Kerrii B. Anderson	Michael E. Greenlees	Charles R. Perrin
(member since February 23, 2018)

Pre-Approval Policy

Under applicable SEC rules, the Audit and Finance Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm (also referred to as the “Company’s independent audit firm”) in order to ensure that the provision of these services does not impair the independence of the Company’s independent audit firm from the Company and our subsidiaries. The SEC rules specify the types of non-audit services that an independent audit firm may not provide to its audit client and establish the Audit and Finance Committee’s responsibility for administration of the engagement of the Company’s independent audit firm.

Annually, the Company’s management and the Company’s independent audit firm are to jointly submit to the Audit and Finance Committee a Non-Audit Services Matrix (the “Matrix”) of the types of audit and non-audit services that are permitted under the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the PCAOB and of which the Company may wish to avail itself. The Audit and Finance Committee will review the Matrix and either approve or reject the specific categories of services. The approval of the Matrix is merely an approval of the types of services permitted by the Audit and Finance Committee, subject to pre-approval of specific services. The Matrix will then be revised to include only those categories of services approved by the Audit and Finance Committee and distributed by the Company’s management to appropriate personnel and by the Company’s independent audit firm to its partners serving the Company.

Annually, the Company’s management and the Company’s independent audit firm must jointly submit to the Audit and Finance Committee an Annual Pre-Approval Request (the “Pre-Approval Request”) listing all known and/or anticipated audit and non-audit services for the upcoming fiscal year. The Pre-Approval Request is to list the services by category in accordance with the Matrix, describe the services in reasonable detail and include an estimated budget (or budgeted range) of fees.

The Audit and Finance Committee will review each Pre-Approval Request with both the Company’s management and the Company’s independent audit firm. A final list of Annual Pre-Approved Non-Audit Services and budgeted fees will then be prepared and distributed by the Company’s management to appropriate personnel and by the Company’s independent audit firm to its partners who provide services to the Company. The pre-approval of audit and non-audit services contained in the Pre-Approval Request is merely an authorization for the Company’s management to potentially utilize the Company’s independent audit firm for the approved services and allowable services. Once the Audit and Finance Committee has pre-approved the audit and non-audit services, the Company’s management has the discretion to either engage the Company’s independent audit firm or another provider for each listed service. Additionally, the Audit and Finance Committee, in concert with the Company’s management, has the responsibility to set the terms of the engagement, negotiate the fees (within the approved budget range) and execute the letter of engagement with respect to services provided by the Company’s independent audit firm.

During the course of the year, there may be additional audit or non-audit services that are identified by the Company’s management and are desired but were not contained in the Annual Pre-Approval Request. The Audit and Finance Committee will designate one or more of its members to have the authority to pre-approve interim requests for additional audit or non-audit services. Prior to engaging the Company’s independent audit firm for services, the Company’s management is to submit a request for approval of the audit or non-audit services to the designated Audit and Finance Committee member(s). The designated Audit and Finance Committee member(s) are to act upon the request as expeditiously as possible by either approving or rejecting the request and notifying the Company’s management. These interim pre-approval procedures are to be used only for audit or non-audit services that are less than $100,000. Requests for audit or non-audit services greater than $100,000 must be approved by the full Audit and Finance Committee.

At each subsequent Audit and Finance Committee meeting, the designated Audit and Finance Committee member(s) are to report any interim audit or non-audit service pre-approvals since the last Audit and Finance Committee meeting. At each Audit and Finance Committee meeting, the Company’s management and the Company’s independent audit firm are to provide the Audit and Finance Committee with a summary description of ongoing projects and a year-to-date report of the actual expenditures as compared to the pre-approved budget for audit or non-audit services and an updated estimate of expenditures for the full year.

Fees of Independent Registered Public Accounting Firm

Fees billed for services rendered by PwC for each of Fiscal 2017 and Fiscal 2016 were as follows:

	Fiscal 2017	Fiscal 2016(1)
Audit Fees	$3,162,003	$3,155,222
Audit-Related Fees	8,110	—
Tax Fees	18,275	17,842
All Other Fees	28,097	31,019

Total	$3,216,485	$3,204,083

(1)	The previously presented Fiscal 2016 fees were revised to reflect the actual fees associated with the services rendered by PwC to the Company and our subsidiaries for Fiscal 2016.

Audit Fees represent fees for professional services rendered by PwC in connection with the integrated audit of the Company’s annual consolidated financial statements and reviews of the unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q of $1,931,788 and $1,761,583, statutory audits of $1,222,615 and $1,386,239, and other services provided in connection with statutory and regulatory filings or engagements of $7,600 and $7,400, for Fiscal 2017 and Fiscal 2016, respectively.

Audit-Related Fees for Fiscal 2017 and Fiscal 2016 represent fees for financial audit and attest services that are not required by statute or regulation.

Tax Fees for Fiscal 2017 and Fiscal 2016 represent fees relating to tax compliance matters.

All Other Fees for Fiscal 2017 and Fiscal 2016 represent fees for services and products other than those included above, including non-financial attest services and payments made to PwC related to the use of accounting regulatory and disclosure databases.

All of the services rendered by PwC to the Company and our subsidiaries during Fiscal 2017 and Fiscal 2016 were pre-approved by the Audit and Finance Committee.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As noted above, PwC served as the Company’s independent registered public accounting firm during Fiscal 2017 and, in that capacity, rendered a report on the Company’s consolidated financial statements as of and for the fiscal year ended February 3, 2018 and internal control over financial reporting as of February 3, 2018. On an annual basis in deciding whether to retain our current independent registered public accounting firm or engage a different independent auditor, the Audit and Finance Committee reviews the current firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines. As part of this evaluation, factors considered by the Audit and Finance Committee include: PwC’s capabilities and expertise; recent performance of PwC on the Company’s audit; management’s assessment of PwC’s performance; external data on audit quality, including results of recent PCAOB reports on PwC and its peers; PwC’s independence; the terms of the audit engagement; and the quality and candor of PwC’s communications to the Audit and Finance Committee. Subject to ratification by the stockholders of the Company, the Audit and Finance Committee has unanimously reappointed PwC as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for Fiscal 2018. Although the Company’s governing documents do not require the submission of PwC’s appointment to the Company’s stockholders for ratification, the Company believes it is desirable to do so. If the appointment of PwC is not ratified, the Audit and Finance Committee will reconsider the appointment.

Representatives of PwC are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

THE AUDIT AND FINANCE COMMITTEE AND THE FULL BOARD UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC.

Required Vote

The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for Fiscal 2018 requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions will not be treated as votes cast.

PROPOSAL 5 — STOCKHOLDER PROPOSAL ON A POLICY

REGARDING ACCELERATED VESTING OF EQUITY AWARDS OF

SENIOR EXECUTIVE OFFICERS UPON A CHANGE IN CONTROL

The Company expects the following stockholder proposal to be presented for consideration at the Annual Meeting. The proposal and supporting statement quoted below (the “Supporting Statement”) were submitted by The Teamster Affiliates Pension Plan (the “Teamster Plan”), 25 Louisiana Avenue, N.W., Washington, D.C. 20001. The Teamster Plan was reported to have held 5,200 shares of the Company’s Common Stock as of December 21, 2017.

The proposal is set forth below. The Company accepts no responsibility for the accuracy of the proposal or the proponent’s Supporting Statement.

RESOLVED: The shareholders ask the Board of Directors of Abercrombie & Fitch Co., to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive officer, provided, however, that the Board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the named executive officer’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not to affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2018 annual meeting.

Supporting Statement

Abercrombie & Fitch Co. (“Company”) allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

According to last year’s proxy statement, a change in control of the Company could have accelerated the vesting of long-term equity to Abercrombie’s five senior executives.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

The Company’s Response

The Board has carefully considered the proposal submitted by the proponent, as it did with substantially similar and unsuccessful proposals in 2016, 2015, 2014 and 2013, and continues to believe that the proposal’s adoption is not in the best interests of the Company and our stockholders. The Board believes our current treatment of outstanding and unvested stock-based awards in the event of a change of control of the Company serves the best interests of our stockholders by advancing the objectives of our compensation program to attract and retain key talent and align the interests of our executive officers with those of our stockholders, and is consistent with best practice within the Company’s industry and current practices among our peer companies. The Board believes that the implementation of the proposal would unnecessarily undermine the objectives of our compensation program and make it harder to attract and retain key executives.

The concerns underlying the proposal have been substantially addressed.

The Company’s treatment of outstanding and unvested stock-based awards in the event of a change of control of the Company, including the implementation of a “double-trigger” acceleration under the 2016 Associates LTIP, already addresses the underlying concerns raised by the proposal. Under the 2016 Associates LTIP, in the event of a change of control where the acquiring company assumes outstanding stock-based awards, accelerated vesting will only occur in connection with such change of control if the executive officer’s employment is involuntarily terminated without cause within three months prior to, or eighteen months following, the change of control. For a change of control where the acquiring company does not assume the outstanding stock-based awards, termination of the executive officer’s employment is not required for accelerated vesting of such stock-based awards. The double-trigger feature in the 2016 Associates LTIP prevents an automatic windfall to our executive officers in the event of a change of control of the Company while also encouraging our executive officers to remain with the Company through and following any such change of control.

In addition, the Company has already implemented pro-rata settlement of outstanding PSAs in the event of a change of control of the Company. Under the 2016 Associates LTIP, any outstanding PSAs held by our executive officers with respect to which more than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, based on the performance achieved through a date occurring within three months of the change of control. Outstanding PSAs with respect to which less than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, at the target level of achievement. We believe that this proration feature of the 2016 Associates LTIP substantially addresses those concerns underlying the proposal as to the payment of performance-based awards that have not been earned by the recipients.

Accelerated vesting strengthens the alignment between interests of our executive officers and our stockholders and incentivizes our executive officers to remain with the Company up to and following a change of control.

A significant portion of the compensation opportunity provided to each of our executive officers is comprised of stock-based awards that have value only upon vesting, which is dependent in large measure upon the achievement of rigorous performance metrics. If implemented, the changes in the proposal would threaten forfeiture of a significant portion of our executive officers’ compensation as a result of pursuing and executing a transaction in the best interests of the Company and our stockholders. We believe that adopting this proposal would, thus, undermine the alignment between the interests of our executive officers and our stockholders.

Providing a form of accelerated vesting of stock-based awards, such as the existing acceleration provisions in the 2016 Associates LTIP, protects a significant portion of our executive officers’ compensation that would otherwise be threatened by a change of control, but only upon the occurrence of certain events that involve no fault of the executive officer, including involuntary termination of employment without cause or the acquiring company’s decision not to assume outstanding stock-based awards. These selective protections incentivize our executive officers to remain with the Company during a change of control event, and following its consummation, and also avoid potential conflicts of interest and distractions that may arise from the Company’s pursuit of a change of control that could result in a loss of such executive officers’ outstanding stock-based awards. We believe that the existing acceleration provisions for stock-based awards better align the interests of our executive officers and our stockholders and protect the best interests of our stockholders upon the Company’s pursuit of a change of control.

The proposal could adversely affect the Company’s performance in connection with a potential change of control.

Implementation of the proposal would also make it more difficult for the Company to retain our executive officers during a potential change of control, which could make it difficult for the potential transaction to progress in a manner that would serve the best interests of the Company’s stockholders. The risk of job loss, coupled with a loss of significant stock-based awards, in connection with a change of control, could lead executive officers or other key executives whose positions might be eliminated after the consummation of the transaction to begin seeking new employment. The search for new employment while the Board is negotiating a change of control transaction, or during the critical post-announcement or post-closing integration periods, could be distracting to management of the Company and the Board and potentially conflict with the Company’s goal of protecting our stockholders’ interests and maximizing stockholder value. In this respect, the proposal is particularly perplexing given that it would place no restriction on accelerations upon terminations of employment prior to a change of control, but potentially would eliminate accelerations altogether in situations where the likelihood of, and anxiety surrounding, terminations are highest and, therefore, termination protections are most critical and beneficial to stockholder value.

The proposal could undermine the Company’s competitive position in attracting and retaining key talent for our management team.

Based upon the compensation practices adopted among peer retail companies, implementing the proposal could place the Company at a disadvantage in attracting the talent needed to lead the Company in a competitive market. The Company believes that accelerated vesting, in many cases without the use of a double trigger (which we have), remains the policy of the vast majority of our peer retail companies, and is a best practice in the Company’s industry. Therefore, we believe that adoption of the proposal would place the Company at a disadvantage in attracting highly qualified executive management personnel and ultimately undermine the Company’s competitive position among our retail peers, which, in turn, could hinder our ability to deliver high performance and create long-term stockholder value.

For the foregoing reasons, we believe that the proponent’s “one size fits all” approach to executive compensation is inappropriate when viewed in the context of the Company’s existing equity award program, would not serve the best interests of our stockholders and would place the Company at a competitive disadvantage to our peers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST”

THIS STOCKHOLDER PROPOSAL, IF IT IS PROPERLY PRESENTED FOR

CONSIDERATION AT THE ANNUAL MEETING.

Required Vote

The approval of this stockholder proposal requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Any stockholder of the Company seeking to present a proposal pursuant to Exchange Act Rule 14a-8 to be considered for inclusion in the Company’s proxy statement for the 2019 Annual Meeting, must submit the proposal in accordance with Exchange Act Rule 14a-8 and deliver it to the Company at the address set forth below no later than the close of business on December 31, 2018. Only those proposals that comply with the requirements of Exchange Act Rule 14a-8 will be included in the Company’s proxy statement for the 2019 Annual Meeting.

Stockholders of the Company seeking to bring business before the 2019 Annual Meeting outside of Exchange Act Rule 14a-8, or to nominate candidates for election as directors at the 2019 Annual Meeting, must provide timely written notice to the Company and comply with certain other requirements specified in the Company’s Amended and Restated Bylaws. The notice of a proposing stockholder must be in writing and delivered in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the address set forth below, not less than 120 days nor more than 150 days prior to the June 14, 2019 anniversary date of the 2018 Annual Meeting. As a result, notices with respect to proposed business outside of Rule 14a-8 under the Exchange Act, or nominations for election as directors, for the 2019 Annual Meeting must be received no earlier than the close of business on January 15, 2019 and not later than the close of business on February 14, 2019. The notice requirements applicable to nominations are described above in the section captioned “PROPOSAL 1 — ELECTION OF DIRECTORS — Director Nominations” beginning on page 43 of this Proxy Statement.

Under Section 1.09 of the Company’s Amended and Restated Bylaws, a stockholder wishing to bring business (other than nominations for election to the Board) before the 2019 Annual Meeting must be a stockholder of record on both the date of the giving of the required notice of proposed business and the record date for determining the stockholders entitled to notice of and to vote at the 2019 Annual Meeting.

The notice to be submitted by a proposing stockholder must include the following information:

•	as to each matter the stockholder proposes to bring before the 2019 Annual Meeting (other than nominations for election to the Board), a brief description of the business desired to be brought before the 2019 Annual Meeting, including the complete text of any resolutions to be presented, and the reason for conducting such business at the 2019 Annual Meeting;

•	as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made:

•	the name and address of each such person;

•	(A) the class and number of all shares of the Company owned beneficially or of record by such person and any affiliates or associates of such person; (B) the name of each nominee holder of shares of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of the Company held by each such nominee holder; (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to the shares of the Company; and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to shares of the Company;

•	a description of all agreements, arrangements or understandings (written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person, or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person;

•	a representation that the stockholder giving notice intends to appear in person or by proxy at the 2019 Annual Meeting to bring the business described in the stockholder’s notice; and

•	any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person pursuant to the SEC’s proxy rules.

Proposals by stockholders intended to be presented at the 2019 Annual Meeting and/or considered for inclusion in the Company’s proxy statement for the 2019 Annual Meeting must be delivered or mailed to Abercrombie & Fitch Co., 6301 Fitch Path, New Albany, Ohio 43054, Attention: Corporate Secretary.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to stockholders, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding,” permits the Company to send: (i) a single annual report and/or a single proxy statement or (ii) a single Notice of Internet Availability of Proxy Materials to multiple registered stockholders who share an address. In each case, each registered stockholder at the shared address must consent to the householding process in accordance with applicable SEC Rules. Each registered stockholder would continue to receive a separate proxy card with proxy materials delivered by mail or e-mail.

Only one copy of this Proxy Statement and the Company’s Fiscal 2017 Form 10-K or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered stockholders at a shared address who have affirmatively consented, in writing, to the householding process, unless the Company has subsequently received contrary instructions from one or more of such registered stockholders. A separate proxy card is being included for each account at the shared address to which paper copies of this Proxy Statement and the Company’s Fiscal 2017 Form 10-K have been delivered. The Company will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the Company’s Fiscal 2017 Form 10-K or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered stockholder at a shared address to which a single copy of these documents was delivered. A registered stockholder at a shared address may contact the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, by calling 1-800-937-5449, or by forwarding a written request to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, to: (i) request additional copies of this Proxy Statement and the Company’s Fiscal 2017 Form 10-K or the Notice of Internet Availability of Proxy Materials; or (ii) notify the Company that such registered stockholder wishes to receive a separate annual report to stockholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

Registered stockholders who share an address may request delivery of a single copy of annual reports to stockholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting the Company’s transfer agent as described in the preceding paragraph.

Many brokerage firms, banks and other holders of record have also instituted “householding.” If your family or others with a shared address have one or more “street name” accounts under which you beneficially own shares of Common Stock, you may have received householding information from your brokerage firm, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement and our Fiscal 2017 Form 10-K or the Notice of Internet Availability of Proxy Materials, or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

FORWARD-LOOKING STATEMENTS

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Proxy Statement or made by us, our management or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which may be beyond our control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements.

Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. The following factors, categorized by the primary nature of the associated risk, could affect our financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements:

Macroeconomic and industry risks include:

•	Changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, could have a material adverse effect on our business, results of operations and liquidity;

•	Failure to anticipate customer demand and changing fashion trends and to manage our inventory commensurately could adversely impact our sales levels and profitability;

•	Our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours;

•	Fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations;

•	Our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions that our stores are located in or around; and

•	The impact of war, acts of terrorism or civil unrest could have a material adverse effect on our operating results and financial condition.

Strategic risks include:

•	The expansion of our direct-to-consumer sales channels and omnichannel initiatives are significant components of our growth strategy, and the failure to successfully develop our position across all channels could have an adverse impact on our results of operations;

•	Our international growth strategy and ability to conduct business in international markets may be adversely affected by legal, regulatory, political and economic risks; and

•	Failure to successfully implement our strategic plans could have a negative impact on our growth and profitability.

Operational risks include:

•	Failure to protect our reputation could have a material adverse effect on our brands;

•	Our business could suffer if our information technology systems are disrupted or cease to operate effectively;

•	We may be exposed to risks and costs associated with cyber-attacks, credit card fraud and identity theft that would cause us to incur unexpected expenses and reputation loss;

•	Our reliance on distribution centers makes us susceptible to disruptions or adverse conditions affecting our supply chain;

•	Changes in the cost, availability and quality of raw materials, labor, transportation, and trade relations could cause manufacturing delays and increase our costs;

•	We depend upon independent third parties for the manufacture and delivery of all our merchandise, and a disruption of the manufacture or delivery of our merchandise could result in lost sales and could increase our costs;

•	We rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; and

•	Extreme weather conditions, including natural disasters, pandemic disease and other unexpected events, could negatively impact our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, which could result in an interruption to our business and adversely affect our operating results.

Legal, tax, regulatory and compliance risks include:

•	Fluctuations in our tax obligations and effective tax rate may result in volatility in our results of operations;

•	Our litigation exposure could have a material adverse effect on our financial condition and results of operations;

•	Failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets;

•	Changes in the regulatory or compliance landscape and compliance with changing regulations for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported results; and

•	Our Asset-Based Revolving Credit Agreement and our Term Loan Agreement include restrictive covenants that limit our flexibility in operating our business.

The factors listed above are not our only risks. Additional risks may arise and current evaluations of risks may change, which could lead to material, adverse effects on our business, operating results and financial condition.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the stockholders at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

If you have any questions or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

April 30, 2018	By Order of the Board of Directors,

Robert E. Bostrom

Senior Vice President, General Counsel and

Corporate Secretary

APPENDIX A

ABERCROMBIE & FITCH CO.

2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES

(as proposed to be amended)

[NOTE: Strike-out text proposed to be deleted; double-

underlined text proposed to be added.]

1. Purpose. The purpose of this 2016 Long-Term Incentive Plan for Associates (the “Plan”) is to aid Abercrombie & Fitch Co., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding certain associates of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders of the Company by closely aligning the interests of Participants with those of stockholders. The Plan authorizes equity-based incentives for Participants.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Limit” shall have the meaning specified in Section 5(b).

(b) “Award” means any Option, SAR, Restricted Stock or Restricted Stock Unit, together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representative of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d) “Board” means the Company’s Board of Directors.

(e) “Change of Control” has the meaning specified in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and the Internal Revenue Service.

(g) “Committee” means the Compensation and Organization Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, in which case the term “Committee” shall refer to the Board.

(h) “Covered Associate” means an Eligible Person who is a Covered Associate as specified in Section 11(j).

(i) “Effective Date” means the effective date specified in Section 11(q).

(j) “Eligible Person” has the meaning specified in Section 5.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(l) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such Fair Market Value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported.

(m) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(n) “Option” means a right, granted under the Plan, to purchase Stock.

(o) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(p) “Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

(q) “Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

(r) “Retirement” means, unless otherwise stated by the Committee (or the Board) in an applicable Award agreement, a Participant’s voluntary termination of employment after achieving 65 years of age.

(s) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(t) “Share Pool” has the meaning specified in Section 4.

(u) “Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and any other equity securities of the Company or another issuer that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(v) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto

(including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders of the Company.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as “performance-based compensation”, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or associates of the Company, and such administrator(s) may have the authority to grant Awards under the Plan, as may be determined by the Committee from time to time, to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under the Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company or that would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (ii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iii) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in the Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or associate of the Company or a subsidiary or affiliate of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or associate of the Company or a subsidiary or affiliate of the Company acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 6,900,000 ~~4,700,000~~ (the “Share Pool”). Subject to limitations provided in Section 6(b)(iv), up to 500,000 authorized shares may be granted as ISOs under the Plan. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). (i) Except as set forth below, to the extent that an Award granted under the Plan expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to the Participant, settled only in cash or settled by the issuance of fewer shares than the number underlying the Award, the shares retained by or tendered to the Company will be available under the Plan. (ii) Shares that are withheld from an Award of Restricted Stock or RSUs granted under the Plan to cover withholding tax obligations related to that Award or shares that are separately tendered by the Participant (either by delivery or attestation) in payment of such taxes shall be deemed to constitute shares not delivered to the Participant and will be available for future grants under the Plan. (iii) Shares that are withheld from, or that are tendered by a Participant (either by delivery or attestation) in connection with, an Award of Options or SARs granted under the Plan to cover withholding tax obligations related to that Award or the exercise price of that Award, shall be deemed to constitute shares delivered to the Participant and shall not be available for future grants under the Plan. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, shall be treated as issued pursuant to the Plan and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the Plan. (iv) In addition, in the case of any Award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute Award shall not be counted against the Share Pool.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an associate of the Company or any subsidiary or affiliate of the Company, including any person who has been offered employment by the Company or a subsidiary or affiliate of the Company, provided that such prospective associate may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate of the Company. An associate on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate of the Company for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary of the Company has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, who will become Eligible Persons are eligible for grants of substitute awards granted through the assumption of, or in substitution for, such outstanding awards previously granted, under the Plan in connection with such transaction, if so determined by the Committee.

(b) Per-Person Award Limitations. During any calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under Section 6(b), Section 6(c), Section 6(d), or Section 6(e) up to the Annual Limit (such Annual Limit to apply in the aggregate for all types of Award authorized under the Plan). A Participant’s Annual Limit, in any calendar year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares, subject to adjustment as provided in Section 11(c).

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e) and Section 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan. The minimum vesting and minimum exercisability conditions described below need not apply (i) in the case of the death, disability or Retirement of the Participant or termination of employment of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting or minimum exercisability requirements.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary, such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, may be granted with an exercise price per share of Stock other than as required above.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an Option or exchange for another Option with a lower exercise price, cancellation of an Option for cash, or cancellation of an Option for another grant if the exercise price of the cancelled Option is greater than the Fair Market Value of the shares of Stock subject to the cancelled Option at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 11(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time (which at a minimum shall be a period of one year) or the occurrence or non-occurrence of certain specific performance related or non-performance related events (e.g., death, disability or termination of employment in connection with a Change of Control). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k) and Section 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate of the Company, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iv) ISOs. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (A) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the purchase price of such Option must be at least 110 percent of the Fair Market Value of the Common Stock on the date of grant and the Option must expire within a period of not more than five years from the date of grant, and (B) termination of employment will occur when the person to whom an Award was granted ceases to be an associate (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (X) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (Y) such Options otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Code).

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom the SAR is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem with an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (X) fixed as of the grant date, and (Y) not less than the Fair Market Value of a share of Stock on the grant date.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an SAR in exchange for another SAR with a lower exercise price, cancellation of an SAR for cash, or cancellation of an SAR for another grant if the exercise price of the cancelled SAR is greater than the Fair Market Value of the shares of Stock subject to the cancelled SAR at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 11(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on future service requirements which at a minimum shall be a period of one year), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be freestanding or in tandem or combination with any other Award. Limited SARs, that may only be exercised in connection with a Change of Control or termination of service following a Change of Control as specified by the Committee, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Upon any forfeiture of Restricted Stock, a Participant shall cease to have any rights of a stockholder of the Company and shall return any certificates representing such Restricted Stock to the Company.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which they relate. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder of the Company, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

7. Performance-Based Compensation.

(a) Performance Goals Generally. If the Committee specifies that any Restricted Stock or RSU Award is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, issuance, vesting and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7. The performance goal for such Awards shall consist of one or more business criteria and the level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. The performance goal shall be an objective business criteria enumerated under Section 7(c) and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain”. Performance goals may differ for Awards granted to any one Participant or to different Participants.

(b) Timing for Establishing Performance Conditions. A performance goal shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such performance-based Award or (ii) the time 25% of such performance period has elapsed.

(c) Business Criteria. For purposes of the Plan, a “performance goal” shall mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:

(i) gross sales, net sales, comparable store sales or comparable sales;

(ii) gross margin, cost of goods sold, mark-ups or mark-downs;

(iii) selling, general and administrative expenses;

(iv) operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;

(v) net income or net income per common share (basic or diluted);

(vi) inventory turnover or inventory shrinkage;

(vii) return on assets, return on investment, return on capital, or return on equity;

(viii) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

(ix) economic profit or economic value created;

(x) stock price or total stockholder return; and

(xi) market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; or acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

(d) Written Determinations. Determinations by the Committee as to the establishment of performance conditions, the amount potentially payable in respect of performance-based Awards, the level of actual achievement of the specified performance conditions relating to such Awards, and the amount of any final Award shall be recorded in writing in the case of Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted to a Covered Associate, that the performance objective relating to the performance-based Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

(e) Settlement of Performance-Based Awards; Other Terms. Settlement of performance-based Awards shall be in cash or Stock, in the Committee’s discretion. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of a Participant’s death, disability or Retirement, in connection with a Change of Control or, subject to the one-year performance condition set forth in Section 6(d)(ii) and Section 6(e)(ii), in connection with any other termination of employment prior to the end of a performance period or settlement of such Awards.

(f) Right of Recapture. If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under Section 7(c), the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

8. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate of the Company, or any business entity to be acquired by the Company or a subsidiary or affiliate of the Company, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate of the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(iii) and Section 6(c)(iii) or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards. Subject to the terms of the Plan (including Section 11(k) and Section 11(l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate of the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Section 6(b)(iv), Section 11(k) and Section 11(l).

(d) No Dividends Payable with Respect to Unvested Awards. Notwithstanding anything in the Plan to the contrary, with respect to any Award under the Plan, no dividends (or dividend equivalents) shall be payable with respect to any shares of Stock underlying an Award until such underlying shares of Stock have vested.

9. Change of Control.

(a) Impact of Event. Unless the Board or the Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 9(a) shall govern the treatment of any Option, SAR, Restricted Stock or RSU, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or Retirement) within three months prior to or eighteen months following the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 9(a), as applicable. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 9(a), as applicable. The treatment provided for under this Section 9(a) is as follows:

(i) in the case of an Option or SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following such date of termination of employment; and

(ii) in the case of Restricted Stock or RSUs, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b) Effect of Change of Control upon Performance-Based Awards. Unless the Committee specifies otherwise in the terms of an Award prior to a Change of Control, this Section 9(b) shall control the treatment of any Restricted Stock or RSU if, at the time of the Change of Control, the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria. In the case of an Award subject to this Section 9(b) in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. In the case of an Award subject to this Section 9(b) in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. The Committee may determine either in advance or at the time of the Change of Control the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change of Control.

Notwithstanding the foregoing, in no event shall the treatment specified in Section 9(a) and Section 9(b) apply with respect to an Award prior to the earliest to occur of (i) the date such amounts would have been distributed in the absence of the Change of Control, (ii) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified associates”), (iii) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (iv) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 9(b)(i), (ii), (iii) or (iv) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(c) Definition of Change of Control. For purposes of the Plan, the term “Change of Control” shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

(i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

10. Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), (iii) or (iv) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i) The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate of the Company, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate of the Company terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section 10, the term “Award Gain” shall mean (X) in respect of a given Option exercise, the product of (1) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (2) the number of shares as to which the Option was exercised at that date, and (Y) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to the Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during a Participant’s employment by the Company or a subsidiary or affiliate of the Company, or during the one-year period following termination of such employment:

(i) The Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee (associate), employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company or a subsidiary or affiliate of the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate of the Company; (B) induces any customer or supplier of the Company or a subsidiary or affiliate of the Company, with which the Company or a subsidiary or affiliate of the Company has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate of the Company; or (C) induces, or attempts to influence, any associate of or service provider to the Company or a subsidiary or affiliate of the Company to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company and the subsidiaries and affiliates of the Company conduct on any particular date and which third parties may reasonably be deemed to be in competition with the Company or a subsidiary or affiliate of the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate of the Company, any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company, including but not limited to information regarding the Company’s and its subsidiaries’ and affiliates’ current and potential customers, organization, associates, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by the Participant’s breach of this provision), except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, associates, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

(iv) The Participant, alone or in conjunction with another person, (A) interferes with or harms, or attempts to interfere with or harm, the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of the Company or any subsidiary or affiliate of the Company or otherwise had a business relationship with the Company or any subsidiary or affiliate of the Company; or (B) hires, solicits for hire, aids in or facilitates the hire, or causes to be hired, either as an employee, contractor or consultant, any person who is currently employed, or was employed at any time during the six-month period prior thereto, as an employee, contractor or consultant of the Company or any subsidiary or affiliate of the Company.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity set forth in Section 10(b)(i), including but not limited to competition with the Company and its subsidiaries and affiliates. The non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and a Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and Section 10(b).

(d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section 10, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as the Committee may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse Stock split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, including the share limits, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k) and Section 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, Restricted Stock or RSUs granted under the Plan to Participants designated by the Committee as Covered Associates and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Associates and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

(i) if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

(ii) if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

(iii) if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

(iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders of the Company for approval; and provided further, that, without the consent of an affected

Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such actions result in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff. The Company or any subsidiary or affiliate of the Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate of the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. In addition, nothing herein shall prevent the Committee from authorizing the payment in cash of any amounts with respect to forfeited Awards. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Associates and other Awards designated as Awards to Covered Associates subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 7, including the definitions of Covered Associate and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Associate with respect to a fiscal year that has not yet been completed, the term Covered Associate as used herein shall mean only a person designated by the Committee as likely to be a Covered Associate with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(l) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Section 8(c), Section 11(c) and Section 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to “equity” accounting with a measurement date at the date of grant under applicable accounting standards shall not become subject to “liability” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “liability” accounting.

(m) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(n) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(o) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken thereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate of the Company, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate of the Company to terminate any Eligible Person’s or Participant’s employment at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and associates, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(p) Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(q) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved the Plan in accordance with applicable law and stock exchange requirements (such date, the “Effective Date”). Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

ABERCROMBIE & FITCH CO.

P.O. BOX 182168

COLUMBUS, OH 43218

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on June 13, 2018. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Abercrombie & Fitch Co. in mailing proxy materials, you can consent to receiving or accessing all future proxy statements, proxy cards, annual reports and Notices of Internet Availability of Proxy Materials, as applicable, electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically for future meetings.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on June 13, 2018. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and then follow the instructions.

VOTE BY MAIL
If you received a printed copy of the proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E45921-P07267                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ABERCROMBIE & FITCH CO.

A.	Election of Directors

The Board of Directors recommends you vote “FOR” the election of each of the following nominees:			For	Against	Abstain

	1a.	Kerrii B. Anderson	☐	☐	☐

	1b.	James B. Bachmann	☐	☐	☐

	1c.	Bonnie R. Brooks	☐	☐	☐

	1d.	Terry L. Burman	☐	☐	☐

	1e.	Sarah M. Gallagher	☐	☐	☐

	1f.	Michael E. Greenlees	☐	☐	☐

	1g.	Archie M. Griffin	☐	☐	☐

	1h.	Fran Horowitz	☐	☐	☐

	1i.	Charles R. Perrin	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

B. Proposals

The Board of Directors recommends you vote “FOR” the proposals under Items 2, 3 and 4:	For	Against	Abstain

2. Approval of advisory resolution to approve executive compensation.	☐	☐	☐

3. Approval of an amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 2,200,000 additional shares.	☐	☐	☐

4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019.	☐	☐	☐

C. Stockholder Proposal

The Board of Directors recommends you vote “AGAINST” the following proposal:	For	Against	Abstain

5.  Stockholder proposal regarding adoption of a policy regarding accelerated vesting of equity awards of senior executive officers upon a change in control, if the stockholder proposal is properly presented at the Annual Meeting.

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation, partnership or other entity, please sign in full entity name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Abercrombie & Fitch Co. to be Held on June 14, 2018: Letter to Stockholders, Abercrombie & Fitch Co.'s Notice of Annual Meeting of Stockholders and Proxy Statement, and Abercrombie & Fitch Co.'s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 and Appendix Thereto are available at www.proxyvote.com.

E45922-P07267

ABERCROMBIE & FITCH CO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2018

The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the “Company”) hereby constitute(s) and appoint(s) Joanne C. Crevoiserat and Robert E. Bostrom, or either of them, the proxy or proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Thursday, June 14, 2018, at the Company’s offices located at 6301 Fitch Path, New Albany, Ohio 43054, at 10:00 a.m., Eastern Daylight Time, and to vote all of the shares which the undersigned is/are entitled to vote at such Annual Meeting as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such shares with discretionary authority on all other business that may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner you specify. If no specification is made, except in the case of broker non-votes, the persons named herein as proxies will vote “FOR” the election of each of the director nominees listed in Item 1, “FOR” the approval of the advisory resolution to approve executive compensation under Item 2, “FOR” the proposals under Items 3 and 4, “AGAINST” the proposal under Item 5, and in accordance with the recommendations of the Company’s Board of Directors. All proxies previously given or executed by the undersigned are hereby revoked.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

Continued and to be signed and dated on the reverse side